                           Registration No. 333-89032
   As filed with the Securities and Exchange Commission on October 18, 2002.

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                               Amendment No. 3 to
                                    FORM SB-2
             Registration Statement Under the Securities Act of 1933
                                ----------------
                            UNIVERCELL HOLDINGS, INC.
                         (Name of small business issuer)

           FLORIDA                   513340                       11-3331350
(STATE OR OTHER JURISDICTION (PRIMARY NORTH AMERICAN INDUSTRY  (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION) CLASSIFICATION SYSTEM      IDENTIFICATION NO.)
                                    CODE NUMBER)

                            1777 Reisterstown Road
                                   Suite 295
                              Baltimore, MD  21208
                                 (800) 765-2355
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)
                                   ----------
                                  Sean Y. Fulda
                      President and Chief Executive Officer
                            1777 Reisterstown Road
                                   Suite 295
                              Baltimore, MD  21208
                                 (800) 765-2355
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                                   ----------
                                    Copy to:
                             William A. Newman, Esq.
                                McGuireWoods LLP
                         9 West 57th Street, Suite 1620
                            New York, New York 10019
                                 (212) 548-2100
                                   ----------
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time as the selling stockholders may decide.If any of the securities being registered on this form are to be offered on a delayed basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box.
                                ----------------
UNIVERCELL HOLDINGS HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL UNIVERCELL HOLDINGS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

TABLE OF CONTENTS


                                                                         Page

SUMMARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
RISK FACTORS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
SPECIAL NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS . . . . . .  16
RECENT DEVELOPMENTS    . . . . . . . . . . . . . . . . . . . . . . . . .  16
USE OF PROCEEDS    . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
CAPITALIZATION     . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
DIVIDEND POLICY    . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
BUSINESS       . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
OF OPERATIONS    . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
DESCRIPTION OF PROPERTY  . . . . . . . . . . . . . . . . . . . . . . . .  16
CERTAIN MARKET INFORMATION . . . . . . . . . . . . . . . . . . . . . . .  16
MANAGEMENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
EXECUTIVE COMPENSATION   . . . . . . . . . . . . . . . . . . . . . . . .  16
RELATED TRANSACTIONS   . . . . . . . . . . . . . . . . . . . . . . . . .  45
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT . . . . .  47
SELLING SECURITY HOLDERS   . . . . . . . . . . . . . . . . . . . . . . .  48
PLAN OF DISTRIBUTION   . . . . . . . . . . . . . . . . . . . . . . . . .  53
DESCSRIPTION OF SECURITIES   . . . . . . . . . . . . . . . . . . . . . .  16
TRANSFER AGENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
LEGAL MATTERS    . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
EXPERTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
WHERE YOU CAN FIND MORE INFORMATION   . . . . . . . . . . .. . . . . . .  63
INDEX TO FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . .  64
POWERS OF ATTORNEY OF CERTAIN SIGNATURIES  . . . . . . . . . . . . . . .  II-10

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
                SUBJECT TO COMPLETION, DATED OCTOBER 18, 2002

                           UNIVERCELL HOLDINGS, INC.
                                9,932,904 SHARES
                                  COMMON STOCK
                              ($0.0001 PAR VALUE)

     All of the shares of our common stock being offered by this prospectus are being registered for resale by the selling stockholders. These shares include both (i) common stock underlying a total of $650,000 principal amount of convertible debentures due 2004, and (ii) 583,408 shares of common stock that we issued upon the exercise of warrants on August 22, 2002.

     We will not receive any of the proceeds from the sale of common stock by the selling stockholders.

     We believe that the selling stockholders will sell the shares from time to time on the OTCBB, in privately negotiated transactions or in a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or otherwise as described under "Plan of Distribution."

     Our common stock is quoted for trading on the OTCBB under the symbol "UVCL." On September 24, 2002, the closing price of the common stock was $.026 per share.

--------------------------------------------------------------------------------
  BEFORE MAKING ANY INVESTMENT IN OUR SECURITIES, YOU SHOULD READ AND CAREFULLY
     CONSIDER THOSE RISKS DESCRIBED IN THE RISK FACTORS BEGINNING ON PAGE 3.
--------------------------------------------------------------------------------


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              ______________, 2002

                                    SUMMARY

     Our business is providing mobile telephone services to U.S. travelers going overseas. Mobile phone services most commonly used in the U.S. are not compatible with service providers abroad. Therefore, most U.S. travelers cannot use their own mobile phones while overseas. Consequently, most of these travelers simply do without mobile phone access when traveling abroad. We believe that there are many people who travel abroad from the U.S. who would want or may require mobile phone services and they, for the most part, are unable to receive service overseas with their own mobile phones. Thus, we believe there is a market opportunity for our services.

     We currently offer wireless phone, fax, data and Internet communication services to business travelers, leisure travelers and students traveling to over 110 foreign countries. Our services include:

 -     international cellular phone rentals;

 - GSM service (GSM is an acronym for global system mobile communication, a wireless telephone technology which is used extensively in international locations but has not yet gained widespread use in the U.S.);
 -     prepaid international wireless GSM service and sales;
 -     satellite phone rentals and sales; and
 -     high-speed data card rentals and sales.

     Providing mobile telephone services to U.S. travelers abroad is a niche market in its fledgling stage, with little market penetration at present. Our objective is to develop this market and become a leading provider of international mobile phone services to U.S.-based international travelers. We anticipate expanding our product line as we grow, both to adapt to changing technology and to add products which will complement and expand our core business.

     Our principal executive offices are located at 1777 Reisterstown Road, Suite 295, Baltimore, MD 21208 and our telephone number is (800) 765-2355.

     UniverCell Holdings currently has 40,650,504 shares of common stock outstanding. The 9,932,904 shares of common stock being offered by this prospectus represent approximately 20% of the currently-outstanding shares of common stock, after giving effect to the issuance of those shares upon conversion of the convertible debentures. The 40,650,504 shares currently outstanding includes the 583,408 shares we issued on August 22, 2002 upon exercise of all our outstanding warrants.

THE OFFERING

Common stock offered by selling stockholders:
  common stock that we will issue upon conversion
  of convertible debentures  . . . . . . . . . . . . . .     9,349,496 shares

Common stock that we issued upon exercise of warrants
on August 22, 2002   . . . . . . . . . . . . . . . . . .     583,408 shares

Common stock to be outstanding after this offering . . .     50,000,000 shares

Selling stockholders  . . .   These shares of common stock are being registered
                              for  resale  by the selling stockholders, who are:
                              (i) the 19 investors who bought our convertible debentures in the aggregate principal amount of $650,000 in an offering that we conducted in March through May of 2002, and (ii) the holders of a total of 583,408 shares of common stock who on August 22, 2002 exercised warrants to purchase common stock that we issued as part of the compensation we paid to our placement agent in connection with our sale of the convertible debentures.

OTCBB Symbol   . . . . . . .  UVCL

SUMMARY FINANCIAL DATA

     The following table summarizes financial data for our business. You should read the following information in conjunction with the condensed consolidated financial statements and the related financial statement notes appearing elsewhere in this prospectus.

                                                      SIX MONTHS            YEAR ENDED
                                                         ENDED             DECEMBER 31,
CONSOLIDATED STATEMENT OF OPERATIONS DATA:           JUNE 30, 2002    2001               2000
                                                    ---------------  -------------------------
Revenues (net sales) . . . . . . . . . . . . . . .  $      302,386   $   796,505   $   694,618
Income (loss) from operations. . . . . . . . . . .  $      279,076   $  (148,815)  $    83,280
Net (loss) income attributable to common stock
holders. . . . . . . . . . . . . . . . . . . . . .  $      399,193   $  (143,963)  $    85,599
Basic and diluted net (loss) income per share. . .  $         (.01)           --            --
Pro forma basic and diluted net (loss) income per
 share . . . . . . . . . . . . . . . . . . . . . .  $         (.00)  $      (.00)  $       .00
Weighted average basic and diluted shares
 outstanding . . . . . . . . . . . . . . . . . . .      39,734,914    33,286,070    31,140,247

                                                                      AS OF
                                              AS OF               DECEMBER 31,
CONSOLIDATED BALANCE SHEET DATA:          JUNE 30, 2002               2001
                                  ------------------------------  -------------
Cash and cash equivalents. . . .  $                      310,948  $      90,560
Total assets . . . . . . . . . .  $                    1,170,172  $     462,875

Long-term debt . . . . . . . . .  $                      340,872  $          --
                                   (convertible debentures, net)
Stockholders' equity . . . . . .  $                      531,193  $      23,136

                                  RISK FACTORS

     Owning stock in our company entails many risks and uncertainties which you should consider before making your investment decision. We discuss below those risks and uncertainties that we believe to be material to your decision. If any of these risks or uncertainties actually occurs, then a material adverse affect on our business, financial condition or results of operations is likely to result. Furthermore, the market price of our common stock could decrease, perhaps substantially, and you could lose some or all of your investment.

     FACTORS AFFECTING OUR COMMON STOCK
     ----------------------------------

     CONVERSION OF THE CONVERTIBLE DEBENTURES WILL SUBSTANTIALLY DILUTE OUR STOCKHOLDERS' EQUITY.

     As we issue more shares of common stock, the proportion of equity that each share represents will decrease. We will issue a large number of shares on conversion of the convertible debentures. When we issue these new shares it will substantially dilute the equity represented by each existing share of our common stock. The economic value of each share of our common stock will decrease, and the market price of the common stock is also likely to decrease. The debentures convert at a floating rate which is below the prevailing market price of the common stock. The lower the market price of the common stock, the more shares that are issuable upon conversion. If the debenture holders convert a portion of the debentures and the market price of the common stock decreases due to the dilutive effect of this partial conversion, then the remaining unconverted debentures will represent a larger number of shares of common stock, which would cause additional dilution and could further depress the price of our common stock.

     Once we register these shares, the owners of the shares of our common stock that we issue on conversion of the convertible debentures will be able to trade them at any time. If these owners decide to sell their shares immediately, there could be an immediate and significant downward impact on the price of our common stock, as the market will react and adjust to these additional shares.

     The 9,932,904 shares of common stock covered by the registration statement of which this prospectus is a part represent approximately 20% of our common stock currently outstanding. If we issue all of these shares, then we will dilute the equity interest each share of our common stock represents by approximately 20%. Moreover, the number of shares covered by this registration statement may be insufficient to satisfy the conversion rights of all of the convertible debentures or the exercise rights of all the warrants. Further dilution could occur when we authorize and issue additional shares to convert our outstanding convertible debentures or if we issue other securities in future capital financing transactions.

     WE CANNOT DETERMINE THE NUMBER OF SHARES OF OUR COMMON STOCK THAT WE MUST ISSUE ON CONVERSION OF THE CONVERTIBLE DEBENTURES.

     The number of shares of our common stock into which owners of the convertible debentures will convert their debentures depends on a formula, and that formula uses two variables which we will not know until conversion:

-     the market price during a period prior to conversion; and
-     the amount of accrued interest up to the date of conversion.

The "Description of Securities" section of this prospectus describes the formula in detail. The actual conversion date may be the scheduled maturity date of the convertible debentures (two years from the date we issued them) or it may be an earlier date that a debenture holder selects.

     Since the number of shares into which the convertible debentures will be converted depends on both the closing bid price of our common stock at various dates in the future and the amount of accrued interest at various dates in the future, we cannot know as of today how many shares of our common stock we will eventually issue on conversion of the convertible debentures, and there is no upward limit on this number.

     ACCRUED INTEREST ON THE DEBENTURES WILL CONVERT INTO COMMON STOCK. THEREFORE, THE LONGER THE DEBENTURES REMAIN OUTSTANDING, THE MORE SHARES OF COMMON STOCK THAT WE WILL ISSUE UPON CONVERSION.

     Both the principal amount of the debentures (a total of $650,000) and the accrued interest from the date we issued the debentures until the time of conversion will convert into common stock. Interest accrues at an annual rate of 6%. As interest accrues, we will need to issue an increasing number of shares to convert the accrued interest on the debentures, which will have a dilutive effect on the stockholders. Through September 15, 2002, approximately $16,000 in interest has accrued, and if the debentures remain outstanding until their scheduled maturity dates in 2004, a total of approximately $78,000 in interest will accrue.

     THE LOWER THE TRADING PRICE OF OUR COMMON STOCK DURING THE 20 TRADING DAYS PRIOR TO CONVERSION, THE MORE SHARES THAT WE MUST ISSUE ON CONVERSION OF THE CONVERTIBLE DEBENTURES.

     The number of shares of common stock that we will issue when the debentures are converted fluctuates, based on a formula that provides a 20% discount below the prevailing market price of the common stock. We describe the conversion formula in detail under the "Description of Securities - Convertible Debentures" section of this prospectus.

     We must issue a minimum of approximately 1,529,000 shares of our common stock (which represents approximately 3.6% of the then-outstanding shares of our common stock, assuming that we do not issue any other shares in any other transaction), assuming the conversion of all debentures at maturity and that the closing price of our common stock for the 20 days prior to conversion is substantially higher than its recent closing price, which since the second quarter of 2002 has been under $0.10. If before maturity owners believe the stock's price is trending upwards, they are likely to convert since they receive more shares at a lower conversion price than at a higher price.

     The following table illustrates the number of shares that we must issue on conversion of the convertible debentures at various closing prices, using the closing price of the common stock on July 1, 2002 ($0.09 per share) and prices that are 25%, 50% and 75% below that price, assuming all conversions occur at maturity, as well as the percentage of our common stock represented by these shares (assuming that we do not issue any other shares in any other transaction):

                                       AMOUNT TO BE                         PERCENTAGE OF
                                         CONVERTED      NUMBER OF SHARES     COMMON STOCK
LOWEST CLOSING PRICE                  (PRINCIPAL PLUS   OF COMMON STOCK     REPRESENTED BY
FOR 20 TRADING DAYS                       ACCRUED        ISSUABLE UPON    CONVERSION SHARES
 PRIOR TO MATURITY                       INTEREST)         CONVERSION         (ROUNDED)
-----------------------------------  -----------------  ----------------  ------------------

                                     $            0.09
(Closing Price as of
July 1, 2002)                        $         728,000        11,555,555               22.1%
-----------------------------------  -----------------  ----------------  ------------------
                                     $          0.0675
(75% of  July 1, 2002
 Closing Price)                      $         728,000        15,407,407               27.5%
-----------------------------------  -----------------  ----------------  ------------------
                                     $           0.045
(50% of July 1, 2002 Closing Price)  $         728,000        23,111,111               36.2%
-----------------------------------  -----------------  ----------------  ------------------
                                     $          0.0225
(25% of July 1, 2002
 Closing Price)                      $         728,000        46,222,222               53.2%
-----------------------------------  -----------------  ----------------  ------------------

     BECAUSE OF THE NUMBER OF SHARES OF COMMON STOCK THAT WE COULD BECOME OBLIGATED TO ISSUE ON CONVERSION OF THE CONVERTIBLE DEBENTURES, WE MAY HAVE TO INCREASE OUR AUTHORIZED CAPITAL AND FILE SUBSEQUENT REGISTRATION STATEMENTS.

     The registration statement of which this prospectus is a part registers 9,932,904 shares of common stock. This number represents the 50,000,000 shares that we are authorized to issue less the 40,067,096 of our shares that were issued and outstanding prior to the exercise of warrants on August 22, 2002, pursuant to which we issued 583,408 shares of common stock. Of the 9,932,904 shares being registered, 583,408 are those that we issued when the warrant holders exercised their warrants and the remaining 9,349,496 are allocated for issuance to the holders of the convertible debentures when their debentures convert. As illustrated by the above table, however, 9,349,496 shares may be insufficient to satisfy the number of shares to be issued on conversion of the debentures.

     If at the time of conversion the number of shares to be issued exceeds 9,349,496, then our agreements with the debenture holders in effect obligate us to amend our certificate of incorporation to increase our authorized capital to make available the additional shares of our common stock issuable upon conversion. This will require additional authorization by our board of directors and our stockholders to approve these steps. We may need to call a special meeting of stockholders to obtain this approval, to prepare and mail a proxy statement and to take other steps that may be costly. Also, we will be required to file one or more additional registration statements for these newly authorized shares. Registration may also be costly. The fees and expenses we incur could materially adversely affect our results of operation and financial performance.

     If we fail to promptly act to increase our authorized capital and file additional registration statements, we may also become subject to certain liquidated damages payable to the holders of the convertible debentures.

     THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE CONVERTIBLE DEBENTURES COULD CAUSE A CHANGE IN CONTROL.

     As illustrated in the table above, if the trading price of our common stock falls to approximately $0.03 per share, then the common stock underlying the convertible debentures would represent over 50% of the common stock outstanding. If the holders of the convertible debentures were then to act collectively, or if one person were then to acquire the convertible debentures from all of the holders, then the holders could convert their convertible debentures into common stock, elect a new board of directors, vote for or against any matter coming before the stockholders and would generally have control of UniverCell Holdings. Action taken after any such change of control could be adverse to the interests of the existing stockholders.

     IF HOLDERS OF THE CONVERTIBLE DEBENTURES EXERT DOWNWARD PRESSURE ON THE MARKET FOR OUR COMMON STOCK, THEN THE NUMBER OF SHARES REPRESENTED BY THE CONVERTIBLE DEBENTURES COULD INCREASE.

     Because more shares will be issuable upon conversion of the convertible debentures when the common stock is trading at a lower price, the holders of the convertible debentures have an incentive to keep the trading price low. To keep the price low, they might convert some of their convertible debentures, resulting in the issuance of additional shares of common stock into the marketplace, or sell our common stock in short transactions, or a combination of both.

     In a short selling transaction, a person agrees to sell shares in the future and a buyer agrees to purchase shares from the seller at a fixed future price. The short seller is essentially predicting that the price of the stock will be lower when the future sale occurs. This may suppress the trading price of the stock because the market will perceive short selling as a lack of confidence in the value of the stock, since the short seller will only make money on the sale if he or she can buy the stock for a lower price than the agreed short sale price.

     Furthermore, because investors may perceive that UniverCell Holdings may be issuing additional shares due to the conversion of the convertible debentures, the market price of our common stock may not rise when it otherwise might. This perception might hinder our ability to raise capital.

     FUTURE SALES OF COMMON STOCK OR OTHER EQUITY SECURITIES COULD ADVERSELY AFFECT OUR STOCK PRICE AND DILUTE OUR STOCKHOLDERS' INTEREST.

     We may issue additional capital stock separately from the issuance of common stock upon conversion of the convertible debentures. We may do this in future financing transactions, in future acquisitions or as incentive compensation for our executives and other personnel, consultants, and advisors. Issuing any equity securities would be dilutive to the equity interests represented by our then-outstanding shares of common stock. The market price for our common stock could decrease as the market takes into account the dilutive effect of any of these issuances.

     OUR COMMON STOCK IS SUBJECT TO PENNY STOCK RULES WHICH RESTRICT INVESTMENT BY CERTAIN TYPES OF INVESTORS AND IMPOSE COMPLIANCE REQUIREMENTS ON BROKERS. THIS COULD DETER BROKERS FROM TRADING OUR SHARES AND SUPPRESS THE TRADING PRICE OF OUR STOCK.

     The Securities Exchange Act of 1934 subjects broker-dealers trading our common stock to certain special compliance requirements. Brokers may not want to incur the burdens of engaging in these trades. If so, this will limit the market for our common stock.

     A penny stock is subject to rules that require securities broker-dealers, before carrying out transactions in any penny stock:

- to deliver a disclosure document to the customer describing the risks of penny stocks, and get a written receipt for that document, before selling penny stocks to that customer;
-    to disclose price information about the stock;
- to disclose the compensation received by the broker-dealer or any associated person of the broker-dealer; and
- to send monthly statements to customers with market and price information about the penny stock.

     Our common stock will also be subject to a rule which requires the broker-dealer, in some circumstances, to:

- approve the penny stock purchaser's account under standards specified in the rule; and
- deliver written statements to the customer with information specified in the rule.

     These rules will remain in effect for the foreseeable future. Our stock will be considered a penny stock under applicable SEC rules unless and until:

-    the shares reach a price of at least $5.00 per share;
- we meet the financial size and volume levels for our common stock not to be considered a penny stock; or
- we register the shares on a national securities exchange or list the shares for quotation on the NASDAQ Stock Market.

     Because broker-dealers may find penny stock rule compliance cumbersome and time-consuming, they may not wish to trade our common stock. These restrictions may also have the effect of suppressing the price of our common stock on the secondary market because fewer people will be qualified to purchase our stock than in an unrestricted market.

     SEAN Y. FULDA, OUR CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER, CONTROLS THE MAJORITY OF OUR COMMON STOCK. MR. FULDA'S INTERESTS MAY CONFLICT WITH THOSE OF OTHER STOCKHOLDERS.

     The interests of our management could conflict with the interests of our other stockholders. Sean Y. Fulda, our chairman of the board, chief executive officer, president, and principal financial officer beneficially owns approximately 69% of our outstanding common stock. Accordingly, he has the power to control the election of all of our directors and to approve actions for which stockholder approval is required. As a result, other holders of our common stock may not be able to exercise their rights effectively.

     WE HAVE NO INDEPENDENT DIRECTORS, AND OUR DIRECTORS HAVE SUBSTANTIAL DISCRETION IN MANAGING OUR BUSINESS.

     Our board of directors is currently comprised of Sean Y. Fulda, his father, Michael D. Fulda, and David M. Friedman. Michael D. Fulda and David M. Friedman became directors effective June 15, 2002. In addition to being Sean Y. Fulda's father, Michael D. Fulda beneficially owns approximately 3% of our outstanding common stock, and David M. Friedman beneficially owns approximately 4% of our common stock. Accordingly, there are no independent directors at present.

     Our board's actions are subject to the directors' exercise of proper fiduciary duty to our stockholders. However, certain actions which some stockholders may view as contrary to their interests may be fully permissible in the exercise of our board's business judgment. Moreover, Florida corporate law contains general standards for directors provisions which allow directors to consider factors that the directors deem relevant when deciding what is in the best interests of the company. These factors include the long term prospects and interests of the company and its stockholders, as well as the socio-economic impact of the company's actions on the company, its employees, stockholders, suppliers, customers, the community in which the company operates and the economy in general. Accordingly, our directors have considerable discretion, and are allowed to consider factors other than the best interests of the stockholders in exercising this discretion.

     WE MAY ENGAGE IN TRANSACTIONS WITH SEAN Y. FULDA AND OTHER RELATED PARTIES.

     We have engaged in transactions with certain related parties. For example, David M. Friedman, who owns approximately 4% of our outstanding common stock and now a director, and Nicole N. Fulda, the sister of Sean Y. Fulda, our chairman and chief executive officer, have each received stock as compensation for advisory services performed on our behalf in 2001. We have also used an advertising agency that is owned by Sean Y. Fulda to place advertisements for us. These transactions are described in more detail in the "Related Transactions" section of this prospectus. Although we believe that these transactions were on reasonable terms, third parties may not agree.

     Our board has discretion to authorize transactions with related parties, such as Sean Y. Fulda. Although these or future transactions may constitute interested transactions as described in the risk factor below captioned "Florida's antitakeover law may prevent or delay a person from acquiring us, which may be adverse to the stockholders' interests," we may nevertheless continue to engage in transactions from time-to-time with related parties.

     FLORIDA'S ANTITAKEOVER LAW MAY PREVENT OR DELAY A PERSON FROM ACQUIRING US, WHICH COULD PREVENT US FROM ENGAGING IN A TRANSACTION THAT WOULD BENEFIT OUR STOCKHOLDERS.

     UniverCell Holdings is subject to antitakeover provisions under Florida corporate law. These provisions limit the ability of persons who hold shares with voting power of one-fifth or more of our common stock to acquire additional shares of stock or to vote those shares unless the board of directors gives its prior approval of the acquisition or the holders of a majority of the company's voting shares, excluding interested stockholders' shares, approve the granting of voting rights to the acquiring party. These provisions could discourage a buyer of common stock because the buyer would not want to risk losing voting power.

     Florida law also prohibits a publicly-held Florida corporation from engaging in a broad range of business combinations or other extraordinary corporate transactions with an interested stockholder who beneficially owns more than 10% of a company's voting shares. An interested stockholder transaction is permissible if:

- a majority of disinterested directors approve the transaction before the person becomes an interested stockholder;
- the corporation has not had more than 300 stockholders of record during the past three years;
- the interested stockholder has owned at least 80% of the corporation's outstanding voting shares for at least five years;
- the interested stockholder is the beneficial owner of at least 90% of the voting shares, excluding shares acquired directly from the corporation in a transaction that the disinterested directors did not approve;
- the corporation's stockholders receive consideration that is equal to the highest amount per share calculated under a complex formula, and other specified conditions are met; or
- the holders of two-thirds of the corporation's voting shares, other than those owned by the interested stockholder, approve the transaction.

     One possible effect of these provisions is that our board of directors might not approve a business combination transaction that is or could be advantageous to the stockholders. These provisions could therefore materially adversely affect the value of the common stock, as the board of directors could defeat a takeover attempt.

     OUR MARKET PRICE AND TRADING VOLUME MAY FLUCTUATE AND BE VOLATILE.

     Since we began operating our current business on December 14, 2001 through the end of the second quarter of 2002, the trading price of our common stock on the OTCBB has fluctuated significantly, with a high closing price of $0.91 on December 18, 2001 and a low of $0.10 on June 28, 2002. Our common stock has more recently been trading at prices less than $0.10. You should expect our market price to continue to fluctuate. These fluctuations may be as a result of our own performance, or of the performance of our industry or the economy in general. In particular, we expect price and volume fluctuations when we make public announcements of our initiatives, when developments relating to our competitors are publicly disclosed, when we release our quarterly and annual financial results and when events occur which may impact international travel by U.S. persons. These factors, as well as general economic conditions over which we have no control (such as recessions or high interest rates), may adversely affect the market price of our common stock.

     Furthermore, as a result of the sale of shares of common stock by the holders of convertible debentures we will issue when we convert these debentures and the shares we issued on exercise of the warrants, there may be wide fluctuations in trading volume of our common stock. These fluctuations may cause our trading price to fall, as the market will need to absorb the extra selling volume of our common stock.

     FACTORS AFFECTING OUR BUSINESS
     ------------------------------

     WE ONLY HAVE A TWO-YEAR OPERATING HISTORY, AND THIS MAY BE AN INSUFFICIENT BASIS TO EVALUATE OUR BUSINESS PROSPECTS AND MANAGEMENT ABILITIES.

     We have only been operating our current business since 2000, and our strategy involves a number of substantial new initiatives. Our business and market is novel, and we cannot be certain that we will succeed in gaining market acceptance of our products in the marketplace.

     Because we only have two years of operating history, this may be too short a period for trends in our performance to become evident. For example, our revenues to date have been modest. Our net sales were approximately $695,000 in 2000 and $797,000 in 2001. We had gross profits of approximately $328,000 in 2000 and $410,000 in 2001. Our net income was approximately $86,000 in 2000, and we had a net loss of approximately $144,000 in 2001. This data may not be an adequate basis for an investor to make any meaningful conclusions about our past performance and our ability to generate revenues going forward. Similarly, our management may have difficulty in assessing our performance and identifying trends to plan and manage our business.

     Moreover, our management team has been managing our operations only since 2000, and our current management has limited experience in financial management, budgeting, administration, marketing, investor relations and other aspects of our business. Our current management may not be able to deal with these issues effectively, or we may not be able to recruit additional management personnel.

     WE HAVE BEGUN TO IMPLEMENT A GROWTH STRATEGY THAT WILL INCREASE OUR EXPENSES. WE MAY NOT HAVE SUFFICIENT FUNDS OR ACCESS TO CAPITAL FINANCING TO ACHIEVE OUR GROWTH STRATEGY.

     Our business strategy requires capital to improve our internal management and operations infrastructure, expand our marketing efforts and enhance our technological capabilities. By following the strategy, we expect to incur operating expenses of approximately $800,000 for fiscal year 2002, and we have budgeted for operating expenses of $1,400,000 for fiscal year 2003. Our business strategy also calls for us to make strategic acquisitions of other companies in our market or in complementary markets and we will incur additional costs to pursue these acquisitions.

     We may not be able to generate sufficient revenues from operations to pay for our expected increased expenditures. If so, we will seek outside sources of funding. Our estimates of operating expenses also may be low, and if so we will require additional funding sooner than we currently anticipate. We may also require additional funds to take advantage of development opportunities or meet unanticipated contingencies.

     Our current plan for obtaining outside sources of funding is to seek private investment in the form of equity or debt. We have had preliminary discussions with several prospective investors but have not reached any terms or received any investment commitment. While we have no current agreement to do so, we may engage a finder to assist us in attracting future financing, and finder fees could reduce our net proceeds from this future financing.

     We are seeking approximately $5,000,000 in additional investment financing, which we estimate will be adequate to implement our aggressive growth strategy for the next three years. If we are not able to obtain required future financing it would be likely to have a materially adverse effect on our business. For example, we will be unable to implement our aggressive plan for growth, and we may have to reduce our operating expenses. We may also have to scale-back or abandon initiatives we have begun or which we begin in the future. If we are unable to attract any additional financing, we will be unable to institute our growth strategy, and we will need to rely on our own revenues to fund our operations. As a result, we may decide to reduce or suspend our operations, seek a merger partner or sell some or substantially all of our assets.

     WE MAY INCUR INDEBTEDNESS TO FUND OUR CAPITAL REQUIREMENTS. THE TERMS OF THIS INDEBTEDNESS MAY IMPOSE RESTRICTIONS ON OUR OPERATIONS OR LIENS ON OUR ASSETS.

     In the future, we may incur indebtedness other than the convertible debentures, and this indebtedness may also be convertible into equity. If it were, then it might be dilutive to the equity interests of the common stock holders. The terms of future indebtedness, might also impose restrictions on us, including limits on payments of dividends and restrictions on certain corporate transactions. Although we have had preliminary discussions with several prospective investors, we have not agreed to any proposed financing terms or obtained any financing commitment. We cannot predict the amount, timing or terms of any future financing, or whether we will be able to obtain future financing at all.

     Our ability to make scheduled debt payments, to comply with our debt covenants and to refinance our debt will depend upon our future financial and operating performance. We may have insufficient cash flow from operations and other capital resources to service our debt in the future. If so, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. If these events occur, it would have a material adverse effect on our business and results of operations, and may cause us to seek bankruptcy protection or to liquidate, in which case our common stock holders may not receive any return on their investment.

     WE DEPEND ON OUR RELATIONSHIPS WITH STRATEGIC CORPORATE PARTNERS TO MARKET OUR PRODUCTS AND SERVICES.

     We rely significantly on our travel industry referral program participants to provide customer referrals to us. We estimate that our corporate partners have referred approximately 40% to 50% of our customers to us. Most of our referral program relationships have been with independent travel agents. The travel agency business is in the midst of change and consolidation. Internet-based and other methods of booking travel have taken a significant share of the travel market away from travel agents. Fewer people may book travel through traditional travel agencies, thus reducing the agencies' value to us as sources of customers.

     To make up for this anticipated decrease in sales through travel agent referrals, we desire to expand our network of corporate partners. If we do not expand our network, we will rely more heavily on advertising to our target market segments and direct sales. These approaches may be less successful than our corporate partnering efforts. These approaches may also require us to pay more to acquire customers. These additional costs may materially decrease our profit margins.

     We recently entered into an agreement to become the exclusive overseas mobile phone rental referral partner for Avis Rent-A-Car starting on or about August 1, 2002. We incurred expenses to prepare for new business we anticipate Avis will generate for us. If our relationship with Avis does not generate a significant amount of revenue for us, we may not cover our expenses.

     WE DEPEND ON KEY SUPPLIERS FOR AIRTIME AND TELEPHONE EQUIPMENT. THESE SUPPLIERS MAY DISCONTINUE SERVING US.

     We have two carriers for overseas airtime use: Cellcom Israel Ltd. for Israel, and Orange, based in the United Kingdom, for all other countries currently served by us. If our airtime carriers cease providing service to us, we will have to negotiate with other airtime carriers. We may not be able to locate a substitute airtime carrier to ensure uninterrupted service to our customers, or at the same cost as our current carriers, if at all.

     Our agreement with Cellcom expired in August 2002 and is now on a month-to-month basis. We do not have any overriding agreement with Orange governing all of our phone lines for any specific length of time or minimum amount of service commitment. Rather, each time we order a new phone line we agree to a twelve-month term and certain minimum monthly charges, which relates to that particular phone line only. When the initial twelve-month term ends, it is automatically extended unless and until either party gives prior notice of termination to the other party. Orange may immediately terminate our contract as to any one or more phone lines for various reasons, such as nonpayment or our violation of Orange's terms and conditions.

     Additionally, except for Israel, we rely on Orange's internal customer service capabilities, licensing, affiliate network and cooperation agreements with other local carriers to provide cellular service to the countries where we make our services available. We may not be able to provide services to our customers in certain countries, unless we negotiate separate agreements with local carriers in those countries if:

-     Orange's relationships with these other parties is terminated; or
- the charges to Orange (which in turn would be passed on to us) substantially increase.

     We do not design or manufacture any cell phones or equipment, and we do not plan to engage in that business. We have an arrangement with Orange to provide our cell phones and related equipment at what we believe to be minimal cost. Orange is not, however, under any long-term obligation to continue to provide this equipment to us on such terms. If Orange stops providing its services to us, or if Orange increases its equipment charges and we were unable to negotiate an alternative source for our needed equipment at comparable prices to those we have historically paid, our gross profit will decrease and our net income could be diminished.

     THE DEPARTURE OF MANAGEMENT OR OTHER KEY PERSONNEL WOULD IMPAIR OUR ABILITY TO OPERATE OUR BUSINESS EFFECTIVELY.

     Currently, we have eleven employees: Sean Y. Fulda, Laura Stuart, office manager, Azi Rosenblum, vice president for business development, Raphael Aron, a salesperson and seven customer service representatives and administrative support personnel. The departure of any of these employees, but in particular Mr. Fulda, may have an immediate and substantial adverse effect on our ability to conduct our business.

     IF WE CANNOT ATTRACT AND RETAIN KEY PERSONNEL, THEN OUR GROWTH WOULD BE LIMITED AND OUR BUSINESS COULD SUFFER.

     Because our business is small and new, it presents risks to potential employees. Therefore, we may not be able to hire or retain the necessary personnel to implement our business strategy, or we may need to pay higher compensation for employees than we currently expect to pay. Because we have no unissued shares of common stock that are not reserved for issuance, we are currently unable to offer equity compensation to employees or prospective employees. This may increase the cash compensation that we are required to pay to attract and retain employees. If we cannot attract and retain key personnel, our growth will be limited.

     IF OUR BUSINESS GROWS TOO RAPIDLY, THEN WE MIGHT NOT BE ABLE TO MANAGE OUR GROWTH.

     If we are able to complete certain strategic acquisitions or develop major corporate partner relationships, then our business could grow rapidly. For us to manage this growth effectively, we will need to expand and enhance our operating facilities. For example, we may need to expand our telephone call center to accommodate increased inquiries and orders, expand our equipment processing and shipping capacity and enhance our financial and inventory controls. If we fail to do so there may be a material adverse effect on our business and results of operations.

     FUTURE CORPORATE ACQUISITIONS MAY STRAIN OUR MANAGEMENT AND FINANCIAL RESOURCES AND MAY INVOLVE INTEGRATION ISSUES THAT COULD ADVERSELY AFFECT OUR OPERATIONS.

     If we complete an acquisition, we may be required to pay cash, issue equity, incur indebtedness or earmark a portion of future earnings as consideration for the acquisition. We may also be required to assume or satisfy indebtedness or liabilities of the acquired entity. Further, we may experience problems integrating the acquired businesses, operations and personnel into ours. Once integrated, acquired operations may not achieve profitability, or anticipated economies of scale or other synergies may not materialize. This could result in a material adverse effect on our business and results of operations, either in an individual instance or taken as a whole with other acquisitions or other circumstances.

     Our growth strategy relies in part on our making strategic acquisitions with appropriate companies, such as competitors with whom we believe we can achieve synergies and operational economies. We may not be able to successfully identify, plan, negotiate or complete any such acquisitions.

     The cost of pursuing an acquisition, in terms of both money and the efforts of management, can be high, whether or not an acquisition is actually completed. For example, we expect to incur legal fees and accounting fees for necessary due diligence, corporate approval processes, SEC disclosure requirements and other transaction fees.

     UNKNOWN OR CONTINGENT LIABILITIES MAY ARISE FROM CORPORATE TRANSACTIONS. THESE LIABILITIES MAY BE SIGNIFICANT, AND WE MAY NOT HAVE EFFECTIVE REMEDIES TO AVOID THEM.

     We are subject to the liabilities of our predecessor business, which is unrelated to our current business. We may have insufficient legal remedies in the event that any assumed liabilities materialize from that transaction. The nature and magnitude of any such liabilities may have a material adverse effect on our financial performance and results of operation.

     Specifically, in December 2001 we completed a reverse merger of our business into a publicly held inactive corporation. We achieved this merger by way of a share exchange transaction, which we describe in the "Business" section of this prospectus under the caption "Corporate Structure and Background." As part of this exchange transaction, the predecessor of UniverCell Holdings and its principal stockholder and chief executive officer, made certain representations and warranties to us. These included representations and warranties to the effect that our predecessor was not the subject of any legal proceedings which would have a material adverse effect on it, that it was not bound by any material agreement or commitment (including an employment or similar type of agreement), that it had good title to its assets and had no notice of a third party claim for infringement or similar assertion of rights contrary to it, and that it was not party to any material transaction with its principal stockholders.

     We believed, and we continue to believe, that these representations and warranties were correct when made. Nevertheless, liabilities or obligations of our predecessor may exist, and we may have inherited these liabilities in the exchange transaction. If so, we may be forced to institute legal action against our predecessor's former principal stockholder and chief executive officer in order to satisfy our claims for breach of the representations and warranties under the share exchange agreement. This may be costly, and we may not be successful in any such legal proceedings.

     Future acquisitions may also require that we assume undisclosed liabilities. These liabilities or obligations may negatively affect us, and we may not have adequate remedies under the transaction agreements or under applicable law to make us and our stockholders whole should any such liability or obligation arise or become known.

     FACTORS AFFECTING THE TELECOMMUNICATIONS AND MOBILE TELEPHONY INDUSTRIES
     ------------------------------------------------------------------------

     GROWTH OF THE CELLULAR PHONE AND MOBILE TELEPHONY MARKETS MAY NOT CONTINUE AT RECENT RATES, AND WE MAY NOT BE ABLE TO INCREASE OR MAINTAIN OUR REVENUE.

     The market for cellular communications products and services has grown substantially in recent years, but that growth may not continue at the same rate. Peak U.S. market penetration may have already occurred. In addition, the overseas mobile phone rental market is a relatively new market, and we are not certain as to how we can profit and grow within that market. Expansion of GSM use in the U.S. will enable more U.S. consumers to be able to make and receive calls while overseas on their own mobile phones, thereby reducing our potential market for phone rentals. If we are unable to offer products that would appeal to these consumers, such as SIM chips, our market will likely shrink, which may reduce our sales and profits, if any.

     INTENSE COMPETITION IN THE CELLULAR AND MOBILE TELEPHONY INDUSTRY COULD PREVENT US FROM INCREASING OUR SALES OR ACHIEVING PROFITABILITY.

     The overseas mobile telephone rental market, and the cellular communications industry in general, is highly competitive. Competitive factors include:

    -     price;
    -     customer service;
    -     geographic coverage; and
    -     access to customers through marketing.

     Other companies offer products and services similar to ours. Additional companies may decide to enter our market and compete with us. These competitors may compete with us on the basis of one or all of the foregoing factors, among others. If our competitors are able to offer superior services, cheaper prices or broader coverage, or are better able to reach our target market, then we may lose customers and experience poor financial results. Competition may cause us to choose to, or be forced to, discontinue our business and liquidate our properties.

     Our existing and potential competitors may be larger companies that have substantially greater resources than we do, which puts us at a competitive disadvantage. These resources include financial resources (such as profits from operations, cash-on-hand and access to capital), experienced management, established infrastructures (such as supply source and distribution channels, internal controls and technical and operations capabilities) and marketing advantages (such as established customer base, access to customers through existing relationships, brand recognition and goodwill). We may be unable to compete effectively with these companies, and as a result, we may choose or be forced to liquidate our business.

     We compete directly with three mid-size companies and numerous other small U.S.-based companies which offer short-term, portable overseas phone rental services. We do not believe that any of our current direct competitors is publicly held, and therefore these competitors do not have the same public disclosure requirements as we do. Our competitors may use our public disclosures to identify our strategies and use that information to compete with us. These competitors do not face the same level of investor accountability that we face and do not have the type of securities regulatory compliance expenses that we have.

     Further, U.S.-based telephone carriers may decide to compete with us. There are relatively few barriers to entry to our overseas phone rental business, and we have no proprietary intellectual property that could preclude new competition. A U.S. carrier with broad retail networks may decide to offer overseas phone rentals directly to U.S. consumers. Consumers may find this approach more appealing than our primary method of distribution by overnight courier. We may be forced to expand our distribution methods or other services to continue to attract customers in the face of increased competition, which will likely cause us to incur increased costs.

     In addition to U.S.-based competitors, we may compete with regional and national cellular service companies internationally. For example, in some countries, regional and national cellular service companies with local phone centers abroad may offer short-term prepaid phones for local use. These companies have substantially more experience and greater financial, technical and other resources than we do. They also are more likely to have an existing marketing infrastructure that could give them better access to customers than we have. For example, these overseas competitors may have retail outlets that they can use to distribute phones to travelers.

     PRICES FOR OVERSEAS MOBILE PHONE SERVICES MAY DECREASE. THIS WOULD AFFECT OUR ABILITY TO COMPETE BASED ON PRICE AND WOULD PROBABLY DECREASE THE DESIRABILITY OF OUR SERVICES TO INTERNATIONAL TRAVELERS.

     In the mobile telephony industry, carriers often reduce their prices to compete and gain or retain their market share. Overseas carriers may reduce their prices to levels that make it cost-effective for a U.S. person to buy a phone locally while abroad and pay local airtime charges where they are traveling instead of renting a phone from us and paying our airtime charges. Furthermore, U.S. carriers offering GSM compatibility for overseas use may decrease their overseas airtime charges to levels which will undercut our ability to compete on a cost-basis. If the price of cellular service decreases, then our profitability may also decrease, particularly if international roaming rates charged by U.S. based GSM carriers decrease substantially.

     WE MUST KEEP PACE WITH THE RAPID TECHNOLOGY DEVELOPMENT CHANGES IN OUR INDUSTRY TO GROW AND SUSTAIN OUR BUSINESS AND AVOID BECOMING OBSOLETE.

     The telecommunications industry is characterized by rapidly changing technology, evolving industry standards, emerging competition and frequent product innovations. There are many wireless technologies currently under development in the marketplace. For example, voice and data communication through the Internet may substantially impact the telecommunications industry in the near future. Applications of this or other technology may pose competitive and technical challenges to us. Our future success will depend largely on our ability to:

-     offer services that incorporate leading technologies;
- address the increasingly sophisticated and varied needs of our current and prospective customers;
- respond to technological advances and emerging industry standards on a timely and cost-effective basis; and
- continue offering services that are compatible with products and services of other vendors.

     We may be unable to negotiate access to third party proprietary technology on attractive terms, if at all. For example, we anticipate offering SIM cards to overseas travelers to use with multi-band phones which U.S. consumers now have or may obtain in the future. We will need to negotiate with local carriers to buy SIM cards at cost-effective rates whereby they will be priced attractively to our customers while still affording us an opportunity to make a margin over our cost. We may also face substantial equipment costs to maintain state-of-the-art equipment, and our existing equipment could become obsolete.
If we are unable to react to technological innovation by continuing to offer products of interest to our target markets on a cost-effective basis, our products and services will become obsolete, and we may be forced to cease our business.

     FACTORS AFFECTING OUR MARKET
     ----------------------------

     OUR BUSINESS IS DEPENDENT ON U.S. MOBILE PHONE CARRIERS' INABILITY TO PROVIDE SERVICE TO THEIR CLIENTS FOR OVERSEAS USE AT REASONABLE RATES.

     A primary assumption underlying our business strategy is that most U.S.-based mobile phones will not function overseas. Even when a U.S. consumer has GSM service, his or her phone will often not be usable overseas because the phone will be set at U.S. standard bandwidth, which differs from that used abroad. Further, as GSM use expands in the U.S. and consumers adopt multi-band phones in greater numbers, we also assume that we will be able to compete on a price basis with overseas roaming charges imposed by U.S. GSM carriers, as compared to SIM chips we plan to offer. To the extent that these assumptions are invalid or do not come to pass, our potential market may be significantly smaller than we project.

     OUR BUSINESS IS DEPENDENT ON SUBSTANTIAL NUMBERS OF PERSONS FROM THE U.S. TRAVELING ABROAD.

     At the core of our business strategy is the assumption that substantial numbers of people will travel from the U.S. overseas, and that such persons will want the convenience and security of having a mobile phone available during their trip. If travel from the U.S. abroad decreases, so will our potential market. Hostilities abroad and domestically, and in particular after the September 11, 2001 attacks, have had a dampening effect on international travel. For instance, we experienced a large number of cancelled orders immediately following September 11, 2001 and relatively few new orders in the following weeks, as compared to the same period in 2000. We attribute this phenomenon principally to decreased travel from the U.S. overseas as a result of the events of September 11. Poor economic conditions also affect international travel, in particular with leisure travelers, but also with business travelers who may be subject to cost-cutting initiatives that curtail overseas travel. If U.S. travel abroad decreases and we are unable to grow our business to encompass a greater percentage of those people who do travel overseas, then we will likely experience reduced revenues.

     MOST OF OUR CUSTOMERS ARE TRAVELERS FROM THE U.S. TO WESTERN EUROPE AND ISRAEL, AND IF WE DO NOT DIVERSIFY OUR CUSTOMER BASE, WE RISK SUBSTANTIAL LOSS OF REVENUE IF TRAVEL TO THESE REGIONS DECREASES SIGNIFICANTLY.

     If events occur which reduce the number of U.S.-based travelers going to certain regions where our business is concentrated, then our business may suffer. Approximately 60% of our revenues for 2001 were attributable to travelers to the following five countries: England, France, Germany, Italy and Spain. Approximately 20% of our revenues for 2001 derived from travelers to Israel. The remaining revenue was derived from customers traveling to other countries and other regions, such as Eastern Europe, Asia, and Central and South America. Due to our perceived fall-off in travel from the U.S. to Israel due to hostilities in Israel and our de-emphasis of marketing towards customers traveling to Israel, we expect revenues derived from travelers to Israel to be less than 20% of our total revenues in 2002.

     We must diversify our geographic base of travel so that we can avoid being vulnerable to losing a significant portion of our revenues because of a fall-off in travel to a specific destination. For example, violence in Israel will probably decrease the number of travelers from the U.S. to Israel for the immediate future. Because our initial customer base was travelers from the U.S. to Israel and we have in the past courted these travelers through advertising in publications targeting the Jewish population, we have had disproportionate revenues from travelers to Israel as compared to travelers to other destinations. We expect that our percentage of revenues derived from travelers to Israel will decrease as we increase advertising to broader segments of the travel market, thereby reaching potential customers traveling from the U.S. to other destinations. We may also engage in advertising directed at additional specific ethnic markets as a means to increase our sales and the breadth of our geographic reach.

     If we are unable to diversify the segments of travel of our customer base, we will be vulnerable to changes in travel patterns negatively impacting our core destinations. This may materially adversely affect our financial performance, particularly if changes in travel to our core destinations are due to shifts in travel preferences rather than reactions to specific events which may only be temporary.

        SPECIAL NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

     Some statements in this prospectus under the caption "Risk Factors," and elsewhere may constitute forward-looking statements within the meaning of federal securities laws. Forward-looking statements are based on our management's beliefs, assumptions, and expectations of our future economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Some of the important factors that could cause our actual results, performance or financial condition to differ materially from our expectations are discussed in "Risk Factors" and in our filings with SEC.

     When used in our documents or presentations, the words "anticipate," "estimate," "expect," "objective," "projection," "forecast," "goal" or similar words are intended to identify forward-looking statements. We qualify any such forward-looking statements entirely by these cautionary factors.

                               RECENT DEVELOPMENTS

     We reported our results of operations for the year ended December 31, 2001 on our Annual Report on SEC Form 10-KSB, filed April 16, 2002 and we reported our results of operations for the six months ended June 30, 2002 on our Quarterly Report on SEC Form 10-QSB, filed September 10, 2002. The following discussion reiterates certain information contained in these reports, and also describes certain additional developments which occurred subsequent to June 30, 2002 and which may be material to the existing and prospective stockholders of UniverCell Holdings.

     ISSUANCES OF SECURITIES
     -----------------------

     ISSUANCE OF STOCK TO CERTAIN SERVICE PROVIDERS.

     On March 6, 2002, we issued a total of 925,000 shares of common stock to certain consultants and professional advisors who helped us prepare our business plan and provided us with other services. These consultants and advisors performed their services between October 1, 2001 and December 31, 2001. When we engaged these consultants and advisors, we agreed to pay them the fair value of their services, and we agreed with them that the fair value of these services was $231,250, in the aggregate. These consultants and advisors agreed to accept payment in stock instead of cash, and we issued them the 925,000 shares of common stock accordingly.

     We issued and sold our common stock to these consultants in reliance upon exemptions from registration under the Securities Act of 1933, as amended, set forth in Section 4(2) thereof or Regulation D thereunder. Each of the stockholders agreed that the securities would not be resold without registration under the Securities Act or exemption therefrom. Each stockholder also represented its intention to acquire the securities for investment only, and not with a view to the distribution thereof. We affixed appropriate legends to the stock certificates. Prior to making any offer or sale, we had reasonable grounds to believe, and we believed, that each stockholder was capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment.

     PRIVATE PLACEMENT OF CONVERTIBLE DEBENTURES.

     Beginning in March 2002 and ending in May 2002, UniverCell Holdings made a private placement offering of convertible debentures due 2004. We offered the convertible debentures under a securities purchase agreement. This agreement provided for multiple closings, the first of which was to occur after buyers deposited at least $250,000 with our escrow agent.

     There were three closings, the first on March 27, 2002, when we issued $315,000 principal amount of convertible debentures, the second on April 30, 2002, when we issued $285,000 principal amount of convertible debentures, and the third on May 7, 2002, when we issued $50,000 principal amount of convertible debentures. After the third closing, we terminated the private placement offering. We received aggregate gross proceeds of $650,000 from the sale of convertible debentures under this private placement offering.

     Our convertible debentures bear interest at the rate of 6% per annum, and mature on the second anniversary of the closing date, unless the holders convert their debentures into common stock before maturity. Accrued interest also converts into common stock. The conversion rate is the lesser of:

- 200% of the closing bid price per share of our common stock on the closing date; and
- 70% of the lowest closing bid price per share of our common stock for the twenty (20) trading days immediately preceding the date of conversion.

     In connection with the sale of the convertible debentures pursuant to this private placement, UniverCell Holdings entered into a registration rights agreement that requires us to register for resale all securities issued upon conversion of the convertible debentures. This registration statement is being filed in connection with that obligation.

     We engaged Hornblower & Weeks, Inc. (which we refer to in this prospectus as H&W) as our placement agent to sell our convertible debentures in the private placement offering. We agreed to pay the placement agent cash compensation equal to thirteen percent (13%) of the gross proceeds from the sale of the convertible debentures. We also agreed to issue warrants as part of H&W's compensation services in connection with the private placement as discussed below. We paid H&W a total of $84,500 in connection with its services. We received net proceeds of $565,500 from the sale of our convertible debentures (after paying cash compensation to H&W, but not considering legal, accounting and administrative expenses).

     UniverCell Holdings issued its convertible debentures under the exemptions from registration provided by 4(2) of the Securities Act and Rule 506 under the Securities Act. Neither we nor any person acting on our behalf offered or sold the securities by means of any form of general solicitation or general advertising. Each purchaser represented in writing that it was an accredited investor that acquired the securities for its own account.

     WARRANTS ISSUED TO PERSONS DESIGNATED BY OUR PLACEMENT AGENT, AND SUBSEQUENT EXERCISE OF THESE WARRANTS.

     In addition to the cash compensation payable to our placement agent described above, our agreement with the placement agent, H&W, required us to issue warrants to it and those of its salespersons that the placement agent designated to us as part of the placement agent's compensation for the private placement of our convertible debentures. H&W designated itself and three of its employees who sold the convertible debentures as the recipients of the warrants.

     We issued the warrants on the following basis: for every $1,000 of convertible debentures we sold, we were required to issue warrants to purchase

2,000 shares of our common stock. Since we sold a total of $650,000 in principal amount of convertible debentures, we issued a total of 1,300,000 warrants. We issued the warrants on the dates that correspond with the closing dates of the convertible debentures. We issued 630,000 warrants on March 27, 2002, 570,000 warrants on April 30, 2002 and 100,000 warrants on May 7, 2002.
Because we have terminated our private placement offering of the convertible debentures and have satisfied our obligation to issue the placement agent warrants, we will not be issuing additional warrants in that connection.

     The terms of the warrants provided that they were exercisable during the two years from issuance date and have an exercise price that is equal to 105% multiplied by the lower of:

-     200% of the closing bid price per share on the closing date; and
- 70% of the lowest closing bid price per share of our common stock for the twenty (20) trading days immediately preceding the date of conversion.

     We also entered into a registration rights agreement which requires us to register for resale all securities issuable upon exercise of the warrants. We have filed this registration statement to satisfy our obligation.

     On August 22, 2002, all four of the warrant holders elected to exercise all of their warrants, and no more warrants are outstanding. All of the warrant holders elected to use the "cashless exercise" option provided by the warrants' terms. This cashless exercise option allows the warrant holder to receive shares of common stock without paying cash for the exercise price. Under this provision, instead of receiving the full number of shares represented by the warrant, the warrant holder pays the exercise price in the form of stock, and receives fewer shares than if the holder paid cash. As a result, we did not receive any cash payment of the exercise price.

     The warrants' cashless exercise provision determines the net number of shares issued by applying the following formula:

     Net Number = (A x B) - (A x C)
                  -----------------
                           B

     Where: A = total number of shares warrant is exercised for B = closing bid price of common stock on date of exercise C = warrant exercise price on date of exercise

     The holders of all warrants (representing a total of 1,300,000 shares of common stock) exercised all their warrants on August 22, 2002 as a cashless exercise. On this date, the closing bid price of the common stock was $0.06, and the warrant exercise price was $0.0330735. As a result, we issued 583,408 shares of common stock in connection with these warrants, and no warrants remain outstanding.

     UniverCell Holdings issued the warrants and underlying shares of common stock under the exemptions from registration provided by Section 4(2) of the Securities Act and Rule 506 under the Securities Act. Each securityholder represented in writing that it was an accredited investor and acquired the securities for its own account.

     APPOINTMENT OF DIRECTORS.

     Sean Y. Fulda founded our business. From the completion of the December 14, 2001 exchange transaction that implemented our current corporate structure until June 15, 2002, Mr. Fulda was our sole executive officer and sole director. Effective June 15, 2002, two additional directors joined our board: David M.

Friedman and Michael D. Fulda. David M. Friedman is the holder of 1,750,000 shares of common stock (approximately 4.30% of the currently-outstanding shares of common stock). Michael D. Fulda is Sean Y. Fulda's father, and owns 660,000 shares of common stock in his own name, and, together with an additional 660,000 shares of common stock registered to his wife, Rivka Fulda, beneficially owns 1,320,000 shares of common stock (approximately 3.2% of the currently-outstanding shares of common stock).

                                USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares offered by the selling stockholders.

                                 CAPITALIZATION
     The following table sets forth our capitalization as of June 30, 2002 on an actual basis. You should read this table in conjunction with our financial statements and the accompanying notes to our financial statements and "Management's Discussion and Analysis of Results of Operations and Financial Condition" included elsewhere in this prospectus.


                                    June 30, 2002
                                    -------------
     LIABILITIES AND STOCKHOLDERS'
                 EQUITY                  ACTUAL
      ----------------------------  -------------
      Total Current Liabilities     $  298,107
      Total Convertible Debentures  $  340,872
      Total Stockholders' Equity    $  531,193

      Total Capitalization          $1,170,172


                                 DIVIDEND POLICY

     Currently, our policy is not to pay cash dividends but rather to retain earnings to support our growth. We do not anticipate paying any cash dividends in the foreseeable future.
                                    BUSINESS

OVERVIEW OF OUR BUSINESS

     UniverCell Holdings carries on its business through its wholly-owned subsidiary, UniverCell Global Phone Rental, Inc., which we refer to as UniverCell Global. UniverCell Global is currently the only subsidiary of UniverCell Holdings.

     Our business is providing mobile telephone services to U.S. travelers going overseas. Mobile phone services most commonly used in the U.S. are not compatible with service providers abroad. Therefore, most U.S. travelers cannot use their own mobile phones while traveling overseas. Consequently, most U.S. travelers do not have mobile phone access when traveling abroad. Because there are many people who travel from the U.S. abroad who we believe would want or require mobile phone services and they, for the most part, are unable to receive service overseas with their own mobile phones, we perceive a market opportunity for our services.

     We currently offer wireless phone, fax, data and Internet communication services to business travelers, leisure travelers and students traveling to over 110 foreign countries. Our services include:

-     international cellular phone rentals;
-     GSM service;
-     prepaid international wireless GSM service and sales;
-     satellite phone rentals and sales; and
-     high-speed data card rentals and sales.

     Our business opportunity arises mainly from a lack of compatibility between the prevalent mobile phone technology used in the U.S. and the mobile phone technology used in most other countries. In the U.S., the principal mobile telephony systems are analog and digital networks, whereas most other countries use the GSM platform. An analog or digital phone will not work on a GSM network, and a GSM phone must use the same frequency as the local GSM network in order to work.

     Analog and digital networks were created in the U.S with billions of dollars in capital investment. To implement a GSM platform in the U.S. would require substantial additional investment. We do not expect the principal mobile phone carriers in the U.S. to abandon their existing networks and create a GSM platform in the short term. The high start-up cost of establishing a GSM platform for the U.S. market also acts as a barrier to entry by other market participants. Moreover, we expect that digital and analog carriers will compete aggressively to protect their market share from VoiceStream and other new market entrants using a GSM platform in the U.S. Thus, although we do anticipate growth in the number of U.S. mobile phones carried on a GSM platform over time, we believe that digital and analog networks are entrenched in a large market segment and will continue to dominate the U.S. market for the next several years.

     GSM is a chip-based cellular telephone system that utilizes a miniature smart card for account verification. This distinguishes GSM phones from conventional cellular phones, which have an electronic identification number programmed into each individual cell phone. The smart card gives GSM phones greater flexibility because the card is detachable and interchangeable with any other GSM phone. Our phones operate on GSM systems in more than 110 countries, utilizing more than 470 networks, while maintaining the same phone number.

     Providing mobile telephone services to U.S. travelers abroad is a niche market in its fledgling stage, with very little market penetration at present. Our objective is to develop this market and become a leading provider of international mobile phone services to U.S.-based international travelers. We anticipate expanding our product line as we grow, both to adapt to changing technology and to add products that will complement and expand our core business.

     Our revenues to date have been modest, but we have been able to produce revenues since UniverCell Global began operating in 2000. In 2000, our net sales were approximately $695,000, with net income of approximately $86,000. In 2001, our net sales were approximately $797,000, with a net loss of approximately $144,000. We incurred a loss during 2001 primarily due to substantially increased operating expenses, including one-time expenses totaling approximately $283,000 that we incurred in connection with the development of our business plan and the exchange transaction which implemented our current corporate structure. This exchange transaction is described in more detail below in the discussion under "Corporate Structure and Background," below.

     To date, we have operated with low costs, while still being able to attract customers with appealing products and services delivered at competitive prices. Our low costs are the result of what management believes to be favorable terms for its supply agreements for equipment, cellular airtime and shipping services we use in our business, as well as a small workforce and modest administrative costs. A substantial number of our customers have been obtained through our partnering efforts with travel agents and others in the travel industry. These corporate partners offer referrals to us as a value-add to their own sales to the overseas travelers they serve, and we pay them commissions and referral fees. We have also used advertising directed at segments of our target market in order to attract customers. We believe our acquisition cost per customer has historically been reasonably low, primarily due to this corporate partnering approach.

     CORPORATE STRUCTURE AND BACKGROUND

     Summary
     -------

     We began operating our international mobile phone rental business through UniverCell Global. UniverCell Holdings acquired a company known as Hypermedia Communications, Inc., which at the time was an inactive publicly-held company that had no operations or assets. We entered into a reverse merger exchange transaction which caused UniverCell Holdings to become publicly held and UniverCell Global to become the wholly-owned subsidiary of UniverCell Holdings. This exchange transaction was completed on December 14, 2001.

     Description
     -----------

     Hypermedia Communications was originally organized as a California corporation on August 18, 1989. Formerly, Hypermedia Communications provided information and business services for the global Internet architect community, but it discontinued operating this business in December 2000. On December 7, 2000, Hypermedia Communications sold virtually all of its assets to Internet.com Corporation, which is not affiliated with us. From that time until the summer of 2001, Hypermedia Communications had no assets, no employees and conducted no operations, although its common stock was held by approximately 350 holders, was registered with the SEC and was listed for quotation on the OTCBB.

     In the summer of 2001, Hypermedia Communications and its majority shareholder, Robert Esposito, began negotiations with UniverCell Global to enter into a share exchange transaction whereby UniverCell Global would become a wholly-owned subsidiary of the company. In anticipation of that transaction, Hypermedia Communications became domesticated in Florida on August 24, 2001, and on September 24, 2001, Hypermedia Communications changed its name to "UniverCell Holdings, Inc."

     UniverCell Global is an Illinois corporation incorporated on March 22, 1999, and is the successor to Isralink Communications, Inc., an Illinois corporation. UniverCell Global's founder, Sean Y. Fulda, was the sole stockholder of Isralink. Isralink provided mobile phone rental services to U.S. travelers to Israel. Mr. Fulda endeavored to expand the overseas mobile phone rental business geographically beyond Israel, and opted to use UniverCell Global as the vehicle for doing so. On December 31, 1999, UniverCell Global issued 100% of its common stock to Sean Y. Fulda in exchange for Isralink's transfer to UniverCell Global of Isralink's accounts receivable, cellular telephones and certain liabilities. UniverCell Global also assumed Isralink's cellular service contract with an Israeli cellular service provider. Mr. Fulda later exchanged the shares he received in that transaction for 27,390,000 shares of common stock in the exchange transaction with Hypermedia Communications. The exchange transaction between UniverCell Global and Isralink was recorded as a transfer and exchange of entities under common control, and accordingly there was no step-up in basis of assets acquired or liabilities assumed by UniverCell Global. Isralink then ceased operations and was dissolved.

     Sean Y. Fulda developed UniverCell Global's current business using privately-funded capital. As of December 14, 2001, when UniverCell Global became the wholly-owned subsidiary of UniverCell Holdings in the exchange transaction, private investors had contributed $100,000 to UniverCell Global. These contributions are described in the section of this prospectus under "Description of Securities" captioned "Recent Sales of Unregistered Securities." By the summer of 2001, Mr. Fulda determined that UniverCell Global's business would be able to grow more rapidly if it had access to public capital markets, and began negotiations with Hypermedia Communications as a way in which to become a publicly traded company.

     On September 25, 2001, UniverCell Holdings, Robert Esposito, UniverCell Global and the stockholders of UniverCell Global entered into a written share exchange agreement which provided for the transfer to UniverCell Holdings of all of the outstanding shares of UniverCell Global in exchange for 33,000,000 shares of UniverCell Holdings, to be transferred by Mr. Esposito to the stockholders of UniverCell Global. Among other things, the share exchange agreement provided that Sean Y. Fulda would be appointed sole director and officer of UniverCell Holdings after the exchange transaction was consummated. The parties completed the exchange transaction on December 14, 2001. As a result, UniverCell Global became a wholly-owned subsidiary of UniverCell Holdings. We also discuss the issuance of the common stock in the exchange transaction in the section of this prospectus under "Description of Securities" captioned "Recent Sales of Unregistered Securities." Since the exchange transaction, our common stock has continued to be publicly held, and is quoted on the OTCBB under the symbol "UVCL."

BUSINESS OPPORTUNITY

     We have identified the following characteristics of the international cellular phone rental industry, which we believe give rise to an opportunity for our business to grow and succeed:

- the need for a low cost, high quality provider that can offer U.S.-based travelers seamless communication for multiple country use;
-    a well-defined and accessible group of businesses and consumers;
- increased consumer acceptance of and reliance on mobile telephony, enhancing desire to have such services when traveling abroad;
- the absence of an affordable method of communication for international use or roaming from carrier to carrier depending on locality; and
-    the absence of a low cost/high service industry leader.

     According to data compiled by the U.S. Department of Commerce's office of International Trade Administration, for the 2000 calendar year, more than 24,000,000 people traveled from the U.S. overseas, 12,000,000 of which traveled to Europe. We believe that during 2001, approximately 500,000 phones were rented from the U.S. for overseas use. This represents less than two percent of international travelers from the U.S. There appears to be a general lack of awareness among international travelers that mobile phones can be rented prior to departure for use abroad. We believe that travelers would value the increased convenience, safety and cost-effectiveness that our services can provide, particularly because so many travelers are accustomed to carrying mobile phones every day.

     Telecommunications industry analyst Baskerville Communications reports that there were over 125,000,000 mobile phone subscribers in the U.S. in 2001. While we expect that the rates of adoption will decrease as the U.S. mobile phone subscription market reaches the saturation point, we do believe that the number of U.S-based subscribers will continue to grow over the next few years. The majority of the mobile phones used in the U.S. are based on analog and digital systems, platforms which are not widely used outside of the U.S. In most other countries the GSM platform is the standard. Some U.S. customers are using the GSM platform. The principal U.S. carrier relying on the GSM is VoiceStream. However, GSM in the U.S. is carried at a different bandwith frequency or, band (1900 mhz) than GSM frequencies used abroad (1800 mhz and 900 mhz). Typically, U.S. GSM users will have a single-band phone, which will not be compatible with GSM networks abroad. Multi-band phones are available, but are more expensive than single-band phones, and we believe that many consumers will not recognize the need for buying a multi-band phone at the time of purchase or wish to incur the extra cost.

     For those relatively few U.S. users who carry a multi-band mobile phone, airtime costs charged by their U.S. carrier for use abroad can be expensive. For these users, we intend to offer a much less expensive alternative - prepaid or post-paid accounts that these consumers can purchase and insert into their own phones, thereby enabling their phones to have access to local carriers' networks abroad, instead of paying high roaming rates charged by their U.S. carriers. This is possible through technology known as the subscriber information module, or SIM. This is a chip, similar to a smart card, which is essentially the hard drive of the cellular phone used in GSM. The SIM contains the account information, the phone number, and all the data stored in the phone's memory. The SIM is in a card format similar to a smart card and can be transferred from one telephone handset to another. Upon transfer, the new telephone will take on the identity of the SIM that it now contains. We intend to implement this product line as market conditions dictate, based on considerations such as the proliferation of GSM among U.S. mobile phone users and the prices charged by U.S. GSM-based carriers for calls made and received overseas. We may begin to offer SIM cards in certain geographic regions as early as the first quarter of 2003.

     We believe that the market for cellular rentals and related services will increase proportionately with consumer awareness that these services are available, affordable and convenient. While we do not expect all U.S. travelers abroad will rent mobile phones for their trips, we estimate that this practice will peak at approximately 15% of U.S. international travelers. We expect that the GSM market in the U.S. will increase, and accordingly that there will be a decrease in the demand for international phone rentals. However, we do not expect this decrease in demand to cause obsolescence of our products. First, as noted above, many U.S. GSM subscribers will have phones that are not multi-band and hence will not be useable outside of the U.S., where different bands are used. Second, as the market for rentals decreases, we expect the market for international SIM cards to expand. Third, we plan to keep abreast of the telephony needs of international travelers, and adapt to changes in consumer behavior and technology so as to expand our product line to meet future interests and needs, based on the goodwill that we hope to develop.

OUR STRATEGIES

     Our goal is to become the market leader in our defined market. We intend to compete on the basis of lower costs, a broad product line and superior customer service. To achieve our objective, we will focus on internal growth and market development.

     We intend to implement a multi-pronged strategy of making strategic acquisitions and achieving internal development, stressing high quality service at the lowest possible price points for each customer segment. The key elements of our strategy are as follows:

     OUR BUSINESS STRATEGY

- Complete our executive and administrative management team. Our success will depend in large part on the quality of our management team. Sean Y. Fulda has been the sole director and executive officer of UniverCell Holdings since the exchange transaction. We recognize the need for a seasoned and insightful management team as our operations expand. To enhance our management team, we recently expanded our board of directors to three members and elected two new directors, David M. Friedman, a shareholder of UniverCell Holdings, and Michael D. Fulda, a shareholder of UniverCell Holdings and the father of Sean Y. Fulda. Mr. Friedman and Mr. Fulda joined our board of directors effective June 15, 2002. We also anticipate hiring new talent to meet our managerial, financing, marketing and technological needs.

- Increase revenues from mobile phone rentals and related services. We intend to increase revenue by increasing awareness of availability of overseas mobile phone rentals among members of our target market (international business travelers, leisure travelers and students), offering desirable products and services and competing with others in our market on the basis of cost and service. To that end, we intend to expand our advertising and corporate partnering efforts.

- Increase UniverCell's brand identity and become recognized market leader. We intend to develop targeted promotional strategies aimed at the three identified segments of our market, business and leisure travelers and students traveling abroad. Our plan is to approach these markets with methods such as direct sales efforts for major corporate accounts or study abroad programs, expanding our partnering relationships in the travel industry and advertising and public relations.

- Anticipate changes in markets and technology and make appropriate adjustments to our product line and methods of doing business. We recognize that technology develops rapidly and that our products need to remain relevant to consumers in order for us to succeed. We intend to be involved in industry initiatives and developments, and be proactive in assessing our products and methods of operations. Our goal is to evolve as our markets do and continue to fill market needs with desirable products and services that are competitively priced and delivered in a convenient and timely manner.


OUR GROWTH STRATEGY

- Expand through making strategic acquisitions. We intend to pursue strategic acquisitions of additional businesses which will expand our business or complement our current businesses. Our primary focus will be to expand our current product offerings, introduce new products and services and generate greater operational efficiencies through economies of scale. Acquisitions are also a possible means for us to recruit new management and other talent. We are also interested in businesses with existing relationships or contracts in our market or other markets. We may also seek to acquire businesses or product lines that offer products that would be of interest to our customer base, although we have not specifically identified such businesses or products.

- Expand through diversifying product lines. We plan to diversify our current product offerings through the addition of complementary product lines which we believe will be of interest to our target markets. These product lines will be added over time and will be subject to the results of our test marketing programs or other market research methods. We believe that the addition of new product lines to our overseas mobile phone services will lead to additional sales to our regular customers and create a greater level of interest from prospective customers. We expect that this will further enhance our brand names by broadening the range of products with which they are associated.

- Expand by reaching more customers. We intend to gain more customers by increasing the number of travel industry corporate partners with which we have relationships, and by directing our marketing efforts specifically to the travelers who make up our client base. We hope to broaden our existing relationships with travel agents, work with alternative travel booking companies (such as Internet travel portals) and direct travel companies (such as airlines and hotels). We also plan to increase advertising to consumers to both increase awareness of the availability of our products and to highlight what we believe to be our cost and service advantages over our competitors. Because our market is specifically identified - business travelers going abroad, leisure travelers going abroad and students going abroad - we believe that we have the opportunity to reach customers in a targeted, effective manner which will be economically efficient.

OUR PRODUCTS AND SERVICES

     MOBILE PHONE RENTALS AND SERVICE

     Cellular phone rentals and service accounted for virtually all of our revenues in 2001. In 2001, we rented phones on approximately 33,000 rental days. A rental day is a day when one phone is rented to one customer, so if, for example, we have 100 phones rented on a given day, we count that day as 100 rental days. We currently offer a single wireless phone and phone number that works in more than 110 countries. We use a U.K. based phone number. We chose the U.K. because our U.K. airtime carrier, Orange, offers competitive worldwide roaming rates and has an extensive network of operations and affiliate relationships, enabling us to offer services in over 110 countries. In addition, we can take advantage of certain equipment subsidies in the U.K., and we can negotiate favorable terms with Orange for our airtime and equipment.

     Our cellular phone rental business is not complex. A customer will place an order with one of our customer service representatives at our toll-free number 1-800-765-2355, via fax to our toll-free fax order line, 1-800-892-2355, or on our website, www.rentalcell.com. The customer will advise us of their
                   ------------------
destination, duration of visit, address and billing information. We will then prepare a GSM-compatible phone (currently, we use the Motorola V66 and TI-250 models, which we believe to be state-of-the art and user-friendly phones, even to the cell phone novice) and send it to the customer. We ship phones by United Parcel Service, directly to the customer's home or office. Orders are shipped nationwide for delivery by 10:30 a.m. the next business day. Same day delivery is available in select areas such as New York City, Chicago, Los Angeles and certain other major hub shipping areas in the U.S. Our shipment also includes a pre-paid UPS mailer so that customers can return equipment to us promptly when they are finished using it.

     We rely on airtime used as our primary source of revenue versus equipment rental charges, although our equipment rental charges are a substantial source of revenue. Our business approach is to get the equipment in the customer's hands and facilitate use of airtime. Our current pricing structure for phone rentals is dependent on how the customer is brought to us. In certain cases, phones are made available to customers of our strategic partners for a nominal fee or free of rental charge: the customer pays for airtime used. In other cases, we may charge a modest fee for the equipment rental (currently, UniverCell charges $5.00 per day, $25.00 for the first week and $20 per week after the first week), and the customer will also pay for airtime used. In all cases, shipping costs for the equipment are paid by our customers, at a discounted price we negotiate with UPS. Airtime charges are largely a function of what local carriers charge. We add margins to these costs and implement a fee structure accordingly. Our cell phone airtime charges are generally between $.75 and $3.00 per minute. Our current pricing structure charges customers on a full-minute basis, and for both incoming and outbound calls.

     We have a number of value-added services that are included with the phones
we rent.   First, our phones are sent fully-charged, with two fully-charged batteries, a car charger, a hands-free earpiece and mouthpiece, a charger with adapters for all types of electrical current in the customer's destination countries, a carrying case for the phone and its accessories and instructions for use. Second, we provide a connectivity kit which includes software that enables the phone to be synched with a customer's own personal data assistant, or, PDA (such as a Palm or Blackberry), computer or phone, which would allow for data exchange, such as a contact database. Third, every phone is equipped with voicemail, caller I.D. and call waiting functions, as well as text messaging, Internet access and fax capabilities. Fourth, we can program the phone to receive call-forwarding from up to ten numbers in the U.S. so that phone calls made to the customer's U.S. base for communications will be received wherever he or she may be located. Fifth, we offer a U.S.-based toll-free number that will connect to the customer's phone. As an optional service, we offer our customers insurance for $1.00 per day to cover the equipment in case of loss, theft or damage, with a $25.00 deductible (calls made prior to the time when the loss or theft is reported to us are not covered by the insurance).

     We believe that the breadth of our products and services and relatively low cost will enable us to both increase the number of U.S. travelers who rent phones for use abroad and increase our share of this market if we are able to generate greater consumer awareness.

     SATELLITE PHONE RENTALS

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
     Satellite phones, rather than conventional cellular phones, transmit and receive signals from a communications satellite in space. Satellite telephone communications are frequently more reliable than cellular phones because they do not rely on regional networks and are generally available anywhere in the world. For example, satellite phones will work on cruise ships, whereas cellular phones will only work on or very near land. Satellite phones are also the only means of mobile telephone in many remote areas, where no local cellular infrastructure has been created or where the existing infrastructure is unreliable.

     There are several providers of satellite networks, including Globalstar and Iridium. We offer the Qualcomm QCP1600 satellite telephone for use on the Globalstar satellite network and the Motorola 9500 satellite phone for use on the Iridium satellite network. We charge rental fees of $25 to $30 per day, or $100 to $125 for the first week and $75 to $100 for each additional week. We also charge between $3 and $5 per minute of airtime used, and our charges apply whether the calls are incoming or outgoing.

     Satellite phone rentals have not contributed significantly to our revenues. We attribute this to the relatively low consumer demand, based in part on the relatively low incidence of travel to remote areas (as compared to other destinations where mobile networks have been established), the relatively high cost of use, and a lack of consumer acceptance of the large satellite telephone units currently available. To date, we have not emphasized satellite phone rentals in our marketing. Nevertheless, we do believe it is important for UniverCell to offer a comprehensive range of products and services to our target market, so we intend to continue to offer satellite phone rentals.

     We also see satellite phone rentals as a potential area of growth for our business, particularly if U.S.-based mobile phones become increasingly compatible with overseas GSM networks. Even in this event, there will still be a need for satellite phones in remote areas, or in locations where there are no cell towers, such as aboard cruise ships. We believe that a typical U.S. traveler is not likely to visit these remote places with such frequency as to make it cost effective to purchase a satellite phone and service contract. Thus, we may be able to develop more market opportunities for satellite phone rentals.

     SIM CARDS

     To the extent that a U.S. cellular phone consumer uses a U.S. carrier based on the GSM platform and owns a cell phone with multiple bands so that it will be compatible with overseas GSM frequencies, that consumer will be able to use his or her own cellular phone while traveling overseas. However, the rates charged by U.S. based GSM carriers for calls made and received while overseas are high, and we expect that they will remain high. For these consumers, we intend to offer a much less expensive alternative: the SIM card, which we plan to offer in various pre-paid denominations and in a post-paid format, as well as on a contractual basis. Currently, we do not offer SIM cards but expect to do so in certain geographic areas, beginning in early 2003.

     The SIM card is able to take advantage of certain technical aspects of the GSM platform. Non-GSM cellular phones contain both a receiver (for communication) and a computer chip containing the user information (such as account information and memory functions) in one piece. GSM phones only serve as a receiver. All the information about the subscriber and account information is stored in the SIM card. Our SIM cards will be pre-programmed for the particular countries where a traveler will be going. The rates charged will be based on the local GSM carrier's rate, not the U.S. GSM carrier's rate. Accordingly, our customers will pay substantially less using our SIM cards than they would using their U.S. carrier's roaming rates for overseas calls. We expect that SIM cards will appeal in particular to those consumers who are frequent overseas travelers, such as business travelers and students whose aggregate savings potential is greatest based on our assumptions as to frequency of travel and duration of stay.

     GSM PHONE SALES

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
     Although we do not expect this aspect of our business to be particularly significant, as a value-added service we also offer GSM telephone equipment for sale to customers. This may be appealing to consumers who are repeat customers who would like the convenience of having their own equipment instead of ordering it and receiving it when needed, and, where applicable, to avoid incurring phone rental charges from us. We may also be able to sell equipment to others who are not former customers of our rental products or related services, but who nevertheless come to know us as a source of equipment. This purchased equipment could then be used in conjunction with our pre-paid or post-paid SIM cards, and we believe this would reinforce our customer base and goodwill. We will be able to offer equipment that the customer should be accustomed to and we believe that we will be able to offer the equipment at competitive prices while still making comfortable profit margins on sales. Although we will be cannibalizing our rental market to the extent that we sell the equipment instead of renting it, we believe the savings in shipping and packaging costs, coupled with margins on sales of equipment and increasing sales of SIM cards to these customers, and strengthening our goodwill to these customers, will offset the decrease in rental revenue to those customers to whom we sell equipment outright.

MARKETING

     We target three global market segments for international cellular phone usage:

   -     business travelers;
   -     leisure travelers; and
   -     student travelers.

    REFERRAL PROGRAM WITH TRAVEL INDUSTRY COMPANIES TO PROMOTE OUR PRODUCTS.

     We currently promote our products through relationships with travel agents and others in the travel industry who refer their customers to us, in return for a referral fee. We find the referral program approach beneficial to us for a number of reasons. First, we incur limited up-front costs. Second, we can readily determine our per-customer cost of acquisition. Third, we are able to track the success rate for referrals from our corporate partners and then make appropriate decisions going forward with respect to a particular partner or the line of business that a partner is in. For instance, if the partner makes referrals but we have a low success rate, we may take this as an indication that it is not cost effective for us to continue the relationship. If a partner's success rate is an anomaly as compared to other partners in a given field, then we may inquire as to what the partner may do to improve the success rate, or, conversely, what the partner is doing or who the partner's customers are if the partner enjoys a particularly high success rate. Fourth, we can use this information to help us develop our corporate partner strategy even where we do not obtain customers. One disadvantage to us is that a participant in our referral program may usually cease its participation at any time. We may also be adversely affected by circumstances affecting our corporate partners or the industries in which they operate if we become too reliant on these partners.

     Travel Agents
     -------------

     To date, we have developed relationships with over 300 individual and corporate travel agents, including TraveLeaders, a multimillion dollar travel agency that became one of our corporate partners in March 2001.

     In general, our travel agent partners will offer our services to their clients when making travel arrangements. For example, if a party books an overseas flight using one of our partner travel agents, the travel agent will suggest that their customer consider renting a cell phone for use on their trip. If that party is interested, our partner will provide them with information as to where to contact us for further information. If a trip is booked by a travel

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
agent by phone, then the travel agent can transfer their customer directly to our customer service center. We pay a referral fee to the travel agent for making the introduction. We pay varying referral fees, depending on the specific arrangement with the partner travel agent or other corporate partner. The referral fee may be a set amount per customer, a percentage of the total charges to that customer, or some combination thereof.

     Other Travel Industry Participants
     ----------------------------------

     We expect to broaden our scope of referral program to include arrangements with other travel industry companies such as transportation carriers, Internet travel booking companies and others. We will attempt to formalize these arrangements with written agreements with fixed, uncancelable terms and rates, but we cannot be certain we will succeed in doing so.

     In May 2002, we entered into an agreement with Cendant Corporation, the parent company of Avis Rent-A-Car, Inc., to be the exclusive corporate referral partner for mobile phone rentals offered to persons booking rental cars in those overseas regions in which we operate. We displaced a competitor, WorldCell, when we procured this relationship, and we began offering services as Avis' referral partner as soon as the relationship between Avis and WorldCell terminated in August 2002.

     PROMOTION OF UNIVERCELL WITHIN TRAVEL INDUSTRY

     To create awareness of our products within the travel industry, and to develop our referral program relationships in the industry, we have attended relevant industry trade shows, such as Corporate Travel World (March 2001). We have also endeavored to be promoted in industry trade journals and other relevant publications. For example, we were recently featured in articles published in Business Traveler magazine (April 2002) and Best Fares magazine (May 2002). We also market our corporate partnering opportunities directly to travel agents and other prospective corporate partners. We have engaged The Investor Relations Group, in New York City, to assist us in pursuing public relations efforts and addressing investor relations matters. We intend to continue to pursue these efforts with a view towards enhancing our profile within the travel industry.

     DIRECT MARKETING TARGETED AT CONSUMERS

     In addition to promoting our products through our referral program described above, we promote our products to our target market consumers through direct marketing campaigns, focusing in particular on business travelers. We pursue a variety of marketing programs to increase brand awareness. We utilize a variety of direct marketing programs and public relations campaigns focused on our targeted customers. We reach these customers through the following methods:

   -     direct mail;
   -     telemarketing; and
   -     advertising.

     Advertising directly to consumers will enable us to develop different campaigns for each segment of our target market (business travelers, leisure travelers and students). In the past, we have advertised directly to consumers in the U.S. Jewish ethnic market segment, as research indicates that American Jews tend to travel internationally in much greater proportion than the overall U.S. population, mostly to Western Europe and Israel. Recently, we have expanded our advertising efforts to reach a broader base of travelers. For example, we advertised in the May 2002 issue of Conde Nast Traveler magazine and in the May 2002 Travel and Leisure magazine. We have also placed advertisements in the June 2002 edition of Travel Holiday magazine and the September 2002 edition of Arthur Frommer's Budget Travel.

COMPETITION

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
     The telecommunications industry in general, and the cellular telephone industry in particular, is highly competitive. Competitive factors include price, customer service, geographical coverage and the ability to increase revenues through marketing. Our short-term portable overseas mobile phone service competes with local, regional and national cellular service companies, some of which have substantially more experience and greater financial, technical and other resources than UniverCell Holdings. It is also possible that other companies in the cellular phone service market may enter the overseas cellular business and compete with us, particularly because there are relatively few barriers to entry. We intend to compete on the basis of superior customer service and competitive pricing.

     At present, the cellular rental market is fragmented and includes three medium sized and numerous small competitors. The three mid-size companies in the mobile phone rental field are WorldCell, in business since 1996, Rent-a-Phone, in business since 1988, and Cellhire, in business since 1987.
None of these companies is publicly held, and there is limited information publicly available about their finances and internal infrastructure. These companies have certain strengths, including established sales teams, established partnerships and a large platform of cellular rentals. However, we believe that they also have certain weaknesses, which we perceive to include outdated equipment, high pricing models, and a cumbersome internal structure. This internal structure has created a high new customer acquisition cost. We intend to capitalize on these weaknesses through our low cost corporate referral partnership model and a pricing structure that we believe is as low as one-third of that of our competitors. We believe that our competitors may not be able to adjust their pricing and cost models in a timely and efficient manner so as to compete effectively with us.

ADMINISTRATIVE INFRASTRUCTURE

     EMPLOYEES

     To keep our overhead low, we have only a small staff. As of August 22, 2002, we had eleven employees, as follows:

- Sean Y. Fulda, Chief Executive Officer, Chairman of the Board, President, Secretary, Principal Accounting Officer;
-     Laura Stuart, Office Manager;
-     Azi Rosenblum, Vice President of Business Development; and
-     Raphael Aron, Salesperson
-     seven customer service representatives and administrative staff personnel.

     In order to manage our business, the complexities of our having become publicly held after the exchange transaction in December 2001 and our anticipated growth, we may hire additional employees or engage consultants or other professionals. In particular, we believe that the services of a chief financial officer would benefit UniverCell Holdings, and we are seeking a qualified candidate for that position. We are also considering hiring additional sales and customer services personnel.

     We also employ part-time employees and independent contractors from time-to-time as our needs require.

     As of January 1, 2002, we entered into a written employment agreement with Sean Y. Fulda, under which his employment continues for a five-year term unless terminated in accordance with certain provisions of the agreement. Mr. Fulda founded our current business, and, due to the small size of our staff, is intimately involved in all aspects of our business on a daily basis. Mr. Fulda serves as our president, chief executive officer, principal accounting officer and chairman of the board of directors. His base salary is $75,000 for the year 2002, $125,000 for the year 2003, $140,000 for the year 2004, $160,000 for the year 2005 and $180,000 for the year 2006. The agreement provides for bonuses as determined by our board of directors, acting through an independent compensation committee which the directors have not yet established. The agreement also provides for participation in our generally available benefit plans and for vacation time, personal days and sick time in accordance with our policies.

     Mr. Fulda's employment agreement provides that if we terminate his employment without cause (as defined in the agreement), we remain obligated to pay his base salary and bonuses through the end of the term of the agreement. However, Mr. Fulda has an affirmative duty to seek an alternative comparable source of employment, and his income from this other employment will offset any amounts we are obligated to pay him after termination.

     Mr. Fulda's employment agreement prohibits him from directly or indirectly competing with us for a period of 12 months following termination of his employment, and from soliciting our employees and/or customers during the term of the employment agreement and for 12 months thereafter.

     None of our other employees is under a written employment agreement with us. There are no collective bargaining agreements in effect. We believe the relations with our employees are good.

     REGULATORY

     Although the telecommunications industry is highly regulated, both in the U.S. and abroad, we do not believe that we are currently subject to any governmental telecommunications regulations which necessitate our receiving approval or being granted any licenses, permits or consents, either by the U.S. Federal Communications Commission or any foreign regulatory body. Essentially, we act as a reseller of airtime which we purchase from telecommunications carriers. These carriers themselves are subject to a variety of regulations. It is possible that from time to time, legislation and regulations that could potentially affect us, either beneficially or adversely, may be proposed. We are not aware of any current, pending or proposed legislation or regulations which, if adopted, would have a material adverse impact on our operations. It is also possible our future activities may necessitate obtaining approvals from the FCC or other telecommunications regulators.

     INTELLECTUAL PROPERTY

     Our intellectual property consists of trade secrets with respect our business operations, strategies, partner relationship terms and customers, common law trademarks in our name, UniverCell and the UniverCell logo, and common law copyright protection for certain advertising and promotional materials which we have created. We are in the process of evaluating whether to make applications with the U.S. Patent and Trademark Office and/or U.S. Copyright Office in respect of certain of these rights, although we have not done so to date. We do not rely on our intellectual property rights as a barrier to entry to potential competitors, although we do take measures which, we deem reasonable to protect confidential information, such as our customer lists and pricing models.

     SEASONALITY; DEPENDENCE ON INTERNATIONAL TRAVEL

     Historically, we have experienced a reduction of revenues from phone rentals in the winter months due to the reduction in business travel during the holiday season, the reduction in leisure travel during the winter months and inclement weather. We have experienced an increase in sales of prepaid cellular
phones in the holiday season.   Our business depends on people traveling from
the U.S. overseas. If, as occurred in the wake of the September 11, 2001 attacks against the U.S., there are fewer people traveling from the U.S. abroad, we will have a smaller target market. On the other hand, if there is an increase in international travel by U.S. persons, as might be the case where U.S. businesses expand internationally, if leisure travelers' interest in

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
international travel increases, or if more students opt to engage in study abroad programs, then our target market will grow, increasing our opportunity to turn travelers into customers. The factors underlying the foregoing are numerous and outside of our control, and accordingly, we cannot predict the level of international travel by U.S. persons to the countries we serve.

     DEPENDENCE ON CERTAIN CUSTOMERS

     We do not rely on any particular customer for a substantial part of our revenues. This is largely due to the nature of our customers' only needing our products and services on an infrequent, sporadic basis. We do, however, believe that our customer relationships are good.

     DEPENDENCE ON CUSTOMERS TRAVELING TO CERTAIN GEOGRAPHIC REGIONS

     Approximately 60% of our revenues for 2001 were attributable to travelers to the following five countries: England, France, Germany, Italy and Spain. Approximately 20% of our revenues for 2001 were derived from travelers to Israel. The remaining revenue was derived from customers traveling to other countries and other regions, such as Eastern Europe, Asia, and Central and South America. Because our initial customer base was travelers from the U.S. to Israel and we have in the past courted these travelers through advertising in publications targeting the Jewish population, we have had disproportionate revenues from travelers to Israel as compared to travelers to other destinations. We expect that our percentage of revenues derived from travelers to Israel will decrease as we increase advertising to broader segments of the travel market, thereby reaching potential customers traveling from the U.S. to other destinations. We may also engage in advertising directed at additional specific ethnic markets as a means to increase our sales and the breadth of our geographic reach.

     RISKS TO CONSIDER WHEN MAKING AN INVESTMENT DECISION

     Our business entails many risks and uncertainties. We discuss those risks which we believe are material to your analysis of our business prospects and your decision whether to invest in our company under the caption "Risk Factors" beginning on page 3 of this prospectus. Unknown additional risks and uncertainties, or ones that we currently consider immaterial, may also significantly impair our business operations. If any of these risks or uncertainties actually occur, our business, financial condition or results of operations could be materially adversely affected.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Below, we discuss certain aspects of our past financial performance and make certain forward-looking statements which our management believes will assist you in deciding whether to invest in UniverCell Holdings. We also refer you to the "Risk Factors" beginning on page 3 of this prospectus for a discussion of certain risks, including, among others, risks relating to our business as a mobile telephone rental company targeting U.S. travelers abroad, our lack of a significant operating record and the fact that we have had operating losses, our risks relating to seasonality, our dependence on key suppliers of airtime and equipment, our limited managerial resources, our commercialization of our current and future products and applications and risks relating to our common stock and its market value.

     We have been operating our business only since 2000. In view of our relatively limited operating history, we have limited experience forecasting our revenues and operating costs. Furthermore, our limited operating history provides only a limited basis for our business, strategy, management and products to be evaluated. Our business and market is also novel, and we cannot be certain that we will succeed in gaining market acceptance of our products in the marketplace, that we will be able to operate our business profitably, or that, if attained, profitability will be maintained. Accordingly, we believe that period-to-period comparisons of financial results are not necessarily meaningful and should not be relied upon as an indication of future performance.

     The following narrative discussion should be read in conjunction with our unaudited condensed consolidated financial statements for the six months ended June 30, 2002 and the notes thereto and our audited condensed consolidated financial statements and the notes thereto for the years ended December 31, 2001 and December 31, 2000.

OVERVIEW

     Our business is providing mobile telephone services to U.S. travelers going overseas. Most U.S.-based travelers are unable to use their own mobile phones while overseas because these phones are not compatible with mobile services available overseas. We believe there are many people who travel from the U.S. abroad who want or require mobile phone services and that there is a market
opportunity for our services.   We currently offer wireless phone, fax, data and
internet communication services to business travelers, leisure travelers and students traveling to over 110 foreign countries. Providing mobile telephone services to U.S. travelers abroad is a niche market in its fledgling stage, with very little market penetration at present. Our objective is to develop this market and become a leading provider of international mobile phone services to U.S.-based international travelers. We anticipate expanding our product line as we grow, both to adapt to changing technology and to add products which will complement and expand our core business.

     Our sales revenues consist of charges to customers for rental of telephone equipment and for cellular airtime usage overseas. We recognize revenues as our services are provided. We have minimal staff and rely on advertising and referrals from our strategic partners to generate leads to customers. Substantially all of our revenues are generated in the U.S.

     Our cost of sales consists primarily of costs we incur for our telephone equipment and the cost of airtime and network expense for overseas usage, as well as shipping and handling costs incurred in connection with delivery and return of rented equipment to and from our customers. As the volume of our rentals grows, UniverCell Holdings expects that its cost of revenues will decrease as a percentage of net sales in light of its ability to negotiate better terms with sellers of airtime and other vendors. We do not anticipate that future decreases, if any, in our cost of net sales will be proportionately related to increasing volumes, but that, as our rental volumes increases to levels we cannot now predict with specificity, we may be able to negotiate lower prices for airtime and equipment. Our ability to negotiate decreases in our costs of net sales will depend both on competitive conditions that prevail at the time among those vendors who sell telephone equipment and airtime (bundled together or sold separately), the extent of our market which we have been able to penetrate by that time and the strength of our financial condition at that

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
time. If we are not able to improve the cost of the equipment and airtime that we purchase then our margins may not improve, and we will need to effect alternative plans if we are to improve our profitability and the rate of return on our stockholders' equity. There is no assurance that we will be able to develop alternative plans.

     Our operating expenses include selling and marketing expenses, consisting primarily of advertising, commissions paid to corporate partners for customer referrals, public relations, customer service costs and general and administrative expenses. These general and administrative expenses in turn consist primarily of personnel costs, consulting fees and other professional fees. UniverCell Holdings does not maintain any material inventories, other than approximately 5,000 chips, each of which, when activated in a compatible mobile phone, will provide UniverCell Holdings with an additional telephone line on Orange, our airtime supplier, based in the U.K. UniverCell Holdings also maintains approximately 1,000 mobile telephones, as well as the related accessories.

RESULTS OF OPERATIONS

     NET SALES

SIX MONTHS ENDED JUNE 30, 2002 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 2001

     Net sales for the six months ended June 30, 2002 were approximately $302,000, a decrease of approximately $72,000 , or 19%, from net sales of approximately $374,000 for the six months ended June 30, 2001. Approximately $90,000, or 30%, of these sales were from equipment rental and approximately $212,000, or 70%, were from airtime usage charges. This decrease was primarily due to a decrease in the number of our customers who rented cell phones in the first and second quarters of 2002 compared to the first and second quarters of 2001. We attribute this decrease to fewer people traveling from the U.S. abroad due to security concerns arising from the terrorist attacks of September 11, 2001 and also due to the economic downturn in the U.S.

FISCAL YEAR ENDED DECEMBER 31, 2001 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2000

     Net sales for the year ended December 31, 2001 were approximately $797,000, an increase of approximately $102,000, or 15%, over net sales of approximately $695,000 the year ended December 31, 2000. Of these net sales, approximately $240,000, or 30%, were from equipment rental and approximately $557,000, or 70%, were from airtime usage charges. This increase was primarily due to an increase in the number of our customers who rented cell phones in 2001 compared to 2000. The principal reason for the increase is that we increased our advertising and marketing to individuals who were about to travel overseas. We believe that in its current state of development there is a direct correlation between advertising and marketing expenditure and its revenues. We intend to substantially increase our marketing and advertising expenses in 2002 over the level experienced in 2001, which was approximately $73,000. We have budgeted approximately $215,000 for marketing and advertising activities in 2002, (excluding the salaries of additional employees working in our marketing and sales department). We anticipate a marketing and advertising budget of approximately $250,000 for 2003. If we obtain substantial capital investment, we will increase our marketing and advertising budgets in order to focus on generating more sales. No such financing has been committed to us, however, and our efforts to attract additional outside investment are limited to introductions and preliminary discussions.

     COST OF SALES

SIX MONTHS ENDED JUNE 30, 2002 COMPARED TO SIX MONTHS ENDED JUNE 30, 2001

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
     Cost of sales for the six months ended June 30, 2002 was approximately $165,000, a decrease of approximately $30,000, or 15%, from approximately $195,000 for the six months ended June 30, 2001. This decrease in costs of sales was primarily due to the decreased volume of airtime that we resold to our customers.

FISCAL YEAR ENDED DECEMBER 31, 2001 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2000

     Cost of sales for the year ended December 31, 2001 was approximately $387,000, an increase of approximately $20,000, or 5%, from approximately $367,000 for the year ended December 31, 2000. This increase in costs of sales was primarily due to the increased volume of airtime that we resold to our customers. In the year ended December 31, 2001 our airtime and network expense was approximately $353,000 or 91% of cost of sales, as compared to airtime and network expense of $329,000 during 2000, or 90% of cost of sales in year ended December 31, 2000.

     GROSS PROFIT

SIX MONTHS ENDED JUNE 30, 2002 COMPARED TO SIX MONTHS ENDED JUNE 30, 2001

     Gross profit for the six months ended June 30, 2002 was approximately $137,000, a decrease of approximately $43,000, or 24%, from approximately $180,000 of gross profit for the six months ended June 30, 2001. This decrease is largely the result of the fewer sales experienced during the first and second quarters of 2002 as compared to the first and second quarters of 2001. We believe that the amount of gross profit is sufficiently small that the decrease in percentage is not indicative of any particular trend.

FISCAL YEAR ENDED DECEMBER 31, 2001 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2000

     Gross profit for the year ended December 31, 2001 was approximately $410,000, an increase of approximately $82,000, or 25%, from approximately $328,000 of gross profit the year ended December 31, 2000. UniverCell Holdings believes that the amount of gross profit is sufficiently small that the increase in percentage is not indicative of any particular trend.

     OPERATING EXPENSES

SIX MONTHS ENDED JUNE 30, 2002 COMPARED TO SIX MONTHS ENDED JUNE 30, 2001

     Operating expenses for the six months ended June 30, 2002 were approximately $416,000, an increase of approximately $246,000, or 145%, over operating expenses of approximately $170,000 during the six months ended June 30, 2001. The largest components of our operating expenses in the first half of 2002 were fees paid to our professional advisors, advertising costs, costs of independent sales representatives, automobile lease expenses and office rent. The professional fees we incurred consisted principally of legal fees (approximately $111,000), accounting fees (approximately $91,000) and investor relations fees (approximately $41,000). During the second quarter of 2001, we did not incur any comparable expenses, as we did not engage professional advisors for similar services during that period. We incurred legal and accounting costs in the six months ended June 30, 2002 in order to comply with SEC reporting requirements and other complexities resulting from our private placement of convertible debentures in March through May 2002. Our expenses related to professional fees are not fixed costs but rather relate to the nature of our activities. Since late 2001 when we completed our reverse merger and share exchange transaction, we have had to adjust to the complexities of becoming a public reporting company and have required professional services in connection with regulatory compliance matters and also with implementing our financing plan. We expect that as we become more accustomed to these issues we may be able to reduce our reliance on our professional advisors and reduce some of these expenses. However, we will continue to incur significant expenses for professional advisors, in particular if we engage in future financing transactions, acquisitions or other complex transactions. Therefore, we are unable to predict any particular trend with respect to these expenses.

     Advertising costs for the six months ended June 30, 2002 were approximately $43,000, as compared with advertising costs incurred during the six months ended June 30, 2001 of approximately $54,000. This decrease in advertising expenditures represents an increased use of media advertising as a means to attract customers (as opposed to relying on trade shows and promotions to the travel industry), as well as the transitioning of our advertising program from niche-oriented publications to broader-interest, national publications relevant to our target markets. It should not be construed as a trend of decreasing advertising efforts or expenditures. In fact, we expect that our advertising expenses will increase in the future, as we intend to expand our advertising efforts to attract more customers. Our ability to fund advertising costs will depend on our operating revenues and capital raised from other sources. In furtherance of our current advertising program, we published advertisements in the May 2002 issues of Conde Nast Traveler, Travel and Leisure and Travel Holiday magazines. These resulting increased expenditures were offset by decreased expenditures on trade show presence and promotional items directed to the travel industry.

FISCAL YEAR ENDED DECEMBER 31, 2001 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2000

     Operating expenses for the year ended December 31, 2001 were approximately $559,000, an increase of approximately $315,000, or 129%, over operating expenses of approximately $245,000 during the year ended December 31, 2000. The largest components of this increase in operating expenses were fees paid to consultants, lawyers and other professional advisors, advertising costs, costs of independent sales representatives, automobile lease expenses and office rent. The professional fees we incurred were principally related to the development of our business plan (approximately $214,500) and expenses we incurred in connection with the exchange transaction (approximately $67,750). In March 2002, we issued 925,000 shares of UniverCell Holdings common stock) to certain persons who provided such services to us in satisfaction of $231,250 of these expenses valued at the fair value of these services. Because these expenses related to the preparation of a business plan that now is complete and the exchange transaction which has now occurred, we believe that these components of our operating expenses are one-time expenses and may not increase or be experienced in future periods.

     Advertising costs for the years ended December 31, 2001 and 2000 were approximately $73,000 and $60,000, respectively. We expect that our advertising expenses will increase in the future, as we intend to expand our advertising efforts to attract more customers. Our ability to fund advertising costs will depend on our operating revenues and capital raised from other sources.

     OTHER EXPENSES

SIX MONTHS ENDED JUNE 30, 2002 COMPARED TO SIX MONTHS ENDED JUNE 30, 2001

     During the six months ended June 30, 2002, we incurred interest expenses of approximately $120,000 to reflect accrued interest, deferred financing costs and the beneficial conversion feature in connection with our private placement sale of convertible debentures in the aggregate principal amount of $650,000. The interest expense results from accrued interest during the first and second quarter on these debentures (approximately $4,000), deferred financing costs (approximately $67,000) and the beneficial conversion (approximately $50,000) associated with the convertible debentures sold in our private placement
offering during the first and second quarters of 2002.   These expenses relate
to our now-concluded private placement of the convertible debentures, which will result in higher interest charges relating to (i) accretion of the deferred debt discount in connection with the beneficial conversion feature of the debentures and (ii) the amortization of the deferred financing charge relating to the warrants to purchase 1,300,000 shares of our common stock. The interest expense will be recorded over the life of the debentures. If the debentures are converted into common stock before their stated maturity, then any remaining balance of the deferred debt discount and the deferred financing costs will be expensed at the date of conversion. There were no comparable expenses recorded for the six months ended June 30, 2001 because we did not engage in any comparable transactions during that period.

FISCAL YEAR ENDED DECEMBER 31, 2001 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2000

     There were no comparable expenses recorded for the fiscal years ended December 31, 2001 or December 31, 2000 because we did not engage in any transactions during these periods which would give rise to such charge to interest expenses.

     NET  (LOSS)  INCOME

SIX  MONTHS  ENDED  JUNE  30,  2002  COMPARED  TO SIX MONTHS ENDED JUNE 30, 2001

     We had net losses of approximately $(399,000) for the six months ended June 30, 2002, a reduction of approximately $412,000, or 3,169%, from net income of approximately $13,000 for the six months ended June 30, 2001. This reduction in net income is largely the result of the lower net sales we experienced during the six months ended June 30, 2002 (approximately $302,000), compared to the six months ended June 30, 2001 (approximately $374,000), as well as increased expenses that we incurred during the six months ended June 30, 2002 (consisting of operating expenses of approximately $416,000 and interest expenses of approximately $120,000), as compared to the first six months of 2001 (consisting of operating expenses of approximately $170,000 and interest income of approximately $3,000).

     We attribute the decrease in net sales to a fall-off in overseas travel by U.S. travelers to the areas we serve, resulting from the terrorist attacks of September 11, 2001, as well as to the downturn in U.S. economy. We attribute the increase in operating expenses to salary and related expenses for new employees that we hired during the period, costs we incurred for business development and our increased reliance on outside professional advisors due to our having become a public reporting company and also due to our private offering of convertible debentures during the first six months of 2002. We believe that after 2002, we will not need to rely as heavily on outside professional advisors as we did during 2002, although we expect to continue to incur legal and accounting expenses in connection with our compliance with our public reporting and disclosure requirements, and may rely on outside professional advisors from time-to-time in connection with financings and other transactions in which we engage. Our salary and business development expenses will fluctuate as our needs and activities necessitate, and we expect these costs to increase as we expand our operations in pursuit of our business plan. We attribute the increase in interest expense incurred during the six months ended June 30, 2002 to those expenses arising from our issuance of $650,000 principal amount of convertible debentures due in 2004. We expect interest expenses relating to these debentures to remain constant until the debentures mature (at varying dates from March 2004 through May 2004). If we incur additional indebtedness, our interest expense will increase.

FISCAL YEAR ENDED DECEMBER 31, 2001 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2000

     We had net losses of approximately $(144,000) for 2001, a reduction of approximately $230,000, or 267%, from net income of approximately $86,000 for 2000. This reduction in net income is largely the result of the increased expenses we incurred in 2001 (approximately $559,000), compared to 2000 (approximately $245,000), offset by increased net sales we experienced in 2001
(approximately  $797,000),  compared  to  2000  (approximately  $695,000).

     We attribute the increase in expenses to the fact that we only began operations in 2000 and we were in the process of starting up our business during 2000. Accordingly, our expenses increased as our operations were developed and implemented. Further, approximately $231,000 of our expenses in 2001 related to professional fees we incurred in connection with the development of our business plan and also professional fees incurred in connection with the reverse merger transaction we consummated in December 2001, and we do not expect to incur comparable expenses in the future. In March 2002, we paid these fees by issuing an aggregate of 925,000 shares of common stock to the third parties who provided these services. See "Related Transactions - Other Related Transactions" in this prospectus for further information regarding these services and the issuance of this stock.

     INCOME TAXES

SIX MONTHS ENDED JUNE 30, 2002 COMPARED TO SIX MONTHS ENDED JUNE 30, 2001

     We recorded no provision for foreign, federal or state income taxes for either the six months ended June 30, 2002 or June 30, 2001. We account for income taxes using the liability method, which requires the determination of deferred tax assets and liabilities based on the differences between the financial and tax bases of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse. Deferred tax assets are adjusted by a valuation allowance, if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. We recorded a deferred tax asset in the amount of approximately $160,000 as of June 30, 2002 and due to recurring losses have recorded a valuation allowance of the whole amount.

     We recorded no provision for foreign, federal or state income taxes for either 2001 or 2000. As stated above, UniverCell Holdings accounts for income taxes using the liability method, which requires the determination of deferred tax assets and liabilities based on the differences between the financial and tax bases of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse. Deferred tax assets are adjusted by a valuation allowance, if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

     From inception until the exchange transaction, UniverCell had elected to be taxed as an S-Corporation under the Internal Revenue Code and similar state statutes. As a result of the exchange transaction, on December 14, 2001, UniverCell terminated its "S" Corporation tax status and became taxable as a "C" Corporation. If UniverCell were taxable as a "C" Corporation for all periods presented, pro forma net (loss) income and pro forma net (loss) income per share for the years ended December 31, 2001 and 2000 would have been approximately $52,000, or $0.00 per share and $(144,000), or $(0.00) per share, respectively.

     LIQUIDITY AND CAPITAL RESOURCES

SIX MONTHS ENDED JUNE 30, 2002 COMPARED TO SIX MONTHS ENDED JUNE 30, 2001

     Since inception through June 30, 2002, we have operated with a cumulative loss of approximately $458,000 and we may continue to incur operating losses in the future, dependent upon the degree of commercial acceptance of our services. To date, we have financed our operations primarily through a combination of a loan from our principal stockholder, private placements of equity and convertible debentures and our operating income. Since our inception through June 30, 2002, we have received:

- aggregate gross proceeds from the sale of equity securities and convertible debt of $750,000 ($100,000 from the sale of equity in 2000 and $650,000 from the sale of convertible debentures during the first half of 2002);
- a capital contribution in connection with the Isralink transaction valued at $21,500; and
- an interest-free line of credit from our principal stockholder in the amount of $150,000 (this line of credit was paid in full during the first quarter of 2002 and has now expired).

     During the first quarter of 2002, we raised gross proceeds of $315,000 (approximately $274,000 net of commissions to our placement agent), from the private placement sale of convertible debentures on March 27, 2002. We continued this offering into the second quarter of 2002, and we subsequently raised additional gross proceeds of $335,000 (approximately $291,000 net of commissions to our placement agent) from the sale of convertible debentures with the same terms as those sold on March 27, 2002 in subsequent closings under the same private placement offering. After closing on a total of $650,000 in principal amount of convertible debentures, we terminated this offering. The terms of the conversion and certain other terms of the convertible debentures are described in this prospectus in the section entitled "Description of Securities."

     We anticipate that a combination of cash from operations and funds raised in our private placement will be sufficient to fund our operations and expansion during 2002. If we are unable to achieve our business plan, we may need to continue to rely on external sources of funding to meet our cash needs for future acquisitions and internal expansion and, if necessary, defer discretionary expenditures to continue operations. Additional financing, through subsequent public offerings or private offerings or private equity or debt financings, may not, however, be available to us on acceptable terms or at all.

     Our plan is to grow during 2002 through a combination of increases in net sales by expanded marketing and advertising and negotiating agreements with marketing partners who will provide us with lead referrals and other access to customers in exchange for a share of revenues. In May 2002, we entered into an agreement with Cendant Corporation to be the exclusive overseas mobile phone rental referral partner of Avis Rent-A-Car. This referral program went into effect in the beginning of August 2002. As part of our growth strategy, we may also pursue strategic acquisitions of U.S.-based international mobile phone rental companies from time-to-time, but we do not expect to consummate any such acquisitions during 2002.

     As of December 31, 2001, our cash on hand was approximately $91,000, whereas we had cash on hand of approximately $311,000 as of June 30, 2002. This increase in cash on hand was largely due to the proceeds of our private placement sale of $650,000 principal amount of convertible debentures which we made in March through May 2002. Additionally, we had restricted cash balances of $35,000 as of December 31, 2001 in connection with a standby letter of credit which we caused a bank to issue to a vendor, but in February 2002, that letter of credit was reduced to $10,000, with the vendor's consent, and $25,000 was returned to us by the issuing bank.

     For the six months ended June 30, 2002 the net cash used in our operating activities was approximately ($368,000), a reduction from operating activities of approximately $369,000 over net cash provided by operating activities of approximately $1,000 for the six months ended June 30, 2001. This reduction is largely the result of net losses during the six months ended June 30, 2002 (approximately $399,000) as compared to net income during the six months ended June 30, 2001 (approximately $13,000), offset by the interest expense recorded in connection with the amortization of deferred financing costs resulting from the fair value of the warrants we issued to our placement agent in connection with our private placement sale of convertible debentures in the first and second quarters of 2002 (approximately $50,000), a decrease in accounts receivable during the six months ended June 30, 2002 (approximately $(81,000)), as compared to the six months ended June 30, 2001 (approximately $(61,000)), an increase in accounts payable and accrued expenses during the first six months of

2002 (approximately $91,000), as compared to the six months ended June 30, 2001 (approximately $44,000) and fewer current assets during the six months ended June 30, 2002 (approximately $(105,000)) as compared to the six months ended June 30, 2001 (approximately $(4,000)).

     During the remainder of 2002 and in 2003, UniverCell Holdings plans to significantly increase the scale of its rental activity (as compared to prior periods) and also to acquire additional businesses. These activities could result in our consuming cash at a greater rate than that at which we have previously consumed.

     Our most aggressive plan calls for the infusion of approximately $5,000,000 in additional investment capital during the next three years. We do not have any current commitments for any additional investment capital, and we make no assurances that we will be able to raise this amount or any additional investment capital. If we do not raise this desired investment, we will need to scale back our business plan, and possibly abandon initiatives that we have planned or begun, or reduce the scale of our existing business. We anticipate that we will need approximately $1,800,000 to fund our operations for the second half of 2002 through the end of 2003 at their existing level, assuming modest growth. We believe that our current assets and future revenue earned during the remainder of 2002 and in 2003 will be sufficient to fund our operations during this period. To the extent that we are unable to generate sufficient cash from our existing operations, we will require additional investment capital in order to maintain our current level of operations. Recently, the capital markets have not been hospitable towards small, new ventures such as ours and we therefore may be unable to procure additional desired or necessary investment capital on favorable terms or at all. If our cash flow from operations and new investment capital is not sufficient to fund our operations for the balance of 2002 and during 2003, then we will need to reduce our expenses, which may entail curtailing our operations and activities.


FISCAL YEAR ENDED DECEMBER 31, 2001 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2000

     Since inception through December 31, 2001, we have operated with a cumulative loss of approximately $(58,000) and may continue to incur operating losses in the future, dependent upon the degree of commercial acceptance of our services. To date, we have financed our operations primarily through a combination of a loan from our principal stockholder, a private placement of equity and our operating income. Since our inception through December 31, 2001, we have received proceeds from the sale of equity securities of approximately $100,000, a capital contribution in connection with the Isralink transaction valued at $21,500, and an interest-free line of credit from our principal stockholder in the amount of $150,000. The line of credit was paid in full during the first quarter of 2002 and has now expired.

     As of December 31, 2001, our cash on hand was approximately $91,000. We had restricted cash balances of $35,000 as of December 31, 2001 in connection with a standing letter of credit which we caused a bank to issue to a vendor, but in February 2002, that letter of credit was reduced to $10,000, with the vendor's consent, and $25,000 was returned to us by the issuing bank.

     For the year ended December 31, 2001 the net cash provided by our operating activities was approximately $20,000, a decrease of approximately $22,000, or 53%, from $42,000 of net cash from operating activities for the year ended December 31, 2000.

     We had only limited operations during 2000 and 2001. During 2002, we have planned to significantly increase the scale of our rental activity and may also acquire additional businesses. These activities could result in the our consuming cash at a rate which has been greater than that at which we have previously.

     CAPITAL TRANSACTIONS

SIX MONTHS ENDED JUNE 30, 2002 COMPARED TO SIX MONTHS ENDED JUNE 30, 2001

     During 2001, we engaged certain consultants and professional advisors to assist us in the preparation of our business plan. These consulting and advisory services ceased as of December 31, 2001. In March 2002, we issued 925,000 shares of our common stock to pay certain consulting and other fees incurred in this connection, which were valued at $231,250, in the aggregate. The shares issued were valued at $0.25 per share.

     During the six months ended June 30, 2002, we conducted a private placement offering of convertible debentures, and we sold an aggregate principal amount of $650,000 of these debentures, $315,000 on March 27, 2002, $285,000 on April 30,
2002 and $50,000 on May 7, 2002. After the sale of these convertible debentures that closed on May 7, 2002, we terminated this private placement offering. The debentures were purchased by individual purchasers, each of which were accredited investors and none of which were affiliates of the Company.

     In connection with the sale of these convertible debentures, we paid commissions in cash to our placement agent of 13% of the principal amount of debentures sold ($84,500). As additional compensation to our placement agent, we also issued warrants to purchase up to 1,300,000 shares of common stock. We issued these warrants to placement agent (H&W) and certain of its employees, designated by the placement agent as the salespersons who sold the convertible debentures. On August 22, 2002, the 1,300,000 warrants were exercised on a cashless basis, and accordingly, we issued 583,408 shares of our common stock as a result of the exercise of the warrants.

     We entered into a registration rights agreement in connection with the convertible debentures and warrants, which requires us to register for resale all securities issuable upon conversion of the debentures and exercise of the warrants The terms and conditions of the convertible debentures, warrants and the registration rights agreement are described in greater detail under the "Description of Securities" section of this prospectus.

FISCAL YEAR ENDED DECEMBER 31, 2001 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2000

     During 2001, we engaged in no capital transactions other than the exchange transaction pursuant to which the stockholders of UniverCell Global exchanged their shares of UniverCell Global for shares of UniverCell Holdings, which, prior to this transaction was an inactive publicly held company, formerly called Hypermedia Communications, and other than the capital transactions undertaken by UniverCell Holdings by our predecessors prior to the exchange transaction, which we do not deem relevant to a discussion of UniverCell Holdings as it now exists after the completion of the exchange transaction. To effect the exchange transaction, Robert Esposito, who then owned approximately 84% of our issued and outstanding common stock, transferred 33,000,000 shares of common stock of UniverCell Holdings to the stockholders of UniverCell Global, and the stockholders of UniverCell Global transferred all of the then-issued and outstanding shares of UniverCell Global stock to UniverCell Holdings, thereby rendering UniverCell Global a wholly-owned subsidiary of UniverCell Holdings. Mr. Esposito also deposited 700,000 shares of our common stock into escrow, which will either be returned to him or disbursed to the prior UniverCell Global stockholders on December 14, 2002, depending on certain interim events.

     In June 2000, UniverCell Global issued to one purchaser shares of its common stock (which are now represented by 3,300,000 shares of UniverCell Holdings common stock) in a private placement transaction for $100,000 paid in cash. In connection with this sale, UniverCell Global also issued shares of common stock (which are now represented by 660,000 shares of UniverCell Holdings common stock) to a finder, in satisfaction of a finder's fee.

     RECENT ACCOUNTING PRONOUNCEMENTS

     In July 2001, the FASB issued SFAS No. 141, Business Combinations. SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. This statement is effective for all business combinations initiated after June 30, 2001. The adoption of this new accounting standard did not have a material impact on our financial statements.

     In July 2001, the FASB also issued SFAS No. 142, Goodwill and Other Intangible Assets. This statement applies to goodwill and intangible assets acquired after June 30, 2001, as well as goodwill and intangible assets previously acquired. Under this statement, goodwill and certain other intangible assets determined to have an infinite life will no longer be amortized; instead, these assets will be reviewed for impairment on a periodic basis. This statement is effective for the first quarter in the fiscal year ended December 2002. The adoption of this new accounting standard did not have a material impact on our financial statements.

     In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which supercedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. SFAS No. 144 further refines the requirements of SFAS No. 121 that companies (i) recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable based on its undiscounted future cash flows and (ii) measure an impairment loss as the difference between the carrying amount and the fair value of the asset. In addition, SFAS No. 144 provides guidance on accounting and disclosure issues surrounding long-lived assets to be disposed of by sale. The adoption of this new accounting standard did not have a material impact on the financial statements.

     On April 30, 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections". SFAS No. 145 eliminates the requirement that gains and losses from the extinguishment of debt be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect and eliminates an inconsistency between the accounting for sale-leaseback transactions and certain lease modifications that have economic effects that are similar to sale-leaseback transactions. Generally, SFAS No. 145 is effective for transactions occurring after May 15, 2002. The adoption of this standard is expected to have no impact to the Company.

     SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities", provides guidance on the recognition and measurement of liabilities for cost associated with exit or disposal activities. The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002. The Company is currently reviewing SFAS No. 146 to determine the impact upon adoption.

                             DESCRIPTION OF PROPERTY

     We own no real property. We currently lease approximately 2,000 square feet of office space for our corporate headquarters in Baltimore, Maryland. Our total expenditure for leased office space was approximately $15,000 during fiscal year 2001. In July 2002, we entered into a new lease for different office space in Baltimore, Maryland and we relocated to that space in the end of July 2002. The rent for this new space is approximately $36,000 per year. We had intended to maintain a Baltimore office, but to relocate our principal offices to New York, New York during the second fiscal quarter of 2002 or some time thereafter. We may still do so, but will most likely postpone this expansion because our new Baltimore space will accommodate our anticipated growth for the immediate term and we wish to conserve our money. Nevertheless, we may pursue opening a New York office to allow for further expansion and to establish ourselves in a key strategic location. We believe that market conditions and certain incentive programs aimed at bolstering the New York City business community also make relocating to New York attractive to us at this time or in the future. Our estimated monthly rent for space of the type we envision in New York is approximately $3,000. We estimate the cost to move to New York would be approximately $10,000.

                           CERTAIN MARKET INFORMATION

     Our common stock is quoted for trading on the OTCBB under the symbol "UVCL". On July 1, 2002, our common stock closing bid price was $0.11 per share and its closing asked price was $0.09 per share. The high and low bid prices of our common stock for each quarter within the last two fiscal years were as follows:

                  HIGH/ASK ($)  LOW/BID ($)

1st Quarter 2000     0.375       0.063
----------------     -----       -----
2nd Quarter 2000     0.375       0.063
----------------     -----       -----
3rd Quarter 2000     0.125       0.063
----------------     -----       -----
4th Quarter 2000     0.125       0.016
----------------     -----       -----
1st Quarter 2001     0.0350     0.0101
----------------     ------     ------
2nd Quarter 2001     0.51        0.026
----------------     ----        -----
3rd Quarter 2001     1.70         0.27
----------------     ----         ----
4th Quarter 2001     1.64         0.22
----------------     ----         ----
1st Quarter 2002     0.74         0.27
----------------     ----         ----
2nd Quarter 2002     0.30         0.10
----------------     ----         ----

     The above over-the-counter market high and low bid quotations (reported by Bloomberg Financial Network) reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions. In addition, all quotations set forth above prior to the December 14, 2001 exchange transaction relate to our predecessor, Hypermedia, and as such we believe they are not indicative of our current business operations, financial returns or future prospects. Our trading symbol prior to the exchange transaction was "NMNW" and after the exchange transaction, Our trading symbol became "UVCL."

     As of July 1, 2002 there was one class of common equity (the common stock) held by approximately 50 holders of record (of which a substantial number were nominees for other persons).

     It is our present policy not to pay cash dividends and to retain future earnings to support our growth. No dividends have been declared during the last two fiscal years. There are no restrictions which affect or are likely to affect our ability to pay dividends in the future. However, we do not expect to pay dividends in the foreseeable future.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following tables set forth certain information concerning our executive officers and directors serving as of July 1, 2002. For information about ownership of our common stock by the officers and directors named below, see "Security Ownership of Certain Beneficial Owners and Management."

NAME                AGE     POSITIONS AND OFFICES WITH UNIVERCELL HOLDINGS

Sean Y. Fulda        25     Chairman of the Board of Directors, President and Chief
                            Executive Officer; Chief Financial Officer and Principal Accounting Officer

David M. Friedman    50     Director (as of June 15, 2002)

Michael D. Fulda     52     Director (as of June 15, 2002)

     All directors of UniverCell Holdings were elected to hold office until our 2003 Annual Meeting of Stockholders or special meeting in lieu thereof (and thereafter until their successors have been duly elected and qualified).
Michael D. Fulda is the father of Sean Y. Fulda. None of the other persons named above are related by blood, marriage or adoption to any of our other directors or executive officers. Executive officers are elected annually by the board of directors and serve at the discretion of the board.

     The following information regards our directors:

SEAN Y. FULDA, Chairman of the Board of Directors, President and Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer

     Sean Y. Fulda became our president and chief executive officer and the chairman of the board of directors upon the consummation of the exchange transaction on December 14, 2001. The term of his directorship runs through the next annual meeting of UniverCell Holdings. Prior to joining UniverCell Holdings, Mr. Fulda was chief executive officer and the chairman of the board of directors of UniverCell Global since its founding in March 1999, and he remains acting in that capacity. Prior to the founding of UniverCell, Mr. Fulda founded and served as chief executive officer and chairman of the board of directors of Isralink since its founding in 1997. Prior to that time, for the balance of the five year period prior to this prospectus, in addition to being a full time student, Mr. Fulda was employed as telephone sales representative at Sturner and Klein Telemarketing Specialists, Inc. He was awarded a bachelor of arts in Hebrew Literature from Brisk Rabbinical College in June, 1999. As of July 1, 2002, Mr. Fulda owned 27,720,000 shares of our common stock (approximately 69% of the shares of common stock then outstanding).

DAVID M. FRIEDMAN, Director

     David M. Friedman became a director as of June 15, 2002. Mr. Friedman has been an attorney and real estate investor and developer for over 25 years. Mr. Friedman is a principal in the Law Offices of David M. Friedman, Skokie, Illinois. He is also a real estate investor and developer, and the principal of F & F Realty, Ltd., a real estate management company in the Chicago metropolitan area. Mr. Friedman's real estate interests include a number of multi-family properties with an aggregate of over 2,000 units, a retirement home facility, five hotels and an office building. During the past five years, Mr. Friedman's professional activities have focused on engaging in real estate investment transactions. Mr. Friedman was awarded a Bachelor of Arts degree from Yeshiva University in 1972 and a Juris Doctor degree from Northwestern University in 1975. As of July 1, 2002, Mr. Friedman owned 1,750,000 shares of our common stock (approximately 4.4% of the shares of common stock then outstanding).

MICHAEL D. FULDA, Director

     Michael D. Fulda, the father of Sean Y. Fulda, became a director as of June 15, 2002. Mr. Fulda is chief operating officer of Sturner and Klein, Inc., a privately-held corporation which specializes in telemarketing. Mr. Fulda has acted in this capacity since 1991. During Mr. Fulda's tenure, the annual revenues of Sturner and Klein, Inc. grew from approximately $7,000,000 to approximately $15,000,000. Mr. Fulda was awarded a Bachelor of Science degree from the City College of New York in 1972 and a Masters in Business Administration from Baruch College in 1980. As of July 1, 2002, Mr. Fulda owned 660,000 shares of our common stock, and together with 660,000 shares of UniverCell Holdings common stock owned by his wife, Rivka Fulda, beneficially owned 1,320,000 shares of our common stock (approximately 3.3% of the shares of common stock then outstanding).

     There are no other executive officers of UniverCell Holdings, and no highly-compensated non-executive employees.

     Section 16(a) of the Securities Exchange Act of 1934, as amended requires Our directors, executive officers and persons who own more than 10% of any class of Our capital stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership and to provide copies of such reports to us. Based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required to be filed during the fiscal year ended December 31, 2001, we believe that one of the filing requirements applicable to its officers, directors and beneficial owners of greater than 10% of its common stock was not complied with during the most recent fiscal year. This omission was the failure of Sean Y. Fulda to timely file Form 3 (Initial Statement of Beneficial Ownership of Securities), which was due to have been filed within 10 days after the effective date of the exchange transaction. This filing was made on April 12, 2002.

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning the compensation that we paid for services rendered in all capacities to UniverCell for the fiscal years ended December 31, 1999, 2000 and 2001 and by all individuals serving as our CEO during 2001 and our other executive officers serving on December 31, 2001 whose salary and bonuses for 2001 exceeded $100,000. We refer to these officers of UniverCell as the Named Executive Officers.

                             EXECUTIVE COMPENSATION

                                     ANNUAL COMPENSATION               LONG-TERM COMPENSATION
                                                                       AWARDS         PAYOUTS
                                                                     ----------   ---------------
                                                                     SECURITIES
                                           SALARY                    UNDERLYING      ALL OTHER
NAME AND PRINCIPAL           FISCAL       (ROUNDED)       BONUS       OPTIONS(1)  COMPENSATION(2)
POSITION                      YEAR           (1)           ($)           (#)            ($)
-------------------------------------------------------------------------------------------------
Sean Y. Fulda               12/31/01      $50,000(2)       $0            $0             $0
   President and Chief      12/31/00      $50,000          $0            $0             $0

   Executive Officer        12/31/99         $0            $0            $0             $0

Robert Esposito             12/31/01         $0            $0            $0             $0
   President and Chief
   Executive Officer
   prior to the
   exchange transaction     12/31/00         $0            $0            $0             $0
                            12/31/99         $0            $0            $0             $0

(1) Includes all other annual compensation and all other long-term compensation. Perquisites are not included if the aggregate amount is less than the lesser of $50,000 or 10% of salary and bonus, except as related to Mr. Fulda, whose salary reflects all perquisites.

(2) Effective January 1, 2002, Mr. Fulda's salary was increased to $75,000 per annum, with certain annual increases to be implemented thereafter.

EMPLOYMENT AGREEMENTS

     As of January 1, 2002, we entered into a written employment agreement with Sean Y. Fulda, under which his employment continues for a five-year term unless terminated in accordance with certain provisions of the agreement. Mr. Fulda founded our current business, and, due to the small size of our staff, is intimately involved in all aspects of our business on a daily basis. Mr. Fulda serves as our president, chief executive officer, principal accounting officer and chairman of the board of directors. His base salary is $75,000 for the year 2002, $125,000 for the year 2003, $140,000 for the year 2004, $160,000 for the year 2005 and $180,000 for the year 2006. The agreement provides for bonuses as determined by our board of directors, acting through an independent compensation committee which the directors have not yet established. The agreement also provides for participation in our generally available benefit plans and for vacation time, personal days and sick time in accordance with our policies.

     Mr. Fulda's employment agreement provides that if we terminate his employment without cause (as defined in the agreement), we remain obligated to pay his base salary through the end of the term of the agreement and to pay him a bonus for the year of such termination, and for each subsequent year remaining of the term of the agreement. These bonus amounts will be equal to the bonus paid to him in the year prior to the year in which his termination without cause occurs. This amount is subject to offset by the compensation paid to Mr. Fulda, if any, through an alternative comparable source of employment, which Mr. Fulda has an affirmative duty to seek.

     Mr. Fulda's employment agreement prohibits him from directly or indirectly competing with us during the term of the employment agreement and for a period of 12 months following termination of his employment, and from soliciting our employees and/or customers during the term of the employment agreement and for 12 months thereafter.

     None of our other employees is under a written employment agreement with us. There are no collective bargaining agreements in effect. We believe the relations with our employees are good.

DIRECTOR COMPENSATION

     Directors who are also our employees serve as directors without compensation. We may award stock options or other compensation to directors in our discretion, although we have no present intention to do so. We may pay a stipend to non-employee directors from time to time. Directors may also be reimbursed for reasonable out-of-pocket expenses incurred in attending directors' meetings and otherwise carrying out their duties as director.

STOCK OPTION PLANS

     UniverCell Holdings currently has no stock option plans, although it may adopt such a plan in the future. Such a plan would be for the purpose of recruiting, retaining and motivating qualified personnel. Incentive compensation in the form of stock options is designed to provide long-term performance incentives to directors, executive officers and other employees, to encourage them to remain with us and to enable them to develop and maintain an ownership position in UniverCell Holdings. Accordingly, UniverCell Holdings may determine that it is in the best interest of UniverCell Holdings to institute an incentive compensation plan.

OPTION GRANTS IN LAST FISCAL YEAR

     UniverCell Holdings granted no options in 2001, to any of the Named Executive Officers or to any other person.

     There were no stock options outstanding as of July 1, 2002.

                              RELATED TRANSACTIONS

     This section of this prospectus discusses transactions that occurred during 2000 through July 1, 2002 between UniverCell Holdings and the following persons:

- Sean Y. Fulda, the President, CEO and chairman of the board of directors of UniverCell Holdings after the exchange transaction, the controlling shareholder of UniverCell Global prior to the exchange transaction and the controlling shareholder of UniverCell Holdings after the exchange transaction;

- Robert Esposito, the President, CEO and chairman of the board of directors, controlling shareholder of UniverCell Holdings before the exchange transaction and a shareholder of UniverCell Holdings after the exchange transaction;

- Michael D. Fulda, the father of Sean Y. Fulda, a shareholder of UniverCell Global prior to the exchange transaction, a shareholder of UniverCell Holdings after the exchange transaction and a director of Univercell Holdings as of June 15, 2002;

- David M. Friedman, a shareholder of UniverCell Global prior to the exchange transaction, a shareholder of UniverCell Holdings after the exchange transaction and a director of Univercell Holdings as of June 15, 2002; and

- Nicole N. Fulda, the sister of Sean Y. Fulda who provided services to UniverCell Global prior to the exchange transaction and received shares of UniverCell Holdings after the exchange transaction in payment for those services.

RELATED TRANSACTIONS BY UNIVERCELL HOLDINGS PRIOR TO THE EXCHANGE TRANSACTION

     In February 2001, the former principal stockholders, MK Global Ventures, MK Global Ventures II and MK GVD Fund sold their common stock, convertible preferred stock and notes payable to Robert Esposito, who, prior to that transaction, was an unrelated third party. Mr. Esposito then became President, Secretary and sole director of Hypermedia. In connection with this transaction, on or about May 14, 2001, UniverCell Holdings issued 35,000,000 shares of common stock to Mr. Esposito in settlement of the notes payable and accrued interest due under these notes.

     After Mr. Esposito joined Hypermedia, Hypermedia moved to 710 Oakfield Drive, Brandon, Florida 33511, at space leased by Mr. Esposito on a month to month basis. Mr. Esposito used this space for other businesses he operated. Hypermedia did not pay any rent for its use of this space.

RELATED TRANSACTIONS BY UNIVERCELL PRIOR TO THE EXCHANGE TRANSACTION

     In February, 2001, Sean Y. Fulda, Chief Executive Officer and sole director of UniverCell and, after the exchange transaction, UniverCell Holdings, extended a one-year $150,000 non-interest bearing line of credit to UniverCell to assist in cash flow operations. As of December 31, 2001, less than $2,000 was outstanding under this line of credit. This line of credit expired in February 2002, at which time all balances were paid off, and the line of credit was not renewed.

OTHER RELATED TRANSACTIONS

     We engaged the services of certain persons as its consultants and professional advisors to prepare a business plan and to provide other services. We agreed to pay the fair value for these services, and we agreed that the fair value of these services was $231,250, in the aggregate. These consultants and advisors agreed to accept common stock in lieu of cash as payment for their services. Accordingly, we issued an aggregate of 925,000 shares of our common stock to satisfy our obligations in connection with these services. These persons who provided these services to us included Nicole N. Fulda, who is Sean
Y. Fulda's sister, and David M. Friedman, who already owned 1,650,000 shares of common stock and who subsequently agreed to become a director. We issued 75,000 shares of common stock to Ms. Fulda and 100,000 shares of common stock to Mr. Friedman to pay the fair value of their services to us.

EXCHANGE TRANSACTION

     Robert Esposito delivered 33,000,000 shares of common stock in exchange for all outstanding shares of Univercell capital stock with UniverCell's stockholders. These 33,000,000 shares of UniverCell Holdings common stock were allocated to the UniverCell stockholders as follows:

     Stockholder          Number of UniverCell Holdings Shares Issued in
                          Exchange Transaction
     ---------------      -----------------------------------------------

     Sean Y. Fulda            27,720,000
     David M. Friedman         1,650,000
     Susan Friedman            1,650,000
     Elisha Prero                660,000
     Rivka Fulda                 660,000
     Michael D. Fulda            660,000

     As of the effective time of the exchange transaction, we cancelled all of the previously issued preferred stock of UniverCell Holdings. After the exchange transaction, Mr. Esposito continued to hold 2,000,000 shares of our common stock, subject to a one-year lock-up whereby Mr. Esposito may not transfer more than 700,000 of such shares for one year after the exchange transaction (or, until December 14, 2002), and a further 18-month restriction on transfer precluding Mr. Esposito from selling any of his shares during any month where the number of shares sold exceeds 5% of the total trading volume of our shares during the preceding month, for 18 months after the exchange transaction (or, until June 14, 2003). Additionally, 700,000 shares of common stock owned by Mr. Esposito are held in escrow until December 14, 2002, the first anniversary of the exchange transaction. If the closing bid price for our common stock has not remained above $1.50 for the 45 days preceding the anniversary date, then these 700,000 shares will be delivered to the former UniverCell Global stockholders.

TRANSACTIONS WITH AFFILIATED ADVERTISING AGENCY

     During the first quarter of 2002, our chairman, chief executive officer and principal stockholder, Sean Y. Fulda, established an advertising agency as a separate company from UniverCell Holdings. International Media Group places advertisements on our behalf. This company generally uses separate resources from ours, although sometimes resources are shared, in which case they are billed at cost. The principal reason for establishing International Media Group was to allow us to receive the benefit of discounts for our advertising that many publishers afford to advertising agencies (either as an industry discount or due to negotiation). Typically, these discounts are approximately 10% to 20% on the rates that would otherwise be quoted to an advertiser who approached a media source directly instead of through an advertising agency. International Media Group bills us for ads it places on our behalf. The amount it bills us reflects a substantial part of these discounts, but International Media Group does retain part of the discount it negotiates with media outlets to fund its operations. International Media Group may also provide advertising agency services to third parties.

TRANSACTIONS WITH PROMOTERS

     Because of their management positions, organizational efforts and/or percentage share ownership of our predecessor, Sean Y. Fulda, Robert Esposito and Hypermedia may be deemed to be parents and promoters of UniverCell Holdings, as the Securities Act and the rules thereunder define those terms. Accordingly, except for the exchange transaction (at the time of which, UniverCell Holdings and UniverCell Global were independent parties), any transaction among these parties should not be considered to be an arms-length transaction.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table lists beneficial ownership of our common stock for the persons or groups specified therein, as of July 1, 2002. In case of this and the following table, ownership includes direct and indirect (beneficial) ownership, as defined by the SEC's rules and regulations. To our knowledge, each person, along with his spouse, where applicable, has sole voting and investment power over the shares unless otherwise noted.

---------------------------------------------------------------------------------------------
TITLE OF CLASS           NAME AND ADDRESS OF        AMOUNT AND NATURE OF         PERCENT OF
                          BENEFICIAL OWNER            BENEFICIAL OWNER            CLASS(1)
---------------------------------------------------------------------------------------------
Common Stock       Sean Y. Fulda                          27,720,000              69.18%
                   c/o UniverCell Holdings, Inc.
                   1777 Reisterstown Road, Suite 295
                   Baltimore, MD 21208
---------------------------------------------------------------------------------------------
Common Stock       David M. Friedman                       1,750,000               4.12%
                   c/o UniverCell Holdings, Inc.
                   1777 Reisterstown Road, Suite 295
                   Baltimore, MD 21208
---------------------------------------------------------------------------------------------
Common Stock       Michael D. Fulda                        1,320,000(2)            3.3%
                   c/o UniverCell Holdings, Inc.
                   1777 Reisterstown Road, Suite 295
                   Baltimore, MD 21208
---------------------------------------------------------------------------------------------
Common Stock       All officers and directors as a        30,790,000              76.6%
                   group (three persons)
---------------------------------------------------------------------------------------------

(1) Based on 40,067,096 shares of common stock of UniverCell Holdings being issued and outstanding (assuming no conversion of convertible debentures into common stock and prior to the August 22, 2002 exercise of all outstanding warrants and resulting issuance of 583,408 shares of common stock).

(2) Based on 660,000 shares of common stock of UniverCell Holdings owned by Michael D. Fulda and 660,000 shares of common stock owned by his wife, Rivka Fulda.

                            SELLING SECURITY HOLDERS

     The 9,932,904 shares of common stock being registered for resale by the selling stockholders under the registration statement of which this prospectus is a part relate to shares of common stock which may be issued upon the conversion of our outstanding convertible debentures and the 583,408 shares of common stock we issued on August 22, 2002 upon exercise of all our outstanding warrants by the warrant holders.

     We issued the convertible debentures in a private placement offering we conducted from March through May 7, 2002 and we issued the warrants to the placement agent and some of its salespersons in that offering as part of the placement agent's fees. Pursuant to this private placement offering, UniverCell Holdings sold convertible debentures in the aggregate principal amount of $650,000. We sold $315,000 of these debentures on March 27, 2002, $285,000 on
April 30, 2002 and $50,000 on May 7, 2002. We terminated the private placement offering after the May 7, 2002 sale of debentures.

     The convertible debentures bear interest at the rate of 6% per annum, and mature on the second anniversary of their issuance date, unless the holder decides to convert them into common stock before maturity. If the holder does not convert prior to maturity, the debentures will automatically convert into common stock on their maturity date. Both the principal amount and the accrued interest will convert. The conversion rate is the lesser of:

- 200% of the closing bid price per share of our common stock on the date of sale of the convertible debentures; and

- 70% of the lowest closing bid price per share of the common stock for the 20 trading days immediately preceding the date of conversion.

     We issued warrants to purchase up to an aggregate of 1,300,000 shares of common stock to persons designated by the placement agent as part of the placement agent's compensation. The placement agent designated itself and several of its salespersons that had sold the convertible debentures, as the recipients of the warrants. All of the warrants were exercised on August 22, 2002. The exercise price of the warrants was determined by a formula which set the exercise price of the warrants equal to 105% of the lower of:

- 200% of the closing bid price per share of the common stock on the issue date of the warrants; and

- 70% of the lowest closing bid price per share of the common stock for the 20 trading days immediately preceding the date of exercise of the warrants.

     The warrants also included a cashless exercise option, which allows the warrant holder to receive a fewer shares of common stock in lieu of paying the exercise price in cash. All of the warrant holders opted to use a cashless exercise when they exercised their warrants. The number of shares to be surrendered in lieu of paying cash equals the product of the total number of shares as to which the warrant is being exercised multiplied by the closing bid price of the common stock on the date of exercise, less the product of the total number of shares as to which the warrant is being exercised multiplied by then-current exercise price, divided by the closing bid price of the common stock on the date of exercise. Because the warrant holders used the cashless exercise option when they exercised their warrants, we did not receive any cash proceeds from the issuance of the common stock underlying the warrants, but we issued fewer shares of common stock (583,408) than the number of shares represented by the warrants (1,300,000). The 583,408 shares of stock we issued on exercise of the warrants represents approximately 1.5% of our total outstanding common stock.

     NOTE: None of the selling stockholders is our affiliate, and none has had any position, office or other material relationship with us within the past three years, except as a securityholder or, in respect of H&W, as placement agent in respect of our private placement of the convertible debentures. The 9,932,904 shares of common stock being registered and offered pursuant to the registration statement of which this prospectus forms a part consists of the 583,408 shares issued on exercise of warrants and the shares that we will issue when the convertible debentures convert. The 9,349,496 shares we have allocated for issurance upon the conversion of the convertible debentures may at the time of conversion be insufficient for the conversion of all of the convertible debentures. In this case, we will need to increase our authorized capital and register additional shares of common stock under one or more subsequent registration statements.

SELLING STOCKHOLDERS WHO HOLD CONVERTIBLE DEBENTURES

(ASSUMES ALL CONVERTIBLE DEBENTURES ARE CONVERTED ON MATURITY DATE AND THAT THE LOWEST CLOSING BID PRICE OF THE COMMON STOCK IS $0.10 DURING THE 20 DAYS PRIOR TO CONVERSION, WHICH WOULD RESULT IN A CONVERSION PRICE OF $0.07 PER SHARE)

                    PRINCIPAL
                    AMOUNT OF
                    CONVERTIBLE
                    DEBENTURES
                    OWNED/          NUMBER OF       NUMBER OF
                    ACCRUED         SHARES OF       SHARES OF                   NUMBER OF
                    INTEREST        COMMON STOCK    COMMON STOCK BENEFICIALLY   SHARES OF
                    THROUGH         BENEFICIALLY    OWNED AFTER CONVERSION OF   COMMON STOCK
                    MATURITY DATE/  OWNED BEFORE    CONVERTIBLE DEBENTURES AND  BENEFICALLY
                    TOTAL           CONVERSION OF   NOW BEING OFFERED           OWNED AFTER
NAME OF SELLING     CONVERSION      CONVERTIBLE     (ROUNDED)                   OFFERING
STOCKHOLDER         AMOUNT          DEBENTURES(2)    (1) (2)                    (2)
---------------    --------------- ---------------- ------------------------  ----------------
CONVERTIBLE            $315,000/               0      5,040,000                   0
DEBENTURES ISSUED       $37,800/
MARCH 27, 2002         $352,800
(TOTAL):
Scott J. and            $20,000/               0        320,000                   0
Robin L. Hughes          $2,400/
                        $22,400
Ronald S. Sheldon       $25,000/               0        400,000                   0
Living Trust             $3,000/
(Ronald S.              $28,000
Sheldon has
investment
discretion over
these securities)
Stephen Vedo            $50,000/               0        800,000                   0
                         $6,000/
                        $56,000
Crusoe Capital          $20,000/               0        320,000                   0
(Seth Chandler,          $2,400/
an officer, has         $22,400
investment
discretion over
these securities)
Paul Dowden            $100,000/               0      1,600,000                   0
                        $12,000/
                       $112,000
Michael A. Siese       $100,000/               0      1,600,000                   0
                        $12,000/
                       $112,000
CONVERTIBLE             285,000/               0      4,560,000                   0
DEBENTURES ISSUED        34,200/
APRIL 30, 2002          319,200
(TOTAL):
Clifton H. Kees         $30,000/               0        480,000                   0
and Jane I. Kees,        $3,600/
Trustees for Kees       $33,600
Family Living
Trust
Peter Card              $20,000/               0        320,000                   0
                         $2,400/
                        $22,400
George Anderson         $10,000/               0        160,000                   0
                         $1,200
                        $11,200
Neil Jones              $20,000/               0        320,000                   0


                    PRINCIPAL
                    AMOUNT OF
                    CONVERTIBLE
                    DEBENTURES
                    OWNED/          NUMBER OF       NUMBER OF
                    ACCRUED         SHARES OF       SHARES OF                   NUMBER OF
                    INTEREST        COMMON STOCK    COMMON STOCK BENEFICIALLY   SHARES OF
                    THROUGH         BENEFICIALLY    OWNED AFTER CONVERSION OF   COMMON STOCK
                    MATURITY DATE/  OWNED BEFORE    CONVERTIBLE DEBENTURES AND  BENEFICALLY
                    TOTAL           CONVERSION OF   NOW BEING OFFERED           OWNED AFTER
NAME OF SELLING     CONVERSION      CONVERTIBLE     (ROUNDED)                   OFFERING
STOCKHOLDER         AMOUNT          DEBENTURES(2)    (1) (2)                    (2)
---------------    --------------- ---------------- ------------------------  ----------------
                         $2,400/
                        $22,400
Robert Duch             $20,000/               0      320,000                    0
                         $2,400/
                        $22,400
Daniel Grillo           $50,000/               0      800,000                    0
                         $6,000/
                        $56,000
Lance Adams             $20,000/               0      320,000                    0
                         $2,400/
                        $22,400
Bonny Goldstein         $15,000/               0      240,000                    0
Irrevocable Trust        $1,800/
(Bonny Goldstein        $16,800
has investment
discretion over
these securities)
Terry L. and            $25,000/               0      400,000                    0
Carol S. Conner           3,000/
                        $28,000
Charles Xue             $50,000/               0      800,000                    0
                         $6,000/
                        $56,000
Joseph L. Maggini       $25,000/               0      400,000                    0
                         $3,000/
                        $28,000
CONVERTIBLE             $50,000/               0      800,000                    0
DEBENTURES ISSUED        $6,000/
MAY 7, 2002             $56,000
(TOTAL):
J. Michael Moyer        $25,000/               0      400,000                    0
                         $3,000/
                        $28,000
Troy Otillio and        $25,000/               0      400,000                    0
Jennifer Otillio         $3,000/
Ttees for the           $28,000
Troy and Jennifer
Otillio Living
Revocable Trust
Dtd. 11/5/96
TOTAL FOR ALL          $650,000/               0   10,400,000                    0
CONVERTIBLE             $78,000/
DEBENTURES:            $728,000

(1) As of July 1, 2002, the closing bid price of the common stock was $.10; 70% of $.10 equals $.07. In the case of all of the convertible debentures, this is less than 200% of the closing price of the common stock on the date the convertible debentures were issued, so this would be the conversion rate applicable to all principal and accrued interest if $.10 were the lowest closing trading price of the common stock for the 20 trading days prior to conversion.

(2) Assumes that the stockholder beneficially owns no shares of common stock other than by virtue of the conversion of the convertible debentures.




                                NUMBER OF
                                SHARES OF
                                  COMMON          NUMBER OF      NUMBER OF
                                  STOCK           SHARES OF      SHARES OF
                               BENEFICIALLY        COMMON      OF COMMON STOCK
NAME OF                           OWNED             STOCK       OWNED AFTER
SELLING                          BEFORE        BEING OFFERED     OFFERING
STOCKHOLDER                      OFFERING            (1)            (2)
------------------------   -------------------  -------------  -----------------
Jason Goldstein                      352,269       352,269          0
Edward X. Sosa                        79,653        79,653          0
Tony Cedor                             5,609         5,609          0
Hornblower & Weeks, Inc.(3)          145,877       145,877          0
TOTAL                                583,408       583,408          0



(1) The cashless exercise option was elected in exercising the warrants, and assuming that no other shares of common stock were acquired by means other than the exercise of warrants. The total number reflects rounding of each warrant holder's individual exercise.

(2) Calculated on the basis of 50,050,504 shares of common stock which includes the 40,650,504 shares currently outstanding and the issuance of 10,400,000 shares upon conversion of the convertible debentures as illustrated in the table above, but does not include any other issuances of common stock.

(3) Investment discretion as to these securities is exercised by Eric Ellenhorn and John Rooney, each of whom is an executive officer of H&W. Simultaneously with its exercise of its warrants, H&W instructed us to issue the common stock underlying these warrants to Mr. Ellenhorn and Mr. Rooney on an equal basis.

REGISTRATION RIGHTS GRANTED TO CONVERTIBLE DEBENTURE HOLDERS AND WARRANT
HOLDERS.

     We granted certain registration rights to the holders of the convertible debentures and the warrants in connection with our issuance of these securities. These registration rights provide that UniverCell Holdings will file a registration statement with the Securities and Exchange Commission within 10 days after the issuance of the convertible debentures and the warrants, and to take such steps as are reasonably necessary to cause the registration to become effective. The registration statement is to seek the registration of 9,932,904 shares of common stock plus an additional indeterminate number of shares of common stock which may become issuable under the convertible debentures. The registration rights granted to the holders of the convertible debentures and the warrants also oblige us to pay for the costs and expenses incurred in connection with the registration of such shares, and provide that UniverCell Holdings indemnifies the holders of the convertible debentures and the warrants against certain liabilities under federal securities laws arising from the registration statement. We have filed the registration statement of which this prospectus is a part in accordance with the registration rights that we granted to the holders of the convertible debentures and warrants.

FUTURE ISSUANCES OF EQUITY SECURITIES

     We expect to issue additional shares of common stock, preferred stock and options and warrants to purchase capital stock in the future. We will need to amend our authorized capital stock as set forth in our articles of incorporation to do so, however.
                    PLAN OF DISTRIBUTIONPLAN OF DISTRIBUTION

     SELLING STOCKHOLDERS

     The selling stockholders have advised us that they may offer common stock at various times in one or more transactions on the OTCBB, in private offerings, exchange distributions, secondary distributions, negotiated transactions or any combination of the foregoing. They may sell at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed.

     We will not receive any part of the proceeds of sales of shares made hereunder by the selling stockholders.

     The selling stockholders may also use broker-dealers to sell their shares. In connection with any sales, the selling stockholders and any brokers or dealers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act. Any broker-dealer participating in such transactions as agent may receive commissions from the selling stockholders or purchasers of the shares offered hereby (and, if they act as agent for the purchaser of such shares, from such purchaser). Usual and customary brokerage fees will be paid by the selling stockholders.

     The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act if any such broker-dealers purchase shares as principals. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

     We will pay all costs, expenses and fees incurred in registering the securities offered hereby, except for any selling expenses, brokerage fees and related expenses that the selling stockholders incur. We have also indemnified the convertible debenture holders and former warrant holders (now stockholders, given that all the warrants have been exercised) from liability arising from this registration statement under certain federal securities laws.

     There can be no assurance that the selling stockholders will sell any or all of the shares of common stock offered by them hereunder.

                            DESCRIPTION OF SECURITIES

     Our capital stock consists of 50,000,000 shares of common stock, par value $.0001 per share. As of September 15, 2002, there were 40,650,504 shares of common stock issued and outstanding (including the 583,408 shares we issued upon exercise of the warrants in August 2002. As of September 15, 2002, there were also outstanding convertible debentures due 2004 in the aggregate principal amount of $650,000 convertible into shares of common stock, an aggregate principal amount of $315,000 of which we issued on March 27, 2002, an aggregate principal amount of $285,000 of which we issued on April 30, 2002 and an aggregate principal amount of $50,000 of which we issued on May 7, 2002. After the sale of debentures on May 7, 2002, we terminated this private placement offering. Unless previously converted, the convertible debentures mature on the second anniversary of their issuance date, at which time they will convert automatically into common stock. As of July 1, 2002, there were also outstanding warrants to purchase up to 1,300,000 shares of common stock, 630,000 of which we issued on March 27, 2002, 570,000 of which we issued on April 30, 2002 and 100,000 of which we issued on May 7, 2002. These warrants were all exercised on August 22, 2002, pursuant to their cashless exercise feature, and we issued a total of 583,408 shares of common stock to the warrant holders when the warrants were exercised.

     The following description of our capital stock does not purport to be complete and is subject to and qualified by our articles of incorporation and by-laws, which are included as exhibits to this report, and by the provisions of applicable Florida law.

     COMMON STOCK

     Subject to preferences that may be applicable to any rights of holders of outstanding stock having prior rights as to dividends which may be issued in the future, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the board of directors from time to time may determine. Holders of our common stock are entitled to one (1) vote for each share held on all matters submitted to a vote of the stockholders. Cumulative voting with respect to the election of directors is not permitted by the articles of incorporation. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding stock having prior rights on such distributions and payment of other claims of creditors.

     CONVERTIBLE DEBENTURES

     We sold our convertible debentures in the aggregate principal amount of $650,000 from March through May 2002 in a private placement to accredited investors through H&W, acting as placement agent. We then terminated this offering. An aggregate principal amount of $315,000 of these debentures was issued on March 27, 2002, an aggregate principal amount of $285,000 was issued on April 30, 2002 and an aggregate principal amount of $50,000 was issued on May 7, 2002. The convertible debentures bear interest at the rate of 6% per annum, and mature on the second anniversary of their issuance date, unless converted into common stock of UniverCell Holdings at the holder's option. The conversion rate will be based on the lesser of :

- 200% of the closing bid price per share of our common stock on the closing date; and
- 70% of the lowest closing bid price per share of our common stock for the twenty (20) trading days immediately preceding the date of conversion.

To the extent not previously converted at the holders' option, the convertible debentures will convert automatically into common stock on their maturity date.

     DILUTIVE  EFFECT  OF  CONVERSION  OF  CONVERTIBLE  DEBENTURES

     Because the number of shares into which the convertible debentures are convertible depends on both the closing the bid price of the common stock at various dates in the future and the amount of accrued interest at various dates in the futures, we cannot know as of this date how many shares of common stock are issuable upon conversion of the convertible debentures. For illustrative purposes, the following table indicates (as to the debentures issued on each issuance date under the private placement offering) the number of shares of common stock that will be issuable on the maturity date of the convertible debentures, with various hypothetical values ascribed to the closing bid price of the common stock. These hypothetical bid prices are not intended as projections, estimates, predictions or indications of the future performance of our common stock, but rather are provided to illustrate the impact of varying pricing levels on the holders of our common stock due to the conversion of the convertible debentures.

     The following table sets forth the number of shares of common stock into which the convertible debentures are convertible upon maturity, assuming that no debentures are converted prior to maturity at the option of the holder, calculated using the conversion amounts of the convertible debentures at maturity equal to principal plus accrued interest, or a total of $352,800 ($315,000 principal plus $37,800 accrued interest) in respect of the debentures we issued on March 27, 2002, $319,200 ($285,000 principal plus $34,200 accrued interest) in respect of the debentures we issued on April 30, 2002 and $56,000 ($50,000 principal plus $6,000 accrued interest) in respect of the debentures we issued on May 7, 2002. All figures set forth in the table below are rounded.

----------------- ------------------------------------ --------------------------------------- ---------------- ----------------
 Lowest Closing      Closing Bid Price on Date of           Number of Shares into which         Total Number     Percentage of
 Bid Price for    Issuance of Convertible Debentures   Convertible Debentures are Convertible  of Shares into     Outstanding
20 Trading Days                                                                                     which       Common Stock(1)
    Prior to                                                                                     Convertible
   Conversion                                                                                  Debentures are
                                                                                                 Convertible
                        Debenture Issuance Date               Debenture Issuance Date
----------------- ------------- ------------ --------- ------------- ------------- ----------- ---------------- ----------------
                    3/27/02       4/30/02     5/7/02     3/27/02       4/30/02       5/7/02
----------------- ------------- ------------ --------- ------------- ------------- ----------- ---------------- ----------------
$1.00(2)          $.31          $.21         $.14      569,000       760,000       200,000     1,529,000        3.62%
----------------- ------------- ------------ --------- ------------- ------------- ----------- ---------------- ----------------
$.30              $.31          $.21         $.14      1,680,000     1,520,000     266,667     3,466,667        7.86%
----------------- ------------- ------------ --------- ------------- ------------- ----------- ---------------- ----------------
$.28              $.31          $.21         $.14      1,800,000     1,628,571     285,714     3,714,285        8.29%
----------------- ------------- ------------ --------- ------------- ------------- ----------- ---------------- ----------------
$.25              $.31          $.21         $.14      2,016,000     1,824,000     320,000     4,160,000        9.28%
----------------- ------------- ------------ --------- ------------- ------------- ----------- ---------------- ----------------
$.20              $.31          $.21         $.14      2,520,000     2,280,000     400,000     5,200,000        11.34%
----------------- ------------- ------------ --------- ------------- ------------- ----------- ---------------- ----------------
$.15              $.31          $.21         $.14      3,360,000     3,040,000     533,333     6,933,333        14.75%
----------------- ------------- ------------ --------- ------------- ------------- ----------- ---------------- ----------------
$.10              $.28          $.21         $.14      5,040,000     4,560,000     800,000     10,400,000       20.37%
----------------- ------------- ------------ --------- ------------- ------------- ----------- ---------------- ----------------

(1) After conversion of all convertible debentures and assuming no other shares of common stock are issued.

(2) If the lowest trading price for the twenty trading days immediately preceding the conversion date is $1.00, then all of the conversions will be based on the closing bid price as of the date of issuance instead of $1.00 because 200% of the closing bid price (which closing bid price was $.31, $.21 and $.14 for the March 27, 2002 April 30, 2002 and May 7, 2002
     issuance dates, respectively) will be less than 70% of $1.00, or, $.70, for the debentures issued on all issuance dates.

     There is no upward limit on the number of shares of common stock issuable upon conversion of the convertible debentures. The table above illustrates the number of shares issuable upon conversion if the lowest market price of the common stock for the 20 trading days prior to conversion is near or above the current market price of the common stock. For example, on August 22, 2002, the closing bid price of the common stock was $.06. If the market price of our common stock does not increase prior to conversion, it is possible that a substantial additional number of shares of common stock will be issued upon conversion of the convertible debentures. See the Risk Factors section of this prospectus for an illustration of the number of shares issuable upon conversion if the conversion price is based on the current market price of the common stock or if the market price falls to three-fourths, one-half and one-quarter of the recent market price of the common stock. The Risk Factors also describe other related risks, including the possible change of control of UniverCell Holdings and our need to authorize the issuance of additional shares of common stock and register these shares with the SEC under future registration statements.

     The issuance of additional shares of common stock, whether due to the conversion of the convertible debentures, the exercise of the warrants or otherwise (such as due to the grant of stock options or warrants we may issue as incentive compensation or in connection with services rendered to us, the issuance of shares in exchange transactions in connection with acquisitions we may undertake, or the issuance of shares sold by us into the market in order to raise capital), will dilute the proportionate value of UniverCell Holdings on a per share basis, and will also dilute the proportionate voting power of the holders of common stock on a per share basis. This may cause the market value of our common stock to decrease, due to the additional number of shares being issued and in the market. The more shares that are issued, whether due to conversion of the convertible securities, the exercise of the warrants or otherwise, the greater the dilution in value and voting power that will be experienced by our stockholders. Further, the perception that additional shares may be issued into the market, due to the conversion of the convertible debentures, exercise of the warrants or otherwise, could depress the market price of our common stock, and could also hinder our ability to raise capital.

     WARRANTS AND COMMON STOCK ISSUED UPON EXERCISE OF WARRANTS

     In connection with the private placement of our convertible debentures, UniverCell Holdings issued warrants to purchase an aggregate of 1,300,000 shares of common stock the persons designated by its placement agent as partial payment of the fees of our placement agent. The placement agent designated itself and three of its employees (salespersons who sold the debentures) as the recipients of these warrants. We issued 630,000 of these warrants on March 27, 2002, 570,000 of these warrants on April 30, 2002 and 100,000 of these warrants on May 7, 2002. On August 22, 2002, all four of the warrant holders elected to exercise their warrants, and no warrants remain outstanding. The exercise price afforded the warrant holders a discount from market prices. The exercise price was equal to 105% multiplied by the lower:

- 200% of the closing bid price per share of our common stock on the closing date; and

- 70% of the lowest closing bid price per share of our common stock for the twenty (20) trading days immediately preceding the date of exercise.

     All of the warrant holders elected to use the "cashless exercise" option provided by the warrants' terms. This cashless exercise option allows the warrant holder to exercise the warrants without paying cash for the exercise price. Under this provision, instead of receiving the full number of shares represented by the warrant, the warrant holder pays the exercise price in the form of stock, and receives fewer shares than if the holder paid cash. We did not receive any cash payment of the exercise price.

     The warrants' cashless exercise provision determines the net number of shares issued by applying the following formula:

     Net Number = (A x B) - (A x C)
                  -----------------
                            B

     Where: A = total number of shares warrant is exercised for B = closing bid price of common stock on date of exercise C = warrant exercise price on date of exercise

     Warrants representing all 1,300,000 shares of common stock were exercised on August 22, 2002. On this date, the closing bid price of the common stock was $0.06, and the warrant exercise price was $0.033075. As a result, we issued 583,408 shares of common stock in connection with these warrants, and no warrants remain outstanding.

     The exercise of the warrants had a dilutive effect on our stockholders. The shares we issued upon exercise of the warrants represent approximately 1.4% of the common stock outstanding after the exercise of all warrants.

     OTHER STOCK OPTIONS AND WARRANTS

     As of September 15, 2002 there are no outstanding options to purchase shares of common stock, and no outstanding warrants to purchase shares of common stock.

     FLORIDA ANTI-TAKEOVER LAW

     UniverCell Holdings and its stockholders are subject to anti-takeover provisions under Section 607.109 of the Florida Business Corporation Act, which applies to public corporations organized under Florida law.

     These provisions prohibit the voting of shares in a publicly-held Florida corporation that are acquired in a control share acquisition unless:

- the board of directors gives its prior approval of the control share acquisition;
- the corporation amends its articles of incorporation or bylaws to make the statute inapplicable before a control share acquisition; or
- the holders of a majority of the corporation's voting shares, excluding interested shares, approve the granting of voting rights to the acquiring party.

     There are some exceptions to the control share acquisition provisions of the Florida Business Corporation Act. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party, directly or indirectly, to vote or direct the vote in the election of directors within any of the following ranges of voting power:

-     1/5 or more but less than 1/3;
-     1/3 or more but less than a majority; or
-     a majority or more.

     Section 607.108 of the Florida Business Corporation Act contains an affiliated transaction provision that prohibits a publicly-held Florida corporation from engaging in a broad range of business combinations or other extraordinary corporate transactions with an interested stockholder unless:

- the transaction is approved by a majority of disinterested directors before the person becomes an interested stockholder;
- the corporation has not had more than 300 stockholders of record during the past three years;
- the interested stockholder has owned at least 80% of the corporation's outstanding voting shares for at least five years;
- the interested stockholder is the beneficial owner of at least 90% of the voting shares, excluding shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors;
- consideration is paid to the corporation's stockholders equal to the highest amount per share calculated under a complex formula, and other specified conditions are met; or
- the transaction is approved by the holders of two-thirds of the corporation's voting shares other than those owned by the interested stockholder.

An interested stockholder is defined as a person who, together with affiliates and associates, beneficially owns more than 10% of a corporation's outstanding voting shares.

     RECENT SALES OF UNREGISTERED SECURITIES

     2001 AND THE EXCHANGE TRANSACTION

     During 2001, except for the exchange transaction, neither UniverCell Holdings nor UniverCell Global made any unregistered sales of securities. As to the exchange transaction itself, the terms of share exchange agreement provided that the holders of all issued and outstanding shares of UniverCell would tender all of their UniverCell Global shares to Robert Esposito in exchange for 33,000,000 shares of UniverCell Holdings common stock then owned by Mr. Esposito, representing approximately 84% of the then-outstanding shares of our common stock.

     As of the effective time of the exchange transaction, we cancelled all of the previously issued preferred stock of UniverCell Holdings. After the exchange transaction, Mr. Esposito continued to hold 2,000,000 shares of our common stock, subject to a one-year lock-up whereby Mr. Esposito may not transfer more than 700,000 of such shares for one year after the exchange transaction (or, until December 14, 2002), and a further 18-month restriction on transfer precluding Mr. Esposito from selling any of his shares during any month where the number of shares sold exceeds 5% of the total trading volume of our shares during the preceding month, for 18 months after the exchange transaction (or, until June 14, 2003). Additionally, 700,000 shares of UniverCell Holdings common stock owned by Mr. Esposito are held in escrow until December 14, 2002, the first anniversary of the exchange transaction. If the closing bid price for our common stock has not remained above $1.50 for the 45 days preceding that anniversary date, then these 700,000 shares will be delivered to the former UniverCell stockholders.

     SHARE ISSUANCE AS COMPENSATION TO CERTAIN SERVICE PROVIDERS

     We engaged the services of certain persons as consultants and professional advisors to prepare a business plan and to provide other services. We agreed to pay the fair value for these services, and we agreed that the fair value of these services was $231,250, in the aggregate. These consultants and advisors agreed to accept common stock in lieu of cash as payment for their services. Accordingly, we issued an aggregate of 925,000 shares of our common stock to satisfy our obligations in connection with these services. These persons who provided these services to us included Nicole N. Fulda, who is Sean Y. Fulda's sister, and David M. Friedman, who already owned 1,650,000 shares of common stock and who subsequently agreed to become a director. Ms. Fulda received 75,000 shares of common stock and Mr. Friedman received 100,000 shares of common stock in connection with their services.

     We issued and sold our common stock to these consultants in reliance upon exemptions from registration under the Securities Act set forth in Section 4(2) thereof or Regulation D thereunder. Each of the stockholders agreed that the common stock would not be resold without registration under the Securities Act or exemption therefrom. Each stockholder also represented its intention to acquire the securities for investment only, and not with a view to the distribution thereof. We affixed appropriate legends to the stock certificates issued in such transactions. Before we made any offer or sale, we had reasonable grounds to believe and believed that each stockholders was capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment.

     PRIVATE PLACEMENT OF CONVERTIBLE DEBENTURES

     From March through May 2002, UniverCell Holdings sold convertible debentures in the aggregate principal amount of $650,000 in a private placement offering. Of these debentures, we issued an aggregate principal amount of $315,000 on March 27, 2002, an aggregate principal amount of $285,000 on April 30, 2002 and an aggregate principal amount of $50,000 on May 7, 2002. The debentures bear interest at the rate of 6% per annum, and mature on the second anniversary of their issuance date, unless earlier converted into common stock of UniverCell Holdings at the holder's option. If not earlier converted, the debentures will convert automatically on their maturity date. Both principal and accrued interest is convertible. The conversion rate is based on the lesser of:

- 200% of the closing bid price per share of our common stock on the date of sale of the convertible debentures; and

- 70% of the lowest closing bid price per share of our common stock for the 20 trading days immediately preceding the date of conversion.

The number of shares of common stock into which the convertible debentures are convertible into cannot be determined at this time because the conversion formula includes a variable which cannot be ascertained at this time, namely, the future market price of the common stock.

     We sold the convertible debentures in this private placement offering as follows:

MARCH 27, 2002 SALE OF CONVERTIBLE DEBENTURES:

Name of Purchaser               Principal Amount
-----------------               ----------------
Scott J. and Robin L. Hughes        $20,000
Ronald S. Sheldon Living Trust      $25,000
Stephen Vedo                        $50,000
Crusoe Capital                      $20,000
Paul Dowden                        $100,000
Michael A. Siese                   $100,000

TOTAL 3/27/02 CLOSING:             $315,000

APRIL 30, 2002 SALE OF CONVERTIBLE DEBENTURES:
Name of Purchaser               Principal Amount
-----------------               ----------------
Clifton H. Kees and Jane I. Kees
     Trustees for Kees Family
Living Trust                       $30,000
Peter Card                         $20,000
George E. Anderson                 $10,000
Neil Jones                         $20,000
Robert  Duch                       $20,000
Daniel Grillo                      $50,000
Lance Adams                        $20,000
Bonney Goldstein Irrevocable Trust $15,000
Terry L. and Carol S. Conner       $25,000
Charles Xue                        $50,000
Joseph L. Maggini                  $25,000

TOTAL 4/30/02 CLOSING:            $285,000

MAY 7, 2002 SALE OF CONVERTIBLE DEBENTURES:
Name of Purchaser               Principal Amount
-----------------               ----------------
J. Michael Moyer                  $25,000
Troy Otillio and Jennifer Otillio
     Ttees for the Troy and Jennifer

Otillio Living Revocable Trust
Dtd:  11/5/96                     $25,000

TOTAL 5/7/02 CLOSING:             $50,000

     We engaged a placement agent, H&W, in connection with this private placement offering. After payment of the placement agent's fee (which was 13% of the principal amount of the convertible debentures sold, or $84,500), we applied the net proceeds of the sale of convertible debentures to working capital and other general corporate purposes.

     We issued and sold the convertible debentures in reliance upon exemptions from registration under the Securities Act set forth in Section 4(2) thereof or Regulation D or Regulation S thereunder. Each purchaser represented that such purchaser was an accredited investor or not a U.S. person, and each agreed that the securities would not be resold without registration under the Securities Act or exemption therefrom. Each purchaser also represented its intention to acquire the securities for investment only, and not with a view to the distribution thereof. Prior to making any offer or sale, we had reasonable grounds to believe and believed that each purchaser was capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment.

     WARRANTS ISSUED IN CONNECTION WITH PRIVATE PLACEMENT OF CONVERTIBLE DEBENTURES; SHARES OF COMMON STOCK ISSUED UPON EXERCISE OF THESE WARRANTS

As part of our placement agent's fees in connection with the private placement of our convertible debentures, we issued warrants to purchase an aggregate of 1,300,000 shares of common stock to the persons designated by the placement agent. We issued 630,000 of these warrants on March 27, 2002, 570,000 warrants on April 30, 2002 and 100,000 warrants on May 7, 2002. On August 22, 2002, the warrant holders elected to exercise their warrants, and no warrants remain outstanding. The terms of the warrants provided that they were exercisable during the two years from their issuance date and have an exercise price equal to 105% multiplied by the lower of:

- 200% of the closing bid price per share of our common stock on the warrant issuance date; and
- 70% of the lowest closing bid price per share of our common stock for the twenty (20) trading days immediately preceding the date of exercise.

     We issued the warrants to the following persons:

MARCH 27, 2002 ISSUANCE OF WARRANTS:
Warrant Holder               Number of Warrants
--------------               ------------------
Jason Goldstein               337,500
Edward X. Sosa                135,000
Hornblower & Weeks, Inc.      157,500

TOTAL                         630,000

APRIL 30, 2002 ISSUANCE OF WARRANTS:
Warrant Holder               Number of Warrants
--------------               ------------------
Jason Goldstein              385,000
Edward X. Sosa                42,500
Hornblower & Weeks, Inc.     142,500

TOTAL                        570,000

MAY 7, 2002 ISSUANCE OF WARRANTS:
Warrant Holder               Number of Warrants
--------------               ------------------
Jason Goldstein                 62,500
Tony Cedor                      12,500
Hornblower & Weeks, Inc.        25,000

TOTAL                          100,000

     All of the warrant holders elected to use the "cashless exercise" option provided by the warrants' terms. This cashless exercise option allows the warrant holder to exercise the warrants without paying cash for the exercise price. Under this provision, instead of receiving the full number of shares represented by the warrant, the warrant holder pays the exercise price in the form of stock, and receives fewer shares than if the holder paid cash. We did not receive any cash payment of the exercise price.

     The warrants' cashless exercise provision determines the net number of shares issued by applying the following formula:

     Net Number = (A x B) - (A x C)
                  -----------------
                          B

     Where: A = total number of shares warrant is exercised for B = closing bid price of common stock on date of exercise C = warrant exercise price on date of exercise

     Warrants representing all 1,300,000 shares of common stock were exercised on August 22, 2002. On this date, the closing bid price of the common stock was $0.06, and the warrant exercise price was $0.0330735. As a result, we issued 583,408 shares of common stock in connection with these warrants, and no warrants remain outstanding.

     These shares were issued as follows:

Warrant Holder       Number of Warrants Exercised      Number of Shares Issued
--------------       ----------------------------     ------------------------

Jason Goldstein               785,000                         352,269
Edward X. Sosa                177,500                          79,653
Tony Cedor                     12,500                           5,609
Hornblower & Weeks, Inc.      325,000                         145,877

     H&W instructed us to issue the shares directly to its two principals, Eric Ellenhorn and John Rooney, on an equal basis.

     UniverCell Holdings issued the warrants and the underlying common stock under the exemptions from registration provided by Section 4(2) of the Securities Act and Rule 506 under the Securities Act. Each warrant holder represented in writing that it was an accredited investor and that it had acquired the securities for its own account.

REGISTRATION RIGHTS GRANTED TO HOLDERS OF CONVERTIBLE DEBENTURES AND WARRANTS

     We granted certain registration rights to the holders of the convertible debentures and the warrants in connection with our issuance of these securities. These registration rights provide that UniverCell Holdings will file a registration statement at its own expense with the SEC within 10 days after the issuance of the convertible debentures and the warrants, and to take such steps as are reasonably necessary to cause the registration to become effective and to remain effective for up to five years after the convertible debentures and warrants were issued.

     The registration statement is to seek the registration of 9,932,904 shares of common stock (583,408 issued in connection with the exercise of warrants and the balance in anticipation of the conversion under the convertible debentures) plus an additional indeterminate number of shares of common stock which may become issuable under the convertible debentures. To the extent that shares in addition to the 9,932,904 shares sought to be registered hereby become issuable pursuant to the terms of the convertible debentures and/or the warrants, we intend to take all steps necessary to issue registered shares of common stock to the holders of the convertible debentures, including increasing our authorized capital stock (subject to board and stockholder approval) and filing one or more additional registration statements regarding such newly-authorized shares. If we do not satisfy our obligations under the registration rights agreements, then the holders of the convertible debentures and the warrants may seek to collect certain liquidated damages from us provided under these agreements.

                               TRANSFER AGENT

     Our transfer agent and registrar is Corporate Stock Transfer, Inc., 3200 Cherry Creek South Drive, Suite 430, Denver, CO 80209. We act as our own transfer agent and registrar for the convertible debentures and the warrants.

                               LEGAL MATTERS

     Our legal counsel, McGuireWoods LLP, is opining as to the validity of the common stock being offered under the registration statement.

                                  EXPERTS

     The audited financial statements incorporated by reference in this registration statement have been audited by Marcum & Kliegman LLP, independent public accountants, as indicated in their report with respect thereto, and are included in reliance upon the authority of said firm as experts in accounting and auditing.

     WHERE YOU CAN FIND MORE INFORMATIONWHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement on Form SB-2 under the Securities Act, with respect to up to 9,932,904 shares of common stock underlying our convertible debentures and those shares we issued when warrant holders exercised their warrants. As used herein, the term "registration statement" means the initial registration statement and any and all amendments thereto. This prospectus, which is a part of the registration statement, contains all material information about the contents of any agreements or other document filed as an exhibit to the registration statement. For further information with respect to us and our common stock, reference is made to the registration statement, including the exhibits and schedules thereto. Statements contained in this prospectus concerning the contents of any contract or any other document contain all material information regarding that contract or other document but are not necessarily the full text of that contract or other document and reference is made to that contract or other document filed with the SEC as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

     You may inspect a copy of the registration statement, including the exhibits thereto, without charge, at the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain copies of the registration statement and the exhibits and schedules thereto from the Public Reference Section of the SEC upon payment of prescribed fees, or from the SEC's website, www.sec.gov.

     Our common stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended, and we are therefore subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended. In accordance therewith, we file periodic reports with the SEC. Our periodic reports are available for inspection and copying at the SEC's public reference facilities.

                         INDEX TO FINANCIAL STATEMENTS

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -SIX MONTHS ENDED JUNE 30, 2002
(UNAUDITED)

  CONDENSED CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2002   . . . . . . . . . . . . .  F-1
  CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS-- SIX MONTHS ENDED JUNE 30, 2002
  AND JUNE 30, 2001   . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . .  F-3
  CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-- SIX MONTHS ENDED JUNE 30, 2002
  AND JUNE 30, 2001    . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . .   F-4
  NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS   . .  . . . . . . . . . . . .   F-5

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -YEARS ENDED DECEMBER 31, 2001 AND
DECEMBER 31, 2000 (AUDITED)

 INDEPENDENT  AUDITORS'  REPORT   . . . . . . . . . . . . . . . . . . . . . . . . . .   F-10

  CONSOLIDATED  FINANCIAL  STATEMENTS
  BALANCE  SHEET       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    F-11
  STATEMENTS  OF  OPERATIONS     . . . . . . . . . . . . . . . . . . . . . . . . . .    F-12
  STATEMENT  OF  STOCKHOLDERS'  EQUITY     . . . . . . . . . . . . . . . . . . . . .    F-13
  STATEMENTS  OF  CASH  FLOWS    . . . . . . . . . . . . . . . . . . . . . . . . . .    F-14
  NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS    . . . . . . .  . . . . . . . . .    F-15



                            UNIVERCELL HOLDINGS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (RESTATED)
                                   (UNAUDITED)
                                  June 30, 2002
--------------------------------------------------------------------------------


                                     ASSETS
                                     ------


CURRENT ASSETS
---------------

     Cash and cash equivalents                                  $  310,948
     Restricted cash balances                                       10,000
     Accounts receivable, less allowance for doubtful accounts
          of $35,000                                               397,140
     Other current assets                                          106,087
                                                                ----------

                      Total Current Assets                                  $  824,175
                                                                            ----------

PROPERTY AND EQUIPMENT, Net                                                      8,101
----------------------------

OTHER ASSETS
------------
     Security deposit                                                7,688
     Deferred financing costs                                      330,208
                                                                ----------

                      Total Other Assets                                       337,896
                                                                            ----------

                      TOTAL ASSETS                                          $1,170,172
                                                                            ==========



   The accompanying notes are an integral part of these financial statements.



                            UNIVERCELL HOLDINGS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (RESTATED)
                                   (UNAUDITED)
                                  June 30, 2002
--------------------------------------------------------------------------------

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

ACCOUNTS PAYABLE AND ACCRUED EXPENSES                                          $298,107
---------------------------------------                                      -----------

CONVERTIBLE DEBENTURES, PAYABLE,including accrued interest
--------------------------------
of $4,083, and net of deferred debt discount of ($313,166)                     340,872
                                                                             -----------

TOTAL LIABILITIES                                                              638,979
                                                                             -----------

COMMITMENTS
------------

STOCKHOLDERS' EQUITY
--------------------
Common Stock, par value $0.0001; 50,000,000 shares authorized;
40,067,096 shares issued and outstanding                             4,007
Additional paid in capital                                         984,743
Accumulated Deficit                                               (457,557)
                                                                 -----------

TOTAL STOCKHOLDERS' EQUITY                                                     531,193
----------------------------                                                -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                  $1,170,172
--------------------------------------------                                ===========


   The accompanying notes are an integral part of these financial statements.

                            UNIVERCELL HOLDINGS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
            For the Six Months Ended June 30, 2002 and June 30, 2001
--------------------------------------------------------------------------------


                                             2002          2001
                                         ------------  ------------
NET SALES                                $   302,386   $   374,318
----------

COST OF SALES                                165,464       194,789
-------------                            ------------  ------------

         GROSS PROFIT                        136,922       179,529

OPERATING EXPENSES                           415,998       169,797
-------------------                      ------------  ------------

        OPERATING (LOSS) INCOME             (279,076)        9,732
                                         ------------  ------------
INTEREST (EXPENSE) INCOME                   (120,117)        3,467
--------------------------               ------------  ------------

        NET (LOSS) INCOME, HISTORICAL    $  (399,193)  $    13,199
                                         ============  ============

 CHARGE IN LIEW OF INCOME TAXES                   --        (5,300)
                                         ------------  ------------

 PRO FORMA NET (LOSS) INCOME             $  (399,193)  $     7,899
                                         ============  ============
PRO FORMA NET (LOSS) INCOME PER SHARE
---------------------------------------
  Weighted average shares outstanding     39,734,914    33,000,000
                                         ============  ============

  Net loss per share, basic and diluted  $     (0.01)  $      0.00
                                         ============  ============

   The accompanying notes are an integral part of these financial statements.

                                     UNIVERCELL HOLDINGS, INC.
                          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                            (UNAUDITED)
                      For the Six Months Ended June 30, 2002 and June 30,2001
--------------------------------------------------------------------------------


                                                                                 2002       2001
                                                                              ----------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES
--------------------------------------
Net (Loss) Income                                                             $(399,193)  $ 13,199
   Adjustments to reconcile net (loss) income to net
   Cash (used in) provided by operating activities:
   Depreciation and amortization                                                 11,600     11,600
   Interest expense - Deferred financing costs                                   67,292
   Accrued interest - Convertible debentures                                      4,038
   Interest expense - Non-cash beneficial conversion feature of Convertible
 Debentures                                                                      49,834         --
Changes in operating assets and liabilities:
   Accounts receivable                                                          (81,261)   (61,430)
   Other current assets                                                        (105,263)    (3,793)
   Security deposit                                                              (6,239)    (2,008)
   Accounts payable and accrued expenses                                         91,492     43,908
                                                                              ----------  ---------

TOTAL ADJUSTMENTS                                                                31,493    (11,723)
                                                                              ----------  ---------

NET CASH (USED IN) PROVIDED BY
  OPERATING ACTIVITIES                                                         (367,700)     1,476
                                                                              ----------  ---------

CASH FLOWS FROM INVESTING ACTIVITIES
-------------------------------------
  Purchases of property and equipment                                              (538)    (3,793)
  Redemption of restricted certificate of deposit                                25,000         --
                                                                              ----------  ---------

NET CASH PROVIDED BY (USED IN)
  INVESTING ACTIVITIES                                                           24,462     (3,793)
                                                                              ----------  ---------

CASH FLOWS FROM FINANCING ACTIVITIES
-------------------------------------
  Repayment of stockholder loan                                                  (1,874)   (20,000)
  Payment of Deferred financing costs                                           (84,500)        --
  Proceeds from the sale of convertible debenture securities                    650,000         --
                                                                              ----------  ---------

NET CASH  PROVIDED BY (USED IN)
  FINANCING ACTIVITIES                                                          563,626    (20,000)
                                                                              ----------  ---------

NET INCREASE (DECREASE)  IN CASH
  AND CASH EQUIVALENTS                                                          220,388    (22,317)

CASH AND CASH EQUIVALENTS - Beginning                                            90,560     96,131
-------------------------                                                     ----------  ---------

CASH AND CASH EQUIVALENTS - Ending                                            $ 310,948   $ 73,814
-------------------------                                                     ==========  =========

NON CASH INVESTING AND FINANCING ACTIVITIES:
--------------------------------------------
Issued common stock warrants as placement fee                                 $ 313,000          -
Issued common stock as settlement of accounts payable                         $ 231,250          -

   The accompanying notes are an integral part of these financial statements.

                            UNIVERCELL HOLDINGS, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The condensed consolidated balance sheet of UniverCell Holdings, Inc. (the "Company") as of June 30, 2002, the related condensed consolidated statements of operations for the six months ended June 30, 2002 and 2001, and cash flows for the six months ended June 30, 2002 and 2001 included in Item 1 have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, the accompanying condensed consolidated financial statements include all adjustments (consisting of normal, recurring adjustments) necessary to summarize fairly the Company's financial position and results of operations. The results of operations for the six months ended June 30, 2002 are not necessarily indicative of the results of operations for the full year or any other interim period. These financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001 as filed with the Commission.

The Company and Nature of Business
----------------------------------

UniverCell Holdings, Inc. (the "Company") was incorporated in California in August 1989 under the corporate name Hypermedia Communications, Inc. ("Hypermedia") and became a Florida Corporation through the filing of a certificate of domestication dated August 17, 2001. In connection with this filing, the Company also changed the par value of its common stock to $0.0001 per share. Immediately prior to December 14, 2001, the Company was a public shell with no material assets or capital, and no operations or income.

UniverCell Global Phone Rentals, Inc. ("UniverCell") was formed in March 1999 under the laws of the State of Illinois and commenced operations in January 2000. The Company is the successor entity to Isralink Communications, Inc. ("Isralink").

On December 31, 1999, Univercell issued 27,390,000 shares of its common stock to the sole stockholder of Isralink in exchange for Isralink's accounts receivable, cellular telephones, certain liabilities, and assigned a cellular service contract with an Israeli cellular service provider. This transaction was recorded as a transfer and exchange of entities under common control and accordingly there was no step up in basis of assets acquired or liabilities assumed by Univercell.

The net assets assigned to Univercell on December 31, 1999 were as follows:

Accounts receivable           $11,000
Cellular equipment             15,500
Accounts payable               (5,000)
                              -------
Net Assets Assigned           $21,500
                              =======

On December 14, 2001, the Company acquired 100% of the outstanding capital stock of UniverCell. In connection with this acquisition, UniverCell became a wholly-owned subsidiary and UniverCell's directors and officers replaced all of the Company's directors and officers. The stockholders of UniverCell were issued 33,000,000 of the Company's shares of Common Stock, ("Common Stock") in exchange for their shares, or 84.3% of the Company's total outstanding common shares. Accordingly, a change in control of the Company occurred in connection with the acquisition, and the acquisition was deemed a "reverse acquisition" for accounting purposes. The acquisition of Hypermedia has been recorded based on the fair value of Hypermedia's net tangible liabilities, which consist of $40,000 of current liabilities. The reverse acquisition was accounted for as a recapitalization and the stockholders' equity was retroactively restated to January 1, 2000. The financial statements are those of UniverCell prior to December 14, 2001.

The Company is focused on the international travel market and serves business, leisure and student travelers by providing international cellular telephone rentals. The Company provides these services to people traveling from the United States of America to certain destinations outside of the United States of America.

Consolidated Financial Statements
---------------------------------

The consolidated financial statements include the Company and its wholly owned subsidiary, UniverCell. All significant intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates in the Financial Statements
--------------------------------------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Pro Forma Earnings Per Share
----------------------------

The Company has adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share". SFAS No. 128 requires the presentation of basic and diluted Earnings Per Share ("EPS"). Basic EPS is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS includes the potential dilution that could occur if options or other contracts to issue common stock were exercised or converted. The effect of the recapitalization on the Company has been given retroactive application in the earnings per share calculation. The 6,142,096 outstanding shares with respect to Hypermedia have been included since December 14, 2001, the date of the reverse acquisition. The Company's outstanding warrants are antidilutive and are not reflected in diluted earnings per share. Accordingly, basic and diluted earnings per share are identical.

Income Taxes
------------

The Company accounts for income taxes using the liability method, which requires the determination of deferred tax assets and liabilities based on the differences between the financial and tax bases of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse. Deferred tax assets are adjusted by a valuation allowance, if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company has recorded a deferred tax asset in the amount of approximately $160,000 as of June 30, 2002 and due to recurring losses has recorded a valuation allowance of the whole amount.

As a result of the reverse acquisition transaction, on December 14, 2001, UniverCell Global terminated its "S" Corporation tax status and became taxable as a "C" Corporation. If UniverCell Global were taxable as a "C" Corporation for all periods presented, pro forma net income and pro forma net income per share for the six months ended June 30, 2001 would have been approximately $7,900, or $0.00 per share. The Company has incurred a net operating loss in the current year, which gave rise to a deferred tax asset. Management has determined that a valuation allowance was appropriate for the full amount of the deferred tax asset at December 31, 2001.

Fair Value of Financial Instruments
-----------------------------------

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments" requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statement of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

New Accounting Pronouncements
-----------------------------

In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires the use of the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method. SFAS No. 142 requires, among other things, the use of a non-amortization approach for purchased goodwill and certain intangibles. Under a non-amortization approach, goodwill and certain intangibles will not be amortized in earnings, but instead will be reviewed for impairment at least annually.

In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 addresses the accounting model for long-lived assets to be disposed of by sale and resulting implementation issues. This statement requires that those long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. It also broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction.

The Company implemented these standards effective January 1, 2002 and they did not have a material effect on the consolidated financial statements.

On April 30, 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 eliminates the requirement that gains and losses from the extinguishment of debt be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect and eliminates an inconsistency between the accounting for sale-leaseback transactions and certain lease modifications that have economic effects that are similar to sale-leaseback transactions. Generally, SFAS No. 145 is effective for transactions occurring after May 15, 2002. The adoption of this standard is expected to have no impact to the Company.

SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," provides guidance on the recognition and measurement of liabilities for cost associated with exit or disposal activities. The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002. The Company is currently reviewing SFAS No. 146 to determine the impact upon adoption.

Impairment of Long-Lived Assets
-------------------------------

The Company reviews long-lived assets held and used for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Revenue Recognition
-------------------

Revenues consist of charges to customers for rental charges and cellular airtime usage. Revenues are recognized as services are provided.

Standby Letter of Credit
------------------------

In February 2000, the Company entered into an agreement with a bank to issue a Standby Letter of Credit for $35,000 to a major vendor providing for payment in the event the Company defaults on future payments. A restricted Certificate of Deposit held by the bank secures the letter of credit agreement, which originally expired in February 2002. In February 2002 the letter of credit agreement was amended to provide for an expiration date of August 2002 and a reduction in the Standby Letter of Credit to $10,000.

In connection with the issuance of the Standby Letter of Credit the Company amended an existing agreement with the major vendor, dated August 1998, providing for continued airtime network availability. The agreement further provides that in the event the Company remains an active subscriber, the Company shall pay to such vendor a fixed amount as defined in the agreement. The agreement expires August 2002.

Concentration of Business Risk
------------------------------

The Company acquired cellular airtime from two foreign vendors for the six months ended June 30, 2002 and 2001. In the event the Company is unable to acquire airtime on favorable terms the result could have a significant impact on the Company's operations and operating profits.

Payroll Taxes
-------------

The Company has not filed payroll tax returns from January 1, 2001 through December 31, 2001. As of June 30, 2002, the past due amounts have been included in accrued expenses totaling approximately $13,000 and consist of payroll taxes owed and estimated penalties and interest.

Stock Issuance
--------------

During March 2002, the Company issued 925,000 shares of its Common Stock to various consultants as payment for services rendered in 2001 in the amount of $231,250 for consulting and professional fees. Included in this issuance were 75,000 shares issued to a relative of an officer.

Convertible Debentures
----------------------

In March 2002, the Company entered into an agreement with a placement agent. The placement agent was engaged as the non-exclusive placement agent in connection with a proposed offering for a private placement of Convertible Debentures (the "Debentures"). The Company offered for sale to investors through the placement agent a minimum of $500,000 and a maximum of $1,000,000 of the Company's Debentures at various face amounts. Pursuant to the terms of the agreement, the purchases and sales of the Debentures occur at one or more closings (at June 30, 2002 the private placement is closed), the first of which occurs when buyers have deposited with the escrow agent a minimum of $250,000. During the six months ended June 30, 2002, gross proceeds of $650,000 were raised and released from escrow to the Company. These convertible Debentures bear interest at the rate of 6% per annum, and mature two years from the date of issuance, unless converted into Common Stock of the Company at the holder's option. If not previously converted by the holder, the Debentures will be automatically converted upon maturity. The conversion rate will be based on the lesser of (i) 200% of the closing bid price per share of the Company's Common Stock on the closing date and (ii) 70% of the lowest closing bid price per share of the Company's Common Stock for the twenty (20) trading days immediately preceding the date of conversion. Accordingly, the Company recorded a deferred debt discount in the amount of $363,000 to reflect the beneficial conversion feature of the debentures. Pursuant to Emerging Issues Task Force Issue 00-27:
"Application of Issue No. 98-5 to Certain Convertible Instruments," the Company will accrete the deferred debt discount over the two-year term of the Debentures. During the six months ended June 30, 2002, the Company recorded interest expense in the amount $49,834 related to the accretion of the deferred debt discount.

At each closing, the placement agent received cash compensation equal to thirteen percent (13%) of the gross proceeds of the Debentures. Furthermore, the Company was required to issue warrants to persons that the placement agent designated to purchase the Company's Common Stock on the following basis: For every $1,000 of Debentures sold by the Company, the Company was required to issue warrants to purchase 2,000 shares of the Company's Common Stock. During the six months ended June 30, 2002, this resulted in the issuance of 1,300,000 warrants for services related to the placement of the Debentures. The fair value of these warrants of $313,000 has been recorded as a deferred financing cost, which is being amortized over the two-year term of the Debentures. The warrants have a term of two years from issuance date and have an exercise price that is equal to 105% multiplied by the lower of (i) 200% of the closing bid price per share on the closing date and (ii) 70% of the lowest closing bid price per share of the Company is Common Stock for the twenty (20) trading days immediately preceding the date of conversion.

On August 2002, warrants to purchase 1,300,000 shares of common stock with an exercise price of $0.0330735 per share were exercised, on a cashless basis, when the market value of the common stock was $0.06 per share. 583,408 shares of the common stock were issued in connection with the exercise of such warrants.

In connection with the private placement the Company entered into a registration rights agreement that requires it to register for resale all securities issued pursuant to the private placement (both the Debentures and the warrants). The Company is in the process of registering such securities. There can be no assurance that the registration statement will become effective.

Employment Agreement
--------------------

Effective January 1, 2002, the Company entered into a five year employment agreement with the Company's Chief Executive Officer, Sean Y. Fulda. The annual salary will be $75,000 for the year ending December 31, 2002, with annual increases and discretionary bonuses. The minimum commitments under the employment agreement are as follows:

                     Year ending
                    December 31,     Amount
                   -------------------------
                         2003     $125,000
                         2004      140,000
                         2005      160,000
                         2006      180,000
                                 ---------
                                  $605,000
                                 =========

                          INDEPENDENT AUDITORS' REPORT



To  the  Board  of  Directors  of
UniverCell  Holdings,  Inc.


We have audited the accompanying consolidated balance sheet of UniverCell Holdings, Inc. and Subsidiary as of December 31, 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2001 and 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of UniverCell Holdings, Inc. and Subsidiary as of December 31, 2001, and the consolidated results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.


                                                /s/ Marcum & Kliegman LLP


April  6,  2002
New  York,  New  York

                            UNIVERCELL HOLDINGS, INC.
                           CONSOLIDATED BALANCE SHEET
                                December 31, 2001
--------------------------------------------------------------------------------


                                     ASSETS
                                     ------

CURRENT ASSETS

Cash and cash equivalents                                   $90,560
Restricted certificate of deposit                            35,000
Accounts receivable, less allowance for doubtful accounts
 of $35,000                                                 315,879
Other current assets                                            824
                                                           ---------

Total Current Assets                                                   $442,263

PROPERTY AND EQUIPMENT, Net                                              19,163

SECURITY DEPOSIT                                                          1,449
                                                                       ---------

TOTAL ASSETS                                                           $462,875
                                                                       =========

LIABILITIES AND STOCKHOLDERS' EQUITY
-------------------------------------

CURRENT LIABILITIES
Accounts payable and accrued expenses                      $437,865
Due to stockholder                                            1,874
                                                           ---------

Total Current Liabilities                                              $439,739
                                                                       ---------

STOCKHOLDERS' EQUITY
Common Stock, par value $0.0001; 50,000,000 shares
 authorized; 39,142,096 shares issued and outstanding         3,914
Additional paid in capital                                  107,054
Accumulated deficit                                         (87,832)
                                                           ---------

TOTAL STOCKHOLDERS' EQUITY                                               23,136
                                                                       ---------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                                                   $462,875
                                                                       =========

              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                       CONSOLIDATED FINANCIAL STATEMENTS.

                             UNIVERCELL HOLDINGS, INC.
                       CONSOLIDATED STATEMENTS OF OPERATIONS
                   For the Years Ended December 31, 2001 and 2000

                                                       2001              2000
                                                 -----------------  ---------------
NET SALES                                        $        796,505   $       694,618

COST OF SALES                                             386,747           366,735
                                                 -----------------  ---------------

GROSS PROFIT                                              409,758           327,883

OPERATING EXPENSES                                        558,573           244,603
                                                 -----------------  ---------------

OPERATING (LOSS) INCOME                                  (148,815)           83,280

INTEREST INCOME                                             4,852             2,319
                                                 -----------------  ---------------

NET (LOSS) INCOME, HISTORICAL                    $       (143,963)  $        85,599
                                                 =================  ===============

CHARGE IN LIEU OF INCOME TAXES                                 --            33,599
                                                 -----------------  ---------------
PRO FORMA NET (LOSS) INCOME                      $       (143,963)  $        52,000
                                                 -----------------  ---------------

PRO FORMA NET (LOSS) INCOME PER SHARE
 Weighted average shares outstanding                   33,286,070        31,140,247
                                                 =================  ===============


 Net (loss) income per share, basic and diluted  $          (0.00)  $          0.00
                                                 =================  ===============

              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                        CONSOLIDATED FINANCIAL STATEMENTS

                            UNIVERCELL HOLDINGS, INC.
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                 For the Years Ended December 31, 2001 and 2000

                                                                      Retained
                                        Common Stock     Additional   Earnings
                                                           Paid-In   Accumulated
                                     Shares     Amount     Capital   (Deficit)     Total
                                   ----------  ---------  ---------  ----------  ----------
BALANCE - January 1, 2000          27,390,000   $2,739     $18,761     $    --     $21,500

Issuance of common stock            5,610,000       561     99,439          --     100,000

Net Income                                 --        --         --      85,599      85,599
                                   ----------  ---------  ---------  ----------  ----------

BALANCE - December 31, 2000        33,000,000     3,300    118,200      85,599     207,099

Reverse acquisition transaction     6,142,096       614    (40,614)         --     (40,000)

Reclassification of undistributed
S corporation earnings                     --        --     29,468    (29,468)         --

Net Loss                                   --        --         --    (143,963)   (143,963)
                                   ----------  ---------  ---------  ----------  ----------

BALANCE - December 31, 2001        39,142,096  $  3,914   $107,054   $ (87,832)  $  23,136
                                   ==========  =========  =========  ==========  ==========

              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                        CONSOLIDATED FINANCIAL STATEMENTS

                            UNIVERCELL HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 For the Years Ended December 31, 2001 and 2000
--------------------------------------------------------------------------------

                                                      2001        2000
                                                   ----------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income                                  $(143,963)  $  85,599
                                                   ----------  ----------
Adjustments to reconcile net (loss) income to net
    Cash provided by operating activities:
Provision for bad debt expense                            --      35,000
Depreciation and amortization                         23,060      11,371
Changes in operating assets and liabilities:
Accounts receivable                                 (114,146)   (225,733)
Other current assets                                    (824)         --
Security deposit                                        (808)       (641)
Accounts payable and accrued expenses                256,363     136,502
                                                   ----------  ----------

TOTAL ADJUSTMENTS                                    163,645     (43,501)
                                                   ----------  ----------

 NET CASH PROVIDED BY
  OPERATING ACTIVITIES                                19,682      42,098
                                                   ----------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment                   (5,463)    (32,631)
Purchase of certificate of deposit                        --     (35,000)
                                                   ----------  ----------

NET CASH USED IN
  INVESTING ACTIVITIES                                (5,463)    (67,631)
                                                   ----------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from stockholder loan                       100,210      79,449
Repayments of stockholder loan                      (120,000)    (57,785)
Proceeds from the issuance of common stock                --     100,000
                                                   ----------  ----------

              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                       CONSOLIDATED FINANCIAL STATEMENTS.

                            UNIVERCELL HOLDINGS, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS, Continued

                 For the Years Ended December 31, 2001 and 2000
--------------------------------------------------------------------------------

                                               2001       2000
                                             -------------------
NET CASH (USED IN) PROVIDED BY
  FINANCING ACTIVITIES                       $(19,790)  $121,664
                                             ---------  --------

NET (DECREASE) INCREASE IN CASH
  AND CASH EQUIVALENTS                         (5,571)    96,131

CASH AND CASH EQUIVALENTS - Beginning          96,131         --
                                             ---------  --------

CASH AND CASH EQUIVALENTS - Ending           $ 90,560   $ 96,131
                                             =========  ========

Non cash investing and financing activities


On December 14, 2001, the Company acquired 100% of the outstanding capital stock of UniverCell Global Phone Rentals, Inc. ("UniverCell"). In connection with this acquisition, UniverCell became a wholly-owned subsidiary and UniverCell's directors and officers replaced all of the Company's directors and officers.
The stockholders of UniverCell were issued 33,000,000 of the Company's shares of Common Stock, ("Common Stock") in exchange for their shares, or 84.3% of the Company's total outstanding common shares. Accordingly, a change in control of the Company occurred in connection with the acquisition, and the acquisition was deemed a "reverse acquisition" for accounting purposes. The acquisition of Hypermedia has been recorded based on the fair value of Hypermedia's net tangible liabilities, which consist of $40,000 of current liabilities. The reverse acquisition was accounted for as a recapitalization and the stockholders' equity was retroactively restated to January 1, 2000. The financial statements are those of UniverCell prior to December 14, 2001.

NOTE:  1  -  Description  of  Business
             -------------------------

     UniverCell Holdings and Nature of Business
     ------------------------------------------
UniverCell Holdings, Inc. ("UniverCell Holdings") was incorporated in California in August 1989 under the corporate name Hypermedia Communications, Inc. ("Hypermedia") and became a Florida Corporation through the filing of a certificate of domestication dated August 17, 2001. In connection with this filing, UniverCell Holdings also changed the par value of its common stock to $.0001 per share. Immediately prior to December 14, 2001, UniverCell Holdings was a public shell with no material assets or capital, and no operations or income.

UniverCell Global Phone Rentals, Inc. ("UniverCell Global") was formed in March 1999 under the laws of the State of Illinois and commenced operations in January 2000. UniverCell Global is the successor entity to Isralink Communications, Inc. ("Isralink").

On December 31, 1999, UniverCell Global issued 27,390,000 shares of its $0.001 Par value common stock to the sole stockholder of Isralink in exchange for Isralink's accounts receivable, cellular telephones, certain liabilities, and assigned a cellular service contract with an Israeli cellular service provider. This transaction was recorded as a transfer and exchange of entities under common control and accordingly there was no step up in basis of assets acquired or liabilities assumed by UniverCell Global. The net assets assigned to UniverCell Global on December 31, 1999 were as follows:

Accounts receivable                $11,000
Cellular equipment                  15,500
Accounts payable                    (5,000)
                                   -------

  Net Assets Assigned              $21,500
                                   =======

On December 14, 2001, UniverCell Holdings acquired 100% of the outstanding capital stock of UniverCell Global. In connection with this acquisition, UniverCell Global became a wholly-owned subsidiary and UniverCell Global's directors and officers replaced all of UniverCell Holdings' directors and officers. The stockholders of UniverCell Global were issued 33,000,000 shares of Common Stock, in exchange for their shares, or 84.3% of the total outstanding common shares. Accordingly, a change in control of UniverCell Holdings occurred in connection with the acquisition, and the acquisition was deemed a "reverse acquisition" for accounting purposes. The acquisition of Hypermedia has been recorded based on the fair value of Hypermedia's net tangible liabilities, which consist of $40,000 of current liabilities. The reverse acquisition was accounted for as a recapitalization and the stockholders' equity was retroactively restated to January 1, 2000. The financial statements are those of UniverCell Global prior to December 14, 2001.

The Company focused on the international travel market and serves business, leisure and student travelers by providing international cellular telephone rentals. The Company provides these services to people traveling from the United States of America to numerous destinations abroad.

NOTE  2  -  Summary  of  Significant  Accounting  Policies
            ----------------------------------------------

     Cash and Cash Equivalents
     -------------------------
For purposes of the consolidated statements of cash flows, the Company considers all short-term investments purchased with a remaining maturity of three months or less to be cash equivalents.

At various times throughout the year the Company had cash deposits at a bank in excess of the maximum amounts insured by the FDIC.

     Consolidated Financial Statements
     ---------------------------------
The consolidated financial statements include UniverCell Holdings and its wholly owned subsidiary, UniverCell Global. All significant intercompany transactions and balances have been eliminated in consolidation.

     Property and Equipment
     ----------------------
Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, principally on a straight line-basis. Maintenance and repairs are charged to expense as incurred; costs of major additions and betterments are capitalized.

     Advertising Costs
     -----------------
Advertising costs are expensed as incurred. Total advertising costs charged to expense for the years ended December 31, 2001 and 2000 were $72,555 and 60,081, respectively.

     Use of Estimates in the Financial Statements
     --------------------------------------------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Pro Forma Earnings Per Share
     ----------------------------
The Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share". SFAS No. 128 requires the presentation of basic and diluted Earnings Per Share ("EPS"). Basic EPS is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS includes the potential dilution that could occur if options or other contracts to issue common stock were exercised or converted. The effect of the recapitalization on the Company has been given retroactive application in the earnings per share calculation. The 6,142,096 outstanding shares with respect to Hypermedia have been included since December 14, 2001, the date of the reverse acquisition. The Company does not have any outstanding common stock equivalents. Accordingly, basic and diluted earnings per share are identical.

     Income Taxes
     ------------
The Company accounts for income taxes using the liability method, which requires the determination of deferred tax assets and liabilities based on the differences between the financial and tax bases of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse. Deferred tax assets are adjusted by a valuation allowance, if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Since its inception, UniverCell Global, with the consent of its stockholders, elected to be taxed as an S-Corporation under the Internal Revenue Code and similar state statutes.

As a result of the Reverse Acquisition Transaction, on December 14, 2001, UniverCell Global terminated its "S" Corporation tax status and became taxable as a "C" Corporation. If UniverCell Global were taxable as a "C" Corporation for all periods presented, pro forma net (loss) income and pro forma net (loss) income per share for the years ended December 31, 2001 and 2000 would have been approximately $(143,963), or $(0.00) per share, and $52,000, or $0.00 per share, respectively. The Company incurred a net operating loss in the current year which gave rise to a deferred tax asset. Management has determined that a valuation allowance was appropriate for the full amount of the deferred tax asset at December 31, 2001.

     Concentration of Credit Risk
     ----------------------------
The Company extends credit to customers which results in accounts receivable arising from its normal business activities. The Company does not require collateral or other security to support financial instruments subject to credit risk. The Company routinely assesses the financial strength of its customers and based upon factors surrounding the credit risk of the customers believes that its accounts receivable credit risk exposure is limited.

     Stock-Based Compensation
     ------------------------

SFAS No. 123, "Accounting for Stock-Based Compensation," prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires employee compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company accounts for employee stock based compensation in accordance with the provisions of APB 25. For non-employee options and warrants the Company uses the fair value method as prescribed in SFAS No. 123.

     Fair Value of Financial Instruments
     -----------------------------------
SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statement of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

     New Accounting Pronouncements
     -----------------------------
In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires the use of the purchase method of accounting for business combinations initiated after June 30, 2001, and eliminates the pooling-of-interests method. SFAS No. 142 requires, among other things, the use of a non-amortization approach for purchased goodwill and certain intangibles. Under a non-amortization approach, goodwill and certain intangibles will not be amortized in earnings, but instead will be reviewed for impairment at least annually.

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which supercedes SFAS No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-Lived Assets to Be Disposed Of."

SFAS No. 144 retains the fundamental provisions of SFAS No. 121 but sets forth new criteria for asset classification and broadens the scope of qualifying discontinued operations.

The Company does not expect that the implementation of these new statements will have a material effect on the consolidated financial statements.

     Impairment of Long-Lived Assets
     -------------------------------
The Company reviews long-lived assets held and used for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

     Revenue Recognition
     -------------------
Revenues consist of charges to customers for rental charges and cellular airtime usage. Revenues are recognized as services are provided.

NOTE  3  -  Property  and  Equipment
            ------------------------
     Property and equipment at December 31, 2001 consists of the following:

                                                         Estimated
                                               2001     Useful Lives
                                             ----------------------
         Cellular Equipment                    $ 39,666    2 years
         Furniture and Fixtures                   1,812    7 years
         Equipment                               12,116    5 years
                                                -------
                                                 53,594

              Less:  accumulated depreciation    34,431
                                                -------
                Property and Equipment, Net     $19,163
                                                =======

Depreciation expense for the years ended December 31, 2001 and 2000 were $23,060 and $11,371, respectively.

NOTE 4 - Related Party Transactions
         --------------------------

In February 2000, the Company entered into an agreement with a majority stockholder providing for an interest free line of credit up to $150,000 expiring February 2002. The amount outstanding under the agreement at December 31, 2001 was $1,874.

NOTE  5  -  Standby  Letter  Of  Credit
            ---------------------------

In February 2000, the Company entered into an agreement with a bank to issue a Standby Letter of Credit for $35,000 to a major vendor providing for payment in the event the Company defaults on future payments. A restricted Certificate of Deposit held by the bank secures the letter of credit agreement, which originally expired in February 2002. In February 2002 the letter of credit agreement was amended to provide for an expiration date of August 2002 and a reduction in the Standby Letter of Credit to $10,000.

In connection with the issuance of the Standby Letter of Credit the Company amended an existing agreement with the major vendor, dated August 1998, providing for continued airtime network availability. The agreement further provides that in the event the Company remains an active subscriber, the Company shall pay to such vendor a monthly fee, which is expensed as incurred. The agreement expires August 2002.

NOTE  6  -  Commitments  and  Contingencies
            -------------------------------

     Operating Leases
     ----------------
The Company leases office facilities on a month-to-month basis. Total rent expense for the years ended December 31, 2001 and 2000 was $14,681 and $6,850, respectively.

NOTE  7  -  Concentration  of  Business  Risk
            ---------------------------------

The Company acquired cellular airtime from two foreign vendors for the years ended December 31, 2001 and 2000. In August 2001, the Company's agreement with one of these vendors expired. However, the Company has continued to acquire airtime from the vendor on a month-to-month basis. In the event the Company is unable to acquire airtime on favorable terms the result could have a significant impact on operations and operating profits.

NOTE 8 - Payroll Taxes
         -------------

The Company has not filed payroll tax returns from January 1, 2001 through December 31, 2001. As of December 31, 2001, the past due amounts have been included in accrued expenses totaling approximately $13,000 and consist of payroll taxes owed and estimated penalties and interest.

NOTE  9  --  Subsequent  Events
             ------------------
i)     STOCK ISSUANCE

     During March 2002, the Company issued 925,000 shares of its Common Stock to various consultants as payment for services rendered in the amount of $231,250 for consulting and professional fees. Included in this issuance were 75,000 shares issued to a relative of an officer.

ii)     PRIVATE PLACEMENT

     In March 2002, the Company entered into an agreement with a Placement Agent. The Placement Agent was engaged as the non-exclusive placement agent in connection with a proposed offering for a private placement of Convertible Debentures (the "Debentures"). The Company offered for sale to investors through the Placement Agent a minimum of $500,000 and a maximum of $1,000,000 of Debentures at various face amounts. Pursuant to the terms of the agreement, the purchases and sales of the Debentures occur at one or more closings, the first of which occurs when buyers have deposited with the escrow agent a minimum of $250,000. On March 27, 2002, gross proceeds of $315,000 were raised and released from escrow to the Company. These Debentures bear interest at the rate of 6% per annum, and mature on March 27, 2004, unless converted into Common Stock of the Company at the holder's option. The conversion rate will be based on the lesser of (i) 200% of the closing bid price per share of Common Stock on the closing date, and (ii) 70% of the lowest closing bid price per share of Common Stock for the twenty (20) trading days immediately preceding the date of conversion.

     At each closing, the Placement Agent is to receive cash compensation equal to thirteen percent (13%) of the gross proceeds, from sale of the Debentures. Furthermore, the Company is required to issue warrants to purchase Common Stock to those persons that the placement agent shall designate on the following basis: for every $1,000 of Debentures sold by the Company, the Company is required to issue warrants to purchase 2,000 shares of the Company's Common Stock. The warrants which have a term of two years from issuance date and have an exercise price that is equal to 105% multiplied by the lower of (i) 200% of the closing bid price per share of Common Stock on the closing date and (ii) 70% of the lowest closing bid price per share of Common Stock for the twenty (20) trading days immediately preceding the date of conversion.

     In connection with the private placement the Company entered into a registration rights agreement that requires it to register for resale all Common Stock underlying the securities issued pursuant to the private placement.

The Company also entered into an escrow agreement with a Financial Institution to serve as an escrow agent in connection with the terms of the private placement offering. There can be no assurances that the private placement offering will be successful.

                                9,932,904 SHARES


                            UNIVERCELL HOLDINGS, INC.



                                  COMMON STOCK


                                 --------------
                                   PROSPECTUS
                                 --------------



                               October 18, 2002

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 607.014 of the Florida Business Corporation Act authorizes Florida corporations to indemnify any person who was or is a party to any proceeding other than an action by, or in the right of, the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation. The indemnity also applies to any person who is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or other entity. The indemnification applies against liability incurred in connection with such a proceeding, including any appeal thereof, if the person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. To be eligible for indemnity with respect to any criminal action or proceeding, the person must have had no reasonable cause to believe his conduct was unlawful.

     In the case of an action by or on behalf of a corporation, indemnification may not be made if the person seeking indemnification is found liable, unless the court in which the action was brought determines such person is fairly and reasonably entitled to indemnification.

     Under the Florida Business Corporation Act, a director is not personally liable for monetary damages to a corporation or other person for any statement, vote, decision, or failure to act unless: (i) the director breached or failed to perform his duties as a director; and (ii) the director's breach of, or failure to perform, those duties constitutes: (A) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (B) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (C) a circumstance under which an unlawful dividend, redemption or other distribution is made; or (D) in a derivative or shareholder proceeding involving the conscious disregard for the best interest of the corporation or willful misconduct.

     UniverCell Holdings has also entered into indemnification agreements with each of its directors which seek to afford the directors with the maximum possible protection permitted by law. UniverCell Holdings may amend any such agreement from time-to-time as UniverCell Holdings and a given director agree. UniverCell Holdings does not currently have a directors and officers insurance policy, although it may obtain such a policy in the future.

     The above discussion of the Florida Business Corporation Act and indemnification agreements is not intended to be exhaustive and is qualified in its entirety by such statutes and indemnification agreements, as well as by constitutive documents of UniverCell Holdings to the extent that they are applicable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the fees and expenses (other than underwriting commissions and discounts) payable by UniverCell Holdings in connection with the issuance and distribution of the shares of common stock.

Expense                         Estimated Amount
-------                         ----------------

Securities and Exchange Commission
Registration Fee                      $200

Printing and Engraving Expenses     $5,000

Legal Fees and Expenses           $125,000

Accounting Fees and Expenses       $10,000

Transfer Agent Fees and Expenses     $1000

Miscellaneous                       $5,000
                                   _______

Total                             $146,200

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     2001 AND THE EXCHANGE TRANSACTION

     During 2001, except for the exchange transaction, neither UniverCell Holdings nor UniverCell Global made any unregistered sales of its common stock. As to the exchange transaction itself, the terms of the share exchange agreement provided that the holders of all issued and outstanding shares of UniverCell Global would tender all of their UniverCell Global shares to Robert Esposito in exchange for 33,000,000 shares of UniverCell Holdings common stock then owned by Mr. Esposito, representing approximately 84% of the then-outstanding shares of our common stock.

     As of the effective time of the exchange transaction (which occurred on December 14, 2001), all of the previously issued preferred stock of UniverCell Holdings was cancelled. After the exchange transaction, Mr. Esposito continued to hold 2,000,000 shares of our common stock, subject to a one-year "lock-up" whereby Mr. Esposito may not transfer more than 700,000 of such shares for one year after the exchange transaction (or, until December 14, 2002), and a further 18-month restriction on transfer precluding Mr. Esposito from selling any of his shares during any month where the number of shares sold exceeds 5% of the total trading volume of our shares during the preceding month, for 18 months after the exchange transaction (or, until June 14, 2003). Additionally, 700,000 shares of UniverCell Holdings common stock owned by Mr. Esposito are held in escrow until December 14, 2002, the first anniversary of the exchange transaction. If the closing bid price for our common stock has not remained above $1.50 for the 45 days preceding that anniversary date, then these 700,000 shares will be delivered to the former UniverCell stockholders.

     SHARE ISSUANCE AS COMPENSATION TO CERTAIN SERVICE PROVIDERS

     On March 6, 2002, we issued a total of 925,000 shares of common stock to certain consultants and professional advisors who had provided us with services in connection with the preparation of a business plan and the provision of certain other services. These services were performed between October 1, 2001 and December 31, 2001. We agreed to pay the fair value for these services. The total fair value of these services was $231,250. The service providers agreed to accept shares of common stock in lieu of cash as payment for these services, and the 925,000 shares of common stock issued March 6, 2002 satisfied our payment obligations to them.

     Among the recipients of shares of common stock pursuant to this issuance is Nicole N. Fulda, a sister of Sean Y. Fulda, the chairman of the board of directors and our president and chief executive officer. Ms. Fulda received a total of 75,000 shares of common stock in connection with services she performed on our behalf between October 1, 2001 and December 31, 2001. Also among the recipients is David M. Friedman, who owned 1,650,000 shares of common stock and who subsequently became a director, effective June 15, 2002. Mr. Friedman received a total of 100,000 shares of common stock in connection with the services he performed on our behalf between October 1, 2001 and December 31, 2001.

     We issued and sold our common stock to these consultants in reliance upon exemptions from registration under the Securities Act set forth in Section 4(2) thereof or Regulation D thereunder. Each of the stockholders agreed that the securities would not be resold without registration under the Securities Act or exemption therefrom. Each stockholder also represented its intention to acquire the stock for investment only, and not with a view to the distribution thereof. We affixed appropriate legends to the stock certificates issued in such transactions. Prior to making any offer or sale, we had reasonable grounds to believe and believed that each stockholder was capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment.

     PRIVATE PLACEMENT OF CONVERTIBLE DEBENTURES

     From March through May 2002, UniverCell Holdings sold convertible debentures in the aggregate principal amount of $650,000 in a private placement offering. Of these convertible debentures, we issued an aggregate principal amount of $315,000 on March 27, 2002, an aggregate principal amount of $285,000 on April 30, 2002 and an aggregate principal amount of $50,000 on May 7, 2002. After we sold the convertible debentures on May 7, 2002, we terminated our private placement offering of these securities. The debentures bear interest at the rate of 6% per annum, and mature on the second anniversary of their issuance date, unless earlier converted into common stock of UniverCell Holdings at the holder's option. If not earlier converted, the convertible debentures will convert automatically on their maturity date. The conversion rate will be based on the lesser of:

- 200% of the closing bid price per share of our common stock on the date of sale of the convertible debentures; and
- 70% of the lowest closing bid price per share of our common stock for the 20 trading days immediately preceding the date of conversion.

     The number of shares of common stock into which the convertible debentures may are convertible into cannot be determined at this time because the conversion formula includes a variable which cannot now be ascertained, namely, the future market price of the common stock.

     We sold the convertible debentures in this private placement offering as follows:

MARCH 27, 2002 SALE OF CONVERTIBLE DEBENTURES:
Name of Purchaser               Principal Amount
-----------------               ----------------
Scott J. and Robin L. Hughes          $20,000
Ronald S. Sheldon Living Trust        $25,000
Stephen Vedo                          $50,000
Crusoe Capital                        $20,000
Paul Dowden                          $100,000
Michael A. Siese                     $100,000

TOTAL 3/27/02 CLOSING:               $315,000

APRIL 30, 2002 SALE OF CONVERTIBLE DEBENTURES:

Name of Purchaser               Principal Amount
-----------------               ----------------
Clifton H. Kees and Jane I. Kees
     Trustees for Kees Family
     Living Trust                    $30,000
Peter Card                           $20,000
George E. Anderson                   $10,000
Neil Jones                           $20,000
Robert  Duch                         $20,000
Daniel Grillo                        $50,000
Lance Adams                          $20,000
Bonney Goldstein Irrevocable Trust   $15,000
Terry L. and Carol S. Conner         $25,000
Charles Xue                          $50,000
Joseph L. Maggini                    $25,000

TOTAL 4/30/02 CLOSING:              $285,000


MAY 7, 2002 SALE OF CONVERTIBLE DEBENTURES:
Name of Purchaser               Principal Amount
-----------------               ----------------
J. Michael Moyer                    $25,000
Troy Otillio and Jennifer Otillio
     Ttees for the Troy and Jennifer
Otillio Living Revocable Trust
Dtd:  11/5/96                      $25,000

TOTAL 5/7/02 CLOSING:              $50,000

     We engaged a placement agent, Hornblower & Weeks, Inc., in connection with this private placement offering of the convertible debentures. We paid cash compensation to Hornblower & Weeks of 13% of the principal amount of the convertible debentures sold (an aggregate payment of $84,500). We applied the net sales proceeds from the sale of the convertible debentures to our working capital and other general corporate purposes.

     We issued and sold the convertible debentures in reliance upon exemptions from registration under the Securities Act set forth in Section 4(2) thereof or Regulation D or Regulation S thereunder. Each purchaser represented that such purchaser was an accredited investor or not a U.S. person, and each agreed that the securities would not be resold without registration under the Securities Act or exemption therefrom. Each purchaser also represented such purchaser's intention to acquire the securities for investment only, and not with a view to the distribution thereof. Prior to making any offer or sale, we had reasonable grounds to believe and believed that each purchaser was capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment.

     WARRANTS ISSUED IN CONNECTION WITH PRIVATE PLACEMENT OF CONVERTIBLE DEBENTURES AND SUBSEQUENT EXERCISE OF THESE WARRANTS

     In connection with the private placement of our convertible debentures, UniverCell Holdings issued warrants to purchase an aggregate of 1,300,000 shares of common stock to the persons designated by our placement agent. The warrants are compensation to the placement agent in addition to its cash fee. Our placement agent designated itself and three of its employees (salespersons who sold our convertible debentures in the private placement) as recipients of the warrants. We issued 630,000 of these warrants on March 27, 2002, 570,000 of these warrants on April 30, 2002 and 100,000 of these warrants on May 7, 2002. On August 22, 2002, all of these warrants were exercised by the warrant holders.

     The warrants had a term of two years from their issuance date and had an exercise price that was equal to 105% multiplied by the lower of:

- 200% of the closing bid price per share of common stock on the warrant issuance date; and
- 70% of the lowest closing bid price per share of common stock for the twenty (20) trading days immediately preceding the date of exercise.

     We issued the warrants to the following persons:

MARCH 27, 2002 ISSUANCE OF WARRANTS:
Warrant Holder               Number of Warrants
--------------               ------------------
Jason Goldstein                  337,500
Edward X. Sosa                   135,000
Hornblower & Weeks, Inc.         157,500

TOTAL                            630,000

APRIL 30, 2002 ISSUANCE OF WARRANTS:
Warrant Holder               Number of Warrants
--------------               ------------------
Jason Goldstein                  385,000
Edward X. Sosa                    42,500
Hornblower & Weeks, Inc.         142,500

TOTAL                            570,000

MAY 7, 2002 ISSUANCE OF WARRANTS:
Warrant Holder               Number of Warrants
--------------               ------------------
Jason Goldstein                  62,500
Tony Cedor                       12,500
Hornblower & Weeks, Inc.         25,000

TOTAL                           100,000

     The warrants included a "cashless exercise" option to the warrant holders, which allowed the holder to receive a lesser number of shares of common stock in lieu of paying the exercise price in cash. All of the warrant holders opted to make a cashless exercise of their warrants. Accordingly, we did not receive any cash payment of the exercise price, but we did not need to issue the full number of shares of common stock that the warrants represented.

The warrants' cashless exercise provision determined the net number of shares issued by applying the following formula:

     Net Number = (A x B) - (A x C)
                  -----------------
                          B

     Where: A = total number of shares warrant is exercised for B = closing bid price of common stock on date of exercise C = warrant exercise price on date of exercise

     Warrants representing all 1,300,000 shares of common stock were exercised on August 22, 2002. On this date, the closing bid price of the common stock was $0.06, and the warrant exercise price was $0.033075. As a result, we issued 583,408 shares of common stock in connection with these warrants, and no warrants remain outstanding.

     UniverCell Holdings issued these warrants and the underlying common stock under the exemptions from registration provided by 4(2) of the Securities Act and Rule 506 under the Securities Act. Each warrant holder represented in writing that it was an accredited investor and that it had acquired the securities for its own account.

REGISTRATION RIGHTS GRANTED TO HOLDERS OF  CONVERTIBLE DEBENTURES AND WARRANTS

     UniverCell Holdings granted certain registration rights to the holders of the convertible debentures and the warrants in connection with our issuance of these securities. These registration rights provide that UniverCell Holdings would file a registration statement with the SEC within 10 days after the issuance of the convertible debentures and the warrants, and to take such steps as are reasonably necessary to cause the registration to become effective. The registration statement is to seek the registration of 9,932,904 shares of common stock. This registration statement is being filed in connection with our obligations to the holders of the convertible debentures and the warrants.

     The 9,932,904 shares sought to be registered hereby consist of the 583,408 shares of common stock we issued upon exercise of the warrants, and shares which we have allocated for issuance upon the conversion of the convertible debentures. We intend to take all steps necessary to issue registered shares of common stock to the holders of the convertible debentures and the warrants, including increasing our authorized capital stock (subject to stockholder approval) and filing one or more additional registration statements regarding such newly-authorized shares if the 9,349,496 shares of common stock we allocated for conversion of the debentures is an insufficient number of shares. We are subject to certain liquidated damages provisions if we do not take steps to register the common stock underlying the convertible debentures and warrants in a timely manner. The registration rights we granted to the holders of the convertible debentures and the warrants also obligate us to pay for the costs and expenses incurred in connection with the registration of such shares, and provide that UniverCell Holdings indemnifies the holders of the convertible debentures and the warrants against certain liabilities under federal securities laws arising from the registration statement.

ITEM 27. EXHIBITS

3.1(a) Articles of Incorporation of Hypermedia Communications, Inc., dated
     August 17, 2001 (as filed with the Secretary of State of the State of Florida with an accompanying Certificate of Domestication) (filed as an exhibit to the Registrant's Registration Statement on Form S-8 filed March 6, 2002, and incorporated herein by reference)
3.1(b) Articles of Amendment to Articles of Incorporation of Hypermedia
     Communications, Inc., dated September 21, 2001 (filed as an exhibit to the Registrant's Current Report on Form 8-K12G3 filed December 19, 2001 and incorporated herein by reference)

3.2 Bylaws (filed as exhibits to the Registrant's Registration Statement on Form S-8 filed March 6, 2002, and incorporated herein by reference)
4.1 Stock Purchase Agreement and Share Exchange dated as of September 25, 2001 by and among Hypermedia Communications, Inc. and UniverCell Global Phone Rental, Inc. (filed as an exhibit to the Registrant's Current Report on Form 8-K12G3 filed December 19, 2001, and incorporated herein by reference)
4.2 Amendment to Stock Purchase Agreement and Share Exchange (filed as an exhibit to the Registrant's Current Report on Form 8-K12G3 filed December 19, 2001, and incorporated herein by reference)
5.1 Legality Opinion rendered by the Registrants' legal counsel, McGuireWoods LLP (filed herewith)
10.1 Orange Direct Sales - General Terms and Conditions (filed as an exhibit to the Registrant's Annual Report on Form 10-KSB filed April 16, 2002, and incorporated herein by reference)
10.2 Form of Registrant's Purchase Agreement for Convertible debentures due 2004, including form of Debenture and form of Registration Rights Agreement in connection with the Debentures (filed as an exhibit to the Registrant's Quarterly Report on Form 10-QSB/A filed May 24, 2002, and incorporated herein by reference)
10.3 Form of Warrant issued to Designees of Placement Agent, including form of Registration Rights Agreement in connection with the Warrants (filed as an exhibit to the Registrant's Quarterly Report on Form 10-QSB/A filed May 24, 2002, and incorporated herein by reference)
10.4 Employment Agreement effective as of January 1, 2002 between the Registrant and Sean Y. Fulda (filed as an exhibit to the Registrant's Registration Statement on Form SB-2 originally filed on May 24, 2002)
21 Subsidiaries of Registrant: the sole subsidiary of the Registrant is its wholly-owned subsidiary, UniverCell Global Phone Rentals, Inc., an Illinois corporation, which does business under its name and the name "UniverCell."
23.1 Written Consent of Marcum & Kliegman, LLP, independent public accountants (filed herewith)
23.2 Written Consent of McGuireWoods LLP, legal counsel to the Registrant (included with Exhibit 5.1)
99.1 Consulting agreements dated December 31, 2001, between UniverCell Holdings, Inc. and each of the following: Reuben Sushman, David M. Friedman, Elisha Prero, Ben Gerendash, Jeremy Ross, David Massre and Nicole N. Fulda. (filed as exhibits to the Registrant's Registration Statement on Form S-8 filed March 6, 2002, and incorporated herein by reference)
99.2 Letter agreement dated February 10, 2002, between Raice Paykin & Krieg LLP and Univercell Holdings, Inc. (filed as an exhibit to the Registrant's Registration Statement on Form S-8 filed March 6, 2002, and incorporated herein by reference)

ITEM 28.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Baltimore, state of Maryland, on October 18, 2002. Each person whose signature appears below hereby appoints Sean Y. Fulda as such person's true and lawful attorney, with full power for him to sign, for such person and in such person's name and capacity indicated below, any and all amendments to this registration statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

                            UNIVERCELL HOLDINGS, INC.


                            By: /s/ Sean Y. Fulda

                             ______________________________
                            Sean Y. Fulda
                            President and Chief Executive Officer,
                            Chief Financial Officer and Principal Accounting Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. The persons whose signature is made by Sean Y. Fulda as attorney-in-fact do so under the power of attorney granted in the registrant's registration statement on Form SB-2 filed July 18, 2002 contained on the signature page thereof.

         SIGNATURE                 TITLE                            DATE
     ------------------          ----------                      ---------

/s/ Sean Y. Fulda                President, Chief            October 18, 2002
----------------------------     Executive Officer, Chief
(Sean Y. Fulda)                  Financial Officer, Principal
                                 Accounting Officer and
                                 Chairman of the Board of
                                 Directors


/s/ Michael D. Fulda             Director                    October 18, 2002
----------------------------
(Michael. Fulda)


/s/ By Sean Y. Fulda,
Attorney in Fact
David M. Friedman                Director                    October 18, 2002
----------------------------
(David M. Friedman)


By Sean Y. Fulda,
Attorney-in-Fact

                                INDEX TO EXHIBITS

EXHIBIT NO.     IDENTIFICATION OF EXHIBIT
-----------     -------------------------

3.1(a) Articles of Incorporation of Hypermedia Communications, Inc., dated
     August 17, 2001 (as filed with the Secretary of State of the State of Florida with an accompanying Certificate of Domestication) (filed as an exhibit to the Registrant's Registration Statement on Form S-8 filed March 6, 2002, and incorporated herein by reference)
3.1(b) Articles of Amendment to Articles of Incorporation of Hypermedia
     Communications, Inc., dated September 21, 2001 (filed as an exhibit to the Registrant's Current Report on Form 8-K12G3 filed December 19, 2001 and incorporated herein by reference)
3.2 Bylaws (filed as exhibits to the Registrant's Registration Statement on Form S-8 filed March 6, 2002, and incorporated herein by reference)
4.1 Stock Purchase Agreement and Share Exchange dated as of September 25, 2001 by and among Hypermedia Communications, Inc. and UniverCell Global Phone Rental, Inc. (filed as an exhibit to the Registrant's Current Report on Form 8-K12G3 filed December 19, 2001, and incorporated herein by reference)
4.2 Amendment to Stock Purchase Agreement and Share Exchange (filed as an exhibit to the Registrant's Current Report on Form 8-K12G3 filed December 19, 2001, and incorporated herein by reference)
5.1 Legality Opinion rendered by the Registrants' legal counsel, McGuireWoods LLP (filed herewith)
10.1 Orange Direct Sales - General Terms and Conditions (filed as an exhibit to the Registrant's Annual Report on Form 10-KSB filed April 16, 2002, and incorporated herein by reference)
10.2 Form of Registrant's Purchase Agreement for Convertible debentures due 2004, including form of Debenture and form of Registration Rights Agreement in connection with the Debentures (filed as an exhibit to the Registrant's Quarterly Report on Form 10-QSB/A filed May 24, 2002, and incorporated herein by reference)
10.3 Form of Warrant issued to Designees of Placement Agent, including form of Registration Rights Agreement in connection with the Warrants (filed as an exhibit to the Registrant's Quarterly Report on Form 10-QSB/A filed May 24, 2002, and incorporated herein by reference)
10.4 Employment Agreement effective as of January 1, 2002 between the Registrant and Sean Y. Fulda (filed as an exhibit to the Registrant's Registration Statement on Form SB-2 originally filed on May 24, 2002)

21 Subsidiaries of Registrant: the sole subsidiary of the Registrant is its wholly-owned subsidiary, UniverCell Global Phone Rentals, Inc., an Illinois corporation, which does business under its name and the name "UniverCell."
23.1 Written Consent of Marcum & Kliegman, LLP, independent public accountants (filed herewith)
23.2 Written Consent of McGuireWoods LLP, legal counsel to the Registrant (included with Exhibit 5.1)
99.1 Consulting agreements dated December 31, 2001, between UniverCell Holdings, Inc. and each of the following: Reuben Sushman, David M. Friedman, Elisha Prero, Ben Gerendash, Jeremy Ross, David Massre and Nicole N. Fulda. (filed as exhibits to the Registrant's Registration Statement on Form S-8 filed March 6, 2002, and incorporated herein by reference)
99.2 Letter agreement dated February 10, 2002, between Raice Paykin & Krieg LLP and Univercell Holdings, Inc. (filed as an exhibit to the Registrant's Registration Statement on Form S-8 filed March 6, 2002, and incorporated herein by reference)